As filed with the Securities and Exchange Commission on February 5, 2026.

Registration No. 333-293150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ERNEXA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	31-1103425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Sanjeev Luther

President and Chief Executive Officer

Ernexa Therapeutics Inc.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 (732) 395-4400	Stephen E. Older, Esq. Carly E. Ginley, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th floor New York, New York 10020 (212) 548-2100

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED February 5, 2026

Ernexa Therapeutics Inc.

Up to 13,586,956 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 13,586,956 Shares of Common Stock

Up to 13,586,956 Shares of Common Stock Underlying the Pre-Funded Warrants

Common Warrants to Purchase Up to 13,586,956 Shares of Common Stock

Up to 13,586,956 Shares of Common Stock Underlying the Common Warrants

Up to 203,804 Shares of Common Stock Issuable to the Placement Agent

We are offering on a best-efforts basis up to 13,586,956 of shares of our common stock, par value $0.005 per share (the “Common Stock”), together with common stock purchase warrants (the “Common Warrants”) to purchase up to 13,586,956 shares of Common Stock. Each share of Common Stock is being sold together with a Common Warrant to purchase one share of Common Stock. The shares of Common Stock and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering.

The assumed combined public offering price for each share of Common Stock and accompanying Common Warrant is $0.92 per share of Common Stock and accompanying Common Warrant, the closing price of our Common Stock on February 3, 2026. Each Common Warrant will have an initial exercise price per share equal to $    (closing price of our Common Stock on           , 2026) and will be immediately exercisable. The Common Warrants will expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the 180th calendar day following the public release by the Company of clinical trial data from the first cohort of the Phase 1 study of ERNA-101 (the “Exercise Period”).

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The public offering price of each pre-funded warrant will be equal to the price at which one share of Common Stock is sold to the public in this offering, minus $0.005, and the initial exercise price of each pre-funded warrant will be $0.005 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

We have engaged Brookline Capital Markets, a division of Arcadia Securities, LLC, as exclusive placement agent (“Brookline,” or the “Placement Agent”), to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus.

In addition to the cash compensation described elsewhere in this prospectus, we have agreed to issue to the Placement Agent or its designees, as additional compensation, up to 203,804 shares of our Common Stock, which is equal to 1.5% of the aggregate number of shares of Common Stock (or pre-funded warrants in lieu thereof) sold in this offering, provided that with respect to sales to certain existing investors, such percentage shall be 0.5%. These shares are referred to herein as the “Agent’s Shares.” The Agent’s Shares have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will be subject to a 180-day lock-up period from the commencement of sales of securities in this offering pursuant to FINRA Rule 5110(e)(1)(A). See “Plan of Distribution” for additional information.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on February 27, 2026, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur two trading days after we price the securities offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose.

While the offering is ongoing, investors may submit subscription agreements to the Placement Agent. Subscriptions are irrevocable, and subscribers cannot withdraw their funds during the offering period. See the section titled “Plan of Distribution” for more details about the offering, the process of subscriptions and the subscription agreements.

Because this is a best-efforts offering, the Placement Agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section titled “Risk Factors” for more information.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ERNA.” On February 3, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.92 per share. The actual public offering price per share of Common Stock and accompanying Common Warrant, and per pre-funded warrant and accompanying Common Warrant, will be determined between us, the Placement Agent and the investors in this offering at the time of pricing, and may be at a discount to the current market price for our Common Stock. There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. Without an active trading market, the liquidity of the pre-funded warrants will be limited. In addition, we do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other trading system. We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW.” No assurance can be given that our application will be approved or that even if approved, an active trading market for the Common Warrants will develop.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in this prospectus, as described beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Placement agent fees(2)(3)	$	$	$
Proceeds to us, before expenses(4)	$	$	$

(1)	The combined public offering price is $[*] per share of Common Stock and accompanying Common Warrant and $[*] per pre-funded warrant and accompanying Common Warrant. See “Plan of Distribution” for additional disclosure regarding compensation payable to the Placement Agent.

(2)

Represents a cash fee equal to six and a half percent (6.5%) of the aggregate purchase price paid by investors in this offering, provided that the Placement Agent will instead receive a fee of one and a half percent (1.5%) with respect to sales to certain existing investors. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $125,000 and have agreed to pay the Placement Agent a cash fee as compensation for its services in connection with the solicitation of the exercise of any Common Warrants sold in connection with the offering, including by coordinating the outreach on behalf of the Company to the holders of any such Common Warrants, payable quarterly on each January 1, April 1, July 1 and October 1 following the closing of this offering (or the following business day if such day is not a business day), equal to 6.5% (1.5%, in the case of certain existing investors) of the aggregate cash consideration received by the Company in connection with any cash exercises during such immediately preceding quarter of any Common Warrants sold in connection with this offering. See “Plan of Distribution.”

Because there is no minimum number of securities or amount of proceeds required as a condition to closing of this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” for more information.

(3)	In addition to the cash compensation described elsewhere in this prospectus, we have agreed to issue to the Placement Agent or its designees, as additional compensation, Agent’s Shares equal to 1.5% of the aggregate number of shares of Common Stock (or pre-funded warrants in lieu thereof) sold in this offering, provided that with respect to sales to certain existing investors, such percentage shall be 0.5%. The Agent’s Shares will be subject to a 180-day lock-up period from the commencement of sales of securities in this offering and will not be redeemable by us. See “Plan of Distribution” for additional information.

(4)	Does not include proceeds from the exercise of the pre-funded warrants or Common Warrants in cash, if any.

Delivery of the securities is expected to be made on or about                 , 2026.

Exclusive Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus is            , 2026

i

ABOUT THIS PROSPECTUS

Neither we nor the Placement Agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus is accurate only as of the date on the cover of the document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Ernexa,” “Company,” “we,” “us” and “our” or similar references to refer to Ernexa Therapeutics Inc., a Delaware corporation, together with its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus, discuss some of the factors that could contribute to these differences.

Please consider our forward-looking statements in light of those risks as you read this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of Common Stock, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section titled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the information included under the heading titled “Risk Factors.” Unless we specify otherwise, all references in this prospectus to “Ernexa,” “we,” “our,” “us” and “our company” refer to Ernexa Therapeutics Inc.

The Company

We are a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells. We envision a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and our mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

Our lead product candidate ERNA-101 is allogenic IL-7 and IL-15-secreting iMSCs. ERNA-101 capitalizes on the intrinsic tumor-homing ability of MSCs to slip through the tumor’s defenses and to deliver potent pro-inflammatory factors directly to the tumor microenvironment (“TME”), limiting systemic exposure and potential toxicity while potentially unleashing potent anti-cancer immune responses including enhancement of T-cell anti-tumor activity. Our initial focus is to develop ERNA-101 in platinum-resistant ovarian cancer. We collaborated with the University of Texas MD Anderson Cancer Center to investigate the ability of ERNA-101 to induce and modulate antitumor immunity in an ovarian cancer model. In preclinical study, ERNA-101 exhibited reduction of tumor growth and statistically significant survival advantage in the ovarian cancer model as compared to the control group. During the fourth quarter of 2025, we had a successful pre-Investigational New Drug (“IND”) meeting with the Food and Drug Administration (“FDA”), which resulted in regulatory alignment on our development approach. We expect to complete the Investigational New Drug (“IND”) enabling studies and IND submission in 2026 and to subsequently enter a Phase I investigator sponsored clinical trial in the second half of 2026.

We have also been accepted as one of only ten global companies for the Japan External Trade Organization acceleration program, which will allow us to receive expert-led mentoring and market-entry guidance focused on Japan’s regulatory, clinical and commercial landscape. The program also provides direct engagement opportunities with leading Japanese research and development organizations to explore potential collaborations across development, manufacturing and clinical execution.

We are also investigating anti-inflammatory cytokine (e.g. IL-10)-secreting iMSCs in inflammatory/auto-immune disorders like rheumatoid arthritis, which we refer to as ERNA-201. MSCs have an intrinsic ability to home to inflamed tissue and have been shown to dampen inflammation and drive/healing/regeneration through multiple secreted mediators and cell-cell interactions. We are investigating the ability of ERNA-201 to turbocharge these anti-inflammatory and regenerative effects.

Additionally, to expand our developmental opportunities and raise non-dilutive capital, we are actively seeking strategic partnerships to co-develop or out-license therapeutic assets and engage with potential collaborators, and we are currently applying for research grants, some of which will be used for research conducted at our Texas subsidiary, Ernexa TX2, Inc.

Recent Developments

Amendments to Restated Articles of Incorporation, as Amended

Effective June 2, 2025, we filed a certificate of amendment to our Restated Certificate of Incorporation, as amended, (the “Amended COI”) with the Secretary of State of Delaware to increase the authorized shares of our common stock from 100 million to 150 million (the “Authorized Shares Amendment”).

Also effective June 2, 2025, we filed a certificate of amendment to our Amended COI with the Secretary of State of Delaware to allow for action required or permitted to be taken by our stockholders to be effected by written consent of such stockholders in addition to duly called annual or special meetings of such stockholders (the “Written Consent Amendment”)

On June 10, 2025, we filed a certificate of amendment to our Amended COI with the Secretary of State of Delaware to effect a reverse stock split of our common stock at a ratio of 1-for-15 effective at 12:01 a.m. (the “Reverse Stock Split”). Upon the effectiveness of the Reverse Stock Split, every fifteen shares of the issued and outstanding common stock were automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split did not alter the par value of the common stock, and the number of authorized shares of common stock remains unchanged at 150 million. No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in connection with any fractional shares. Stockholders who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead owned one whole share of the post-reverse stock split common stock. We issued an aggregate of 153 shares for rounding up fractional shares to whole shares.

2

Unless otherwise indicated, all share and per share data in this prospectus have been adjusted for all periods presented to reflect the Reverse Stock Split.

The Authorized Shares Amendment, Written Consent Amendment, and Reverse Stock Split Amendment were approved by our stockholders at our 2025 Annual Meeting of Stockholders on June 2, 2025 (the “2025 Annual Meeting”).

Private Placement of Equity

On March 31, 2025, we entered into a securities purchase agreement (the “SPA”) with certain accredited investors and a related registration rights agreement. Pursuant to the SPA, we agreed to issue and sell to the investors, and the investors agreed to purchase, in a private placement, an aggregate of approximately 4,621,000 shares of common stock at a purchase price of $1.569 per share (or pre-funded warrants in lieu of common stock at a purchase price of $1.494 per pre-funded warrant). The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.075 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of our outstanding common stock.

Upon the initial closing of the SPA on April 2, 2025, we sold to the investors an aggregate of approximately 662,000 shares of common stock and 34,000 pre-funded warrants (such shares, including the shares underlying the pre-funded warrants equal to 19.99% of our outstanding shares as of March 31, 2025). Following stockholder approval at the 2025 Annual Meeting, on June 9, 2025, we sold to the investors an aggregate of approximately 3,182,000 shares of common stock and 622,000 pre-funded warrants, and on June 27, 2025, we sold the remaining approximately 121,000 shares of common stock. The Company raised approximately $7.2 million in gross proceeds under the SPA.

Corporate Information

We were incorporated under the laws of Delaware in 1984. We changed our name from our initial name Alroy Industries, Inc. to NTN Communications, Inc. in 1985, to NTN Buzztime, Inc. in 2005, to Brooklyn ImmunoTherapeutics, Inc. in 2021, to Eterna Therapeutics Inc. on October 17, 2022 and to Ernexa Therapeutics Inc. on March 26, 2025.

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (617) 798-6700. We maintain a website at www.ernexatx.com. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as defined in the Exchange Act, which allows us to take advantage of certain exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a smaller reporting company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

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The Offering

Share information presented below and in this prospectus reflects the 1-for-15 2025 Reverse Stock Split of our Common Stock, which was effected on June 12, 2025.

Securities offered by us:

Up to 13,586,956 shares of Common Stock (or pre-funded warrants in lieu thereof) and accompanying Common Warrants to purchase up to 13,586,956 shares of Common Stock on a “reasonable best efforts” basis. The shares of Common Stock and accompanying Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each Common Warrant will have an initial exercise price per share equal to $     (closing price of our Common Stock on Nasdaq on        , 2026) and will be immediately exercisable. The Common Warrants will expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the expiration of the Exercise Period.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrants, Common Warrants and the issuance of the Agent’s Shares to the Placement Agent. For more information regarding the pre-funded warrants, Common Warrants and Agent’s Shares, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Pre-funded warrants offered by us in this offering	We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each pre-funded warrant to purchase one share of our Common Stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded warrant will equal the price at which one share of Common Stock is being sold to the public in this offering, minus $0.005, and the initial exercise price of each pre-funded warrant will be $0.005 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

Agent’s Shares	We are also offering up to 203,804 shares of Common Stock of Agent’s Shares, which we have agreed to issue to the Placement Agent or its designees, as additional compensation in connection with this offering. The number of shares of Common Stock issuable as Agent’s Shares is equal to 1.5% of the aggregate number of shares of Common Stock (or pre-funded warrants in lieu thereof) sold in this offering, provided that for shares sold to certain existing investors, the percentage shall be 0.5%. The Agent’s Shares are being registered as part of this offering and will be issued upon the closing of the offering. The Agent’s Shares have been deemed compensation by FINRA and will be subject to a 180-day lock-up period from the commencement of sales of securities in this offering pursuant to FINRA Rule 5110(e)(1)(A). We will not receive any proceeds from the issuance of the Agent’s Shares.

Reasonable Best Efforts Offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” beginning on page 85 of this prospectus.

Common stock to be outstanding after this offering	21,644,298 shares (assuming all of the securities we are offering under this prospectus are sold, except assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and assuming no exercise of the Common Warrants).

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Use of proceeds

Assuming all of the securities we are offering under this prospectus are sold at an assumed combined public offering price of $0.92, we estimate that we will receive approximately $11.5 million in net proceeds from this offering, after deducting the estimated placement agent fees and estimated offering expenses, assuming no exercise of the Common Warrants. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We will not receive any proceeds from the issuance of the Agent’s Shares.

We currently intend to use the net proceeds from this offering primarily for product development and IND filing purposes, and general working capital purposes. See “Use of Proceeds” for additional information.

Lock-Up

Our directors and officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Common Stock or securities convertible into or exercisable or exchangeable for our Common Stock for a period of 90 days after the completion of this offering. See “Plan of Distribution” for more information.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our Common Stock.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ERNA.” We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW.” No assurance can be given that our application will be approved or that even if approved, an active trading market for the Common Warrants will develop.

Except as otherwise indicated, the number of shares of Common Stock to be outstanding immediately after this offering, assuming no sale of the pre-funded warrants in this offering, is based on 7,853,538 shares of our Common Stock outstanding as of January 27, 2026, and excludes, in each case as of January 27, 2026:

●	326,474 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $18.04 per share;

●	32,301 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $411.74 per share;

●	383,051 shares of Common Stock issuable upon the exercise of pre-funded warrants outstanding at a weighted average exercise price of $0.075 per share;

●	4,824 shares of Common Stock issuable upon conversion of our Series A Preferred Stock;

●	4,758 shares of Common Stock reserved for future issuance under the 2021 Inducement Stock Incentive Plan; and

●	394,644 shares of Common Stock reserved for future issuance under the Restated 2020 Stock Incentive Plan.

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Summary of Principal Risk Factors

Below is a summary of the principal factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. We urge investors to carefully review and consider the additional discussion of the risks summarized in this risk factor summary, and other risks that we face, which can be found below under the heading “Risk Factors”, before making investment decisions regarding our securities.

Risks Related to our Business and Industry

●	We will require substantial additional capital to fund our operations, and if we fail to obtain the necessary financing, we may not be able to continue as a going concern.
●	We have incurred significant losses since our inception and expect to continue to incur losses for the foreseeable future, which, together with our limited financial resources and substantial capital requirements, make it difficult to assess our prospects.
●	We depend substantially, and expect in the future to continue to depend, on in-licensed intellectual property. Such licenses impose obligations on our business, and if we fail to comply with those obligations, we could lose license rights, which would substantially harm our business.
●	We rely heavily on in-licensed intellectual property from Factor Limited. Loss of this license or termination of the Factor L&C Agreement could significantly harm our product development and ability to enter co-development strategic partnerships, materially impacting our business.
●	We have previously identified a material weakness in our internal control over financial reporting, which may adversely affect investor confidence in us, result in litigation and materially and adversely affect our business and operating results.

Risks Related to New, Cutting Edge Technologies

●	Our product development relies on novel, inherently risky technologies. Stem cell therapy is a relatively new field, and our efforts may not result in effective treatments for human diseases.
●	We are in an industry with intense competition and rapid technological change and our competitors may develop therapies that are more advanced, safer or more effective than any therapy we may develop in the future, which may adversely affect our financial condition.
●	Negative public opinion and increased regulatory scrutiny due to ethical and other concerns surrounding the use of stem cell therapy or human tissue may damage public perception of our synthetic allogeneic iMSC product candidates or adversely affect our ability to conduct our business.
●	The manufacture of biotechnology products is complex, and manufacturers often encounter difficulties in production.

Risks Related to Ownership of our Common Stock

●	Seven stockholders collectively own a significant percentage of our outstanding common stock, and as a result of such ownership, such stockholders may influence the election of directors and other matters submitted to stockholders.
●	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.
●	Anti-takeover provisions of Delaware law and provisions in our charter and bylaws could make a third-party acquisition of us difficult.

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Risks Related to Regulatory Requirements and Our Intellectual Property

●	The regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.
●	If we are unable to obtain and maintain patent and other intellectual property protection, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our business, financial condition, results of operations, and/or prospects may be materially and adversely effected.
●	If we do not obtain patent term extension for future products that our strategic partners or collaborators may successfully develop, our business may be materially harmed.
●	Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect future products and product candidates that we or our strategic partners or collaborators may develop.
●	We may not be able to protect our intellectual property rights throughout the world.
●	We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time-consuming and unsuccessful.

Risks Related to this Offering

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
●	This is a reasonable best-efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.
●	Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.
●	If the price of our Common Stock fluctuates significantly, your investment could lose value.
●	We do not intend to pay dividends on our Common Stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Common Stock.
●	There is no public market for the Common Warrants to purchase shares of our Common Stock being offered by us in this offering.
●	The Common Warrants are speculative in nature.
●	Holders of the Common Warrants will have no rights as a common stockholder until they acquire shares of our Common Stock.
●	Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.
●	If we sell Common Stock or preferred stock in the future, stockholders may experience immediate dilution and, as a result, our stock price may decline.
●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

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RISK FACTORS

Our business, financial condition and operating results can be affected by many factors, whether currently known or unknown, many of which are not exclusively within our control, including but not limited to those described below, any one or more of which could, directly or indirectly, cause our financial condition and operating results to differ materially from historical or anticipated future financial condition and operating results. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, operating results and stock price. We urge investors to carefully consider the risk factors described below in evaluating our stock and the information in this prospectus, including the consolidated financial statements and the notes included herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have described below the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to our Business and Industry

We will require substantial additional capital to fund our operations and execute our business strategy, and we may not be able to raise adequate capital on a timely basis, on favorable terms, or at all.

Based on our current financial condition and forecasts of available cash, we will not have sufficient capital to fund our operations for the 12 months following the issuance date of this prospectus. We can provide no assurance that we will be able to obtain additional capital when needed, on favorable terms, or at all. If we cannot raise capital when needed, on favorable terms or at all, we will need to reevaluate our planned operations and may need to reduce expenses, file for bankruptcy, reorganize, merge with another entity, or cease operations. If we become unable to continue as a going concern, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and stockholders may lose all or part of their investment in our securities.

Our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

●	the timing, progress, costs and results of ERNA-101 and ERNA-102;
●	the costs of any other product development programs we may initiate, including the costs to conduct the studies;
●	the outcome, timing and cost of meeting regulatory requirements established by the FDA and other comparable foreign regulatory authorities;
●	the pace and success of our potential strategic partners in co-developing our product candidates and the proceeds to us, if any, as a result;
●	the cost of filing, prosecuting, defending and enforcing our patent claims and other intellectual property rights;
●	the cost of defending potential intellectual property disputes, including patent infringement actions brought by third parties against us or any of our potential co-development strategic partners or collaborators; and
●	the effect of competing market developments.

We may seek to raise additional capital through a variety of means, including through equity, equity-linked or debt securities offerings, collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties. Our past success in raising capital through equity and convertible note offerings should not be viewed as an indication we will be successful in raising capital through those or any other means in the future.

To the extent that we raise additional capital by issuing equity or equity-linked securities, existing stockholder ownership may experience substantial dilution, and the securities may include preferred shares with liquidation or other preferences that could harm the rights of a common stockholder. Servicing the interest and principal repayment obligations under any debt we incur will divert funds that might otherwise be available to support our operations. In addition, debt financing may involve covenants that restrict our ability to operate our business. To the extent we raise additional capital through arrangements with third parties, such arrangements would likely require us to relinquish valuable rights to our technologies or grant licenses on terms that may not be favorable to us.

Unstable and unfavorable market and economic conditions may harm our ability to raise additional capital.

An economic downturn, recession or recessionary concerns, increased inflation, rising interest rates, adverse developments affecting financial institutions or the financial services industry, or the occurrence or continued occurrence of events similar to those in recent years, such as the COVID-19 pandemic or other public health emergencies, geopolitical conflict, natural/environmental disasters, terrorist attacks, strained relations between the U.S. and a number of other countries, social and political discord and unrest in the U.S. and other countries, and government shutdowns, among others, increase market volatility and have long-term adverse effects on the U.S. and global economies and financial markets. Volatility and deterioration in the financial markets and liquidity constraints or other adverse developments affecting financial institutions may make equity or debt financings more difficult, more costly or more dilutive and may increase competition for, or limit the availability of, funding from other third-party sources, such as from strategic collaborations.

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We cannot be certain that additional capital will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue our business activities, or potentially discontinue operations altogether. In addition, attempting to secure additional capital may divert the time and attention of our management from day-to-day activities and harm its ability to execute on our business strategy.

We have incurred significant losses since our inception and expect to continue to incur losses for the foreseeable future, which, together with our limited financial resources and substantial capital requirements, make it difficult to assess our prospects.

We have incurred significant net losses since inception. As of September 30, 2025, we had an accumulated deficit of approximately $244.1 million, and as of December 31, 2024, we had an accumulated deficit of approximately $231.5 million. Since inception, we have primarily financed our operations by raising capital through the sale of shares of our common stock, warrants to purchase shares of our common stock and convertible notes.

We have not been profitable since we commenced operations and may never achieve profitability. If we do successfully obtain regulatory approval to market any of our product candidates, our revenue will be dependent upon, in part and among other things, the size of the markets in the territories for which we gain regulatory approval, the number of competitors in such markets, the accepted price for any such product candidate. If the indication approved by regulatory authorities is narrower than we expect, or the treatment population is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of any of our product candidates, even if approved. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Failure to become and remain profitable may adversely impact the market price of the common stock and our ability to raise capital and continue operations.

We depend substantially, and expect in the future to continue to depend, on in-licensed intellectual property. Such licenses impose obligations on our business, and if we fail to comply with those obligations, we could lose license rights, which would substantially harm our business.

We rely on patents, know-how and proprietary technology licensed from Factor Bioscience Limited (“Factor Limited”) under the Exclusive License and Collaboration Agreement (“the Factor L&C Agreement”). We may in the future become party to additional license agreements pursuant to which we in-license key intellectual property. The Factor L&C Agreement imposes various sublicense fees and other obligations on us. For example, we paid Factor Limited $0.2 million per month for the first twelve months and $0.1 million per month for the first nine months toward patent costs. We are also obligated to pay certain milestone payments, royalty payments on net sales of commercialized products and sublicensing fee payments. The parties have customary termination rights under the Factor L&C Agreement, including in connection with certain uncured material breaches of the Factor L&C Agreement and specified bankruptcy events. Any termination of our existing or future licenses could result in the loss of significant rights and would harm our business significantly.

Disputes may also arise between us and our licensors regarding intellectual property subject to a license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;
●	whether and the extent to which our technology and processes infringe intellectual property of the licensor that is not subject to the licensing agreement;
●	our right to sublicense patents and other intellectual property to third parties under the license agreement;
●	our diligence obligations under the agreement and what activities satisfy those diligence obligations;
●	the priority of invention of patented technology; and
●	the ownership of inventions and know-how resulting from any joint creation or use of intellectual property by our licensors and us or our partners.

If disputes over intellectual property that we have licensed, or license in the future, prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully enter into co-development strategic partnerships. In addition, the resolution of any such disputes could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

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Additionally, we may have limited control over the maintenance, prosecution or enforcement of rights we in-license, and we may also have limited control over activities previously or separately conducted by our licensors. For example, we cannot be certain that activities conducted by Factor Limited or any other present or future licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. We may also have limited control over other intellectual property that is not licensed to us but that may be related to our in-licensed intellectual property. We may have limited control over the manner in which our licensors initiate an infringement proceeding against a third-party infringer or the intellectual property or defend certain of the intellectual property that is licensed to us. It is possible that the licensors’ infringement proceedings or defense activities may be less vigorous than had we conducted them ourselves.

If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or drug candidate and our business, financial condition, results of operations and prospects could suffer.

We are generally also subject to all of the same risks with respect to protection of intellectual property that we own, as we are for intellectual property that we license. If we or our licensors fail to adequately protect the intellectual property underlying our synthetic iMSC technology platform and any other in-licensed intellectual property, our ability to enter into co-development strategic partnerships could materially suffer.

Our intellectual property rights may not adequately protect our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. For example:

●	we, or our license partners or current or future collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;
●	we, or our license partners or current or future collaborators, might not have been the first to file patent applications covering certain of our or their inventions;
●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing, misappropriating or otherwise violating any of our owned or licensed intellectual property rights;
●	it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;
●	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;
●	our competitors or other third parties might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale;
●	we may not develop additional proprietary technologies that are patentable;
●	the patents of others may harm our business;
●	we may choose not to file a patent in order to maintain certain trade secrets or proprietary know- how, and a third party may subsequently file a patent covering such intellectual property; and
●	our trade secrets or proprietary know-how may be unlawfully disclosed, thereby losing their trade secret or proprietary status.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

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We rely heavily on in-licensed intellectual property from Factor Limited. Loss of this license or termination of the Factor L&C Agreement could significantly harm our product development and ability to enter co-development strategic partnerships, materially impacting our business.

Our business is substantially dependent upon the synthetic iMSC technology licensed from Factor Limited. Pursuant to the Factor L&C Agreement, Factor Limited has customary termination rights, including in connection with certain uncured material breaches of the Factor L&C Agreement, failure to make payments and specified bankruptcy events. Our ability to develop therapeutics products or enter into co-development partnerships using the Factor Patents depends entirely on the effectiveness and continuation of the Factor L&C Agreement. If the Factor L&C Agreement is terminated, there is no guarantee that we will be able to enter into a new license agreement that aligns with our business strategy on the same or similar terms, if at all, and our competitors could in-license the technology, which would result in a significant market disadvantage to us.

We or our licensors may be subject to claims challenging the inventorship or ownership of the patents and other intellectual property that we own or license now or in the future.

We or our licensors may be subject to claims that former employees, collaborators or other third parties have an ownership interest in the patents and intellectual property that we in-license or that we may own or in-license in the future. While it is our policy to require our employees or contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own or such assignment may not be self-executing, for example, as part of employment or consulting agreements, or may be breached. Our licensors may face similar obstacles. Litigation may be necessary to defend against any claims challenging inventorship or ownership, including in derivation proceedings in the USPTO. If we or our licensors fail in defending any such claims, we may have to pay monetary damages and may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property, which could adversely impact our business, results of operations and financial condition.

We have previously identified a material weakness in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us, and materially and adversely affect our business and operating results.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud.

In prior periods, we identified a material weakness as discussed below. We were unable to timely file our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 due to identifying errors in our financial statements reported in the Annual Report on Form 10-K for the years ended December 31, 2021 and 2020 during our preparation of the financial statements for the quarter ended March 31, 2022. On June 30, 2022, we filed an amendment to our Annual Report on Form 10-K for the years ended December 31, 2021 and 2020 to correct the errors in our financial statements for the years ended December 31, 2021 and 2020 and for the quarters ended June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021 and September 30, 2021. Management concluded that the errors were the result of accounting personnel’s lack of technical proficiency in the accounting for complex matters.

Management has implemented measures designed to ensure that the deficiencies contributing to the ineffectiveness of our internal control over financial reporting are remediated, such that the internal controls are designed, implemented and operating effectively. The remediation actions implemented to date include: enhancing the business process controls related to reviews over technical, complex, and non-recurring transactions; providing additional training to accounting personnel and using external accounting advisors to review management’s conclusions on certain technical, complex and non-recurring matters.

As a result of the above remediation measures, and as disclosed elsewhere in this prospectus, our Chief Executive Officer and Senior Vice President of Finance concluded that the prior material weakness was remediated as of December 31, 2024, and our disclosure controls and procedures were effective and provided reasonable assurance of achieving the desired control objectives.

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If we identify any additional material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures and could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Our business and operations would suffer in the event of system failures, cyber-attacks or a deficiency in our cyber-security.

Our computer systems, as well as those of various third parties on which we rely, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development and other programs. To the extent that any disruption or security breach were to result in a loss of or damage to our data, or inappropriate disclosure of personal, confidential or proprietary information, we could incur liability and it could have a material adverse effect on our business, results of operations and financial condition. See Cybersecurity for more information on information regarding our cybersecurity risk management, strategy, and governance.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive life science industry depends in large part upon the ability to attract highly qualified personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock options and/or restricted stock units that vest over time. The value to employees of stock options that vest over time will be significantly affected by movements in the price of the common stock that it will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies.

Competition for skilled personnel in our industry is intense and competition for experienced scientists may limit our ability to hire and retain highly qualified personnel on acceptable terms. Despite our efforts to retain valuable employees, our employees may terminate their employment with us on short notice.

Other companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do, and such companies also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, our business, results of operations and financial condition may be materially adversely affected.

Risks Related to New, Cutting Edge Technologies

Our product development relies on novel, inherently risky technologies. Synthetic mesenchymal stem cell therapy is a relatively new field, and our efforts may not result in effective treatments for human diseases.

Cellular immunotherapies, synthetic mesenchymal stem cell therapies, and iPSC-derived product candidates represent relatively new therapeutic areas, and the FDA has cautioned consumers about potential safety risks associated with them. To date, there are relatively few approved cell therapies. As a result, the regulatory approval process for cellular therapy product candidates is uncertain and may be more expensive and take longer than the approval process for product candidates based on other, better known or more extensively studied technologies and therapeutic approaches.

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Cell reprogramming technology and related cell therapy products using iPSC lines represent novel therapeutic approaches, and to our knowledge no iPSC-derived cell products are currently approved for commercial sale anywhere in the world. As such, it is difficult to accurately predict the type and scope of challenges that we may confront in developing and advancing a pipeline of iPSC-derived therapeutic products. We thus face uncertainties associated with the preclinical and clinical development, manufacture, and regulatory compliance for the initiation and conduct of clinical trials, regulatory approval, and reimbursement required for successful commercialization of future product candidates. Further, the processes and requirements imposed by the FDA or other applicable regulatory authorities may cause delays and additional costs in obtaining approvals for marketing authorization for any future product candidates. Because our platform is novel, and cell- based therapies are relatively new, regulatory agencies may lack experience in evaluating product candidates using our synthetic iMSC technology platform. This novelty may lengthen the regulatory review process, including the time it takes for the FDA to review IND applications if and when such applications are submitted, increase development costs, and delay or prevent commercialization of future products, if such products are approved for marketing.

Due to the rapid advancements in cellular technologies, regulatory processes and requirements in the United States and in other jurisdictions governing cellular therapy products are evolving and the FDA or other regulatory bodies may change the requirements, or identify different regulatory pathways, for the clinical testing and approval of these product candidates. For example, in recent years the FDA has issued several new guidance documents related to developing and manufacturing cellular therapy products. In addition, adverse developments in clinical trials of cellular therapy products conducted by others, or in treated patients after such products are commercialized, may cause the FDA or other oversight bodies to change the requirements for approval of any of our product candidates. For example, in November 2023, the FDA announced that it was investigating reports of T-cell malignancy in patients following their treatment with B cell maturation antigen-directed or CD19-directed autologous chimeric antigen receptor (CAR) T-cell immunotherapies, although more recent public statements by agency leadership indicate that the benefits of such treatments are expected to still outweigh those risks. Future adverse events or safety issues could lead to more significant regulatory action applicable to either a specific product or a broader product class, based on case-by-case science-based benefit-risk assessments. Similarly, the EMA oversees the development of cellular therapies in the EU and may issue new guidelines concerning the development and marketing authorization for cellular therapy products and require that we comply with these new guidelines. These regulatory agencies and committees and any new regulations, requirements or guidelines they promulgate may lengthen the regulatory review process, which may reduce the anticipated benefits of our co-development strategic partnerships or adversely affect the commercialization of any future therapeutic products we may develop.

Accordingly, we may be required to change regulatory strategies or to modify applications for clinical investigations or regulatory approval, which could delay and impair our ability to complete the preclinical and clinical development and manufacture of, and obtain regulatory approval for, our product candidates. Changes in regulatory authorities and advisory groups, or any new regulations, requirements or guidelines we promulgate, may lengthen the regulatory review process, require additional studies, increase development and manufacturing costs, lead to changes in regulatory pathways, positions and interpretations, delay or prevent approval and commercialization of product candidates we develop or lead to significant post-approval limitations or restrictions that may reduce the our anticipated benefits.

The clinical trial requirements of the FDA, the EMA and other regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the product candidate. Due to the novelty and complexity of cellular products, the regulatory approval process for such product candidates is uncertain and may be more expensive and take longer than the approval process for product candidates based on other, better known or more extensively studied technologies. It is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for product candidates using this technology in either the United States or the E.U. or how long it will take to commercialize any product candidates. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product candidate to market could decrease our ability to generate sufficient product revenue, and our business, financial condition, results of operations and prospects may be harmed.

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We are in an industry with intense competition and rapid technological change and our competitors may develop therapies that are more advanced, safer, or more effective than any therapy we develop in the future, which may adversely affect our financial condition.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies, universities, and other research institutions. Many of our competitors have substantially greater financial, technical, research and human resources than we do, and may also have strategic partnerships and collaborative arrangements with leading companies and research institutions . Our competitors may succeed in developing, acquiring, or licensing on an exclusive basis, products that are more effective, safer, or less costly than any products that we may develop in the future, or achieve patent protection, marketing approval, product commercialization, and market penetration earlier than us. Additionally, technologies developed by our competitors may render any product candidates we are seeking to develop uneconomical or obsolete. For additional information regarding our competition, see “Business-Competition”.

Negative public opinion and increased regulatory scrutiny due to ethical and other concerns surrounding the use of stem cell therapy or human tissue may damage public perception of our synthetic allogeneic iMSC product candidates or adversely affect our ability to conduct our business.

Concerns about the safety or ethics of cell therapy, even if unrelated to our product candidates, could lead to stricter regulations, public resistance, patient recruitment challenges, regulatory delays, labeling restrictions, and reduced demand for our therapies. Such developments could significantly affect our business, financial condition, and the commercialization of future cell therapy products.

The manufacture of biotechnology products is complex, and manufacturers often encounter difficulties in production.

The manufacture of biotechnology products, including cellular and gene therapy products, is complex and requires significant expertise and capital investment. Manufacturers for any product candidates developed using our synthetic iMSC technology platform will be required to comply with cGMP regulations and guidelines for clinical trial product manufacture and subsequently for commercial product manufacture. Manufacturers of biotechnology products often encounter difficulties in production, particularly in scaling up, addressing product quality, product comparability, validating production processes and mitigating potential sources of contamination. These problems include difficulties with raw material procurement, production costs and yields, quality control, product quality, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Any delay or interruption in the supply of preclinical study supplies (or clinical trial supplies in the future) could delay the completion of such studies, increase the costs associated with the affected development programs and, depending upon the period of delay, require new studies to be commenced at additional expense or terminated completely.

Risks Related to Ownership of our Common Stock

Seven stockholders collectively own a significant percentage of our outstanding common stock, and as a result of such ownership, such stockholders may influence the election of directors and other matters submitted to stockholders.

According to their most recent SEC filings and/or our corporate records, seven stockholders-Charles Cherington, Nicholas Singer, John D. Halpern, the George Denny Estate, Freebird Partners LP, IAF, LLC and Regolith Capital Investments LP-collectively own approximately 76% of our outstanding shares of common stock. Although, to our knowledge, such stockholders are not a “group” or “acting in concert,” they have and we expect them to continue to have, individually and/or collectively, the ability to influence the election of our board of directors and the outcome of other matters submitted to our stockholders. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders, and such stockholders, individually or collectively, may act in a manner that advances their best interests and not necessarily those of other stockholders. One consequence to this substantial influence is that it may be difficult for investors to remove our management and it could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

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The sale of our common stock to Lincoln Park Capital Fund LLC (“Lincoln Park”) may cause dilution to our other stockholders and the subsequent sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

Lincoln Park committed to purchase up to $10.0 million of our common stock under a standby equity purchase agreement (“SEPA”). Through December 31, 2024, we have issued and sold approximately 214,000 shares of our common stock to Lincoln Park for approximately $0.3 million in gross proceeds under the SEPA, leaving an approximately $9.7 million balance of the $10.0 million total commitment. The purchase price for the shares that we may sell to Lincoln Park under the SEPA is subject to a pricing formula in the SEPA and will vary based on the price of our common stock at the time we initiate the sale. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park under the SEPA. Sales of shares of our common stock to Lincoln Park under the SEPA, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the SEPA. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or the perception that such sales could occur.

In addition, under the terms of the asset purchase agreement pursuant to which we acquired assets from Exacis, we agreed to issue to Exacis shares of our common stock as contingent consideration. If our market capitalization equals or exceeds $100 million during the three-year period commencing on April 26, 2023 and ending on the three-year anniversary thereof, the number of shares of common stock we would issue is determined by a formula specified in the asset purchase agreement. In addition, if our market capitalization equals or exceeds $200 million during the same three-year period, we agreed to issue to Exacis additional shares of our common stock determined by a formula specified in the asset purchase agreement. See Note 4 to the accompanying consolidated financial statements for additional information.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

Our common stock is listed on The Nasdaq Capital Market. The Nasdaq Capital Market requires that listed companies satisfy certain continued listing requirements. Listing Rule 550(a)(2) requires that listed companies maintain a minimum bid price of their common stock of at least $1 per share (the “Bid Price Rule”). Listing Rule 5550(b) requires that listed companies have: (1) stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”; (2) a market value of listed securities (the “MVLS Rule”) of at least $35 million; or (3) net income from continuing operations of $500,000 in the company’s most recently completed fiscal year or in two of the three most recently completed fiscal years.

On December 30, 2024, we received notice from Nasdaq Regulation (the “Staff”) that we no longer met the Bid Price Rule and were provided until June 30, 2025 to regain compliance with the Bid Price Rule. On January 6, 2025, we received notice from the Staff informing us that we no longer met the MVLS Rule and were provided until July 7, 2025 to regain compliance with the MLVS Rule. Additionally, our stockholders’ equity at December 31, 2024 was approximately $1.9 million, and we did do not meet the net income from continuing operations compliance standards described in Listing Rule 5500(b)(3).

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On June 11, 2025, we received a notice from the Staff that based on our Current Report on Form 8-K filed on June 9, 2025 disclosing the completion of a financing, the Staff determined that we comply with Stockholders’ Equity Rule, which was subject to evidence of compliance upon filing our Quarterly Report for the period ended June 30, 2025. Our stockholders’ equity was $4.4 million at June 30, 2025, and as of September 30, 2025, our stockholders’ equity was approximately $3.6 million.

As a result of the 1-for-15 reverse stock split we effected on June 12, 2025, we received a notice on July 1, 2025 from the Staff notifying us that we regained compliance with the Bid Price Rule.

If we fail to satisfy any of the Nasdaq continued listing requirements in the future, the Staff may take steps to delist our common stock. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with Nasdaq continued listing requirements would be successful.

If our common stock is ultimately delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including: a material reduction in the liquidity of our common stock and a corresponding material reduction in the trading price of our common stock; a more limited market quotations for our securities; a determination that our common stock is a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; more limited research coverage by stock analysts; loss of reputation; more difficult and more expensive equity financings in the future; the potential loss of confidence by investors; and fewer business development opportunities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our common stock remains listed on Nasdaq, our common stock will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If our securities were no longer listed on Nasdaq and therefore not “covered securities,” we would be subject to regulation in each state in which we offer our securities.

Anti-takeover provisions of Delaware law and provisions in our charter and bylaws could make a third-party acquisition of us difficult.

Because we are a Delaware corporation, the anti-takeover provisions of Delaware law could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to stockholders. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware, which prohibits us from engaging in certain business combinations, unless the business combination is approved in a prescribed manner. In addition, our restated certificate of incorporation and restated bylaws also contain certain provisions that may make a third-party acquisition of us difficult, including the ability of our board of directors to issue preferred stock and the inability of our stockholders to call a special meeting or act by written consent.

Risks Related to our Financial Position and Capital Requirements

We may acquire businesses, assets or products, or form strategic alliances, in the future, and we may not realize the benefits of such acquisitions.

We may acquire additional businesses, assets or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising intellectual property, markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new acquisition. Difficulties may prevent us from realizing its expected benefits or enhancing our business. We cannot assure you that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

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Our ability to utilize our net operating loss carryforwards and tax credit carryforwards may be subject to limitations.

Our ability to use our federal and state net operating losses (“NOLs”) to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon our generation of future taxable income, and we cannot predict with certainty when, or whether, we will generate sufficient taxable income to use all of our NOLs.

Under Section 382 and Section 383 of the Code and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. Even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.

Risks Related to Regulatory Requirements

We are subject to extensive and costly government regulation.

Product candidates employing medical technology are subject to extensive and rigorous domestic government regulation including regulation by the FDA, other divisions of the United States Department of Health and Human Services, the United States Department of Justice, state and local governments, and their respective foreign equivalents. If products employing our technologies are marketed abroad, they will also be subject to extensive regulation by foreign governments, whether or not they have obtained FDA approval for one or more uses. Such foreign regulation may be equally or more demanding than corresponding United States regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing, and selling medical products. Even if we or our strategic partners are able to obtain regulatory approval for a particular product candidate, the approval may limit the indicated medical uses for the product, may otherwise limit the ability to promote, sell, and distribute the product, may require costly post-marketing surveillance, and/or may require ongoing post-marketing studies. Material changes to an approved product, such as, for example, manufacturing changes or revised labeling, may require further regulatory review and approval. Once obtained, any approvals may be withdrawn, including, for example, if there is a later discovery of previously unknown problems with the product, such as a previously unknown safety issue.

In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of a product candidate. For example, regulatory agencies may approve a product candidate for fewer or more limited indications than requested or may grant approval subject to the performance of post-marketing studies. Regulators may approve a product candidate for a smaller patient population, a different drug formulation or a different manufacturing process, than we or our strategic partners are seeking.

The regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, we may be unable to produce revenue and our business will be substantially harmed.

A product cannot be commercialized until the appropriate regulatory authorities have reviewed and approved the product candidate. The time required to obtain approval by the FDA and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors, including the type, complexity, and novelty of the product candidates involved. Regulatory authorities have substantial discretion in the approval process and may refuse to accept an application for review, or may decide that our data are insufficient for approval and require additional non-clinical, clinical or other studies.

We may never be able to obtain regulatory approval for any product candidates that we develop in the future. If our future product candidates are ultimately not approved for any reason, our business, prospects, results of operations and financial condition would be adversely affected.

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In addition, even once clinical development of a future product candidate is initiated, such clinical studies may not start or be completed on schedule, if at all. The completion or commencement of clinical studies can be delayed or prevented for a number of reasons, including, among others:

●	the FDA or comparable foreign regulatory authorities may not authorize us or our future clinical investigators to commence planned clinical studies, or require that we suspend ongoing clinical studies through imposition of clinical holds;
●	negative results from our ongoing studies or other industry studies involving engineered or gene-edited cell therapy product candidates;
●	delays in reaching or failing to reach agreement on acceptable terms with prospective clinical research organizations (“CROs”) and clinical study sites, the terms of which can be subject to considerable negotiation and may vary significantly among different CROs and study sites;
●	inadequate quantity or quality of a product candidate or other materials necessary to conduct clinical studies, for example delays in the manufacturing of sufficient supply of finished drug product;
●	difficulties obtaining ethics committee or IRB, approval to conduct a clinical study at a prospective site or sites;
●	challenges in recruiting and enrolling subjects to participate in clinical studies, the proximity of subjects to study sites, eligibility criteria for the clinical study, the nature of the clinical study protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical study programs for similar indications;

●	severe or unexpected drug-related side effects experienced by subjects in a clinical study, such as severe neurotoxicity and cytokine release syndrome;
●	the FDA or comparable foreign regulatory authorities may disagree with a proposed clinical study design, implementation of clinical trials or our interpretation of data from clinical studies, or may change the requirements for approval even after it has reviewed and commented on the design for our clinical studies;
●	reports from non-clinical or clinical testing of other competing candidates that raise safety or efficacy concerns; and
●	difficulties retaining subjects who have enrolled in a clinical study but may be prone to withdraw due to rigors of the clinical studies, lack of efficacy, side effects, personal issues, or loss of interest.

Changes in regulatory requirements, agency guidance or unanticipated events during our non-clinical studies and future clinical studies of our future product candidates may occur, which may result in changes to non-clinical or clinical study protocols or additional non-clinical or clinical study requirements, which could result in increased costs to us and could delay our projected development timeline.

Changes in regulatory requirements or FDA or EMA guidance, or unanticipated events during our non-clinical studies and future clinical studies, may force us to amend non-clinical studies and future clinical study protocols. The FDA, EMA or comparable foreign regulatory authorities may also impose additional non-clinical studies and clinical study requirements. Amendments to protocols for or other aspects of our non-clinical studies may increase the cost or delay the timing or successful completion of those studies. If we experience delays completing, or if we terminate, any of our non-clinical or future clinical studies, or if we are required to conduct additional non-clinical or clinical studies, the commercial prospects for our future product candidates may be harmed and our ability to recognize product revenue will be delayed.

Disruptions at the FDA and other government agencies caused by funding shortages or other events or conditions outside of their control could negatively impact our business.

The ability of the FDA to review and approve INDs, proposed clinical trial protocols, or new product candidates can be affected by a variety of factors, including, but not limited to, government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, statutory, regulatory, and policy changes, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

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Disruptions at the FDA and other regulatory agencies may also slow the time necessary for new product candidates to be reviewed or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. In addition, during the COVID-19 pandemic, the FDA’s inspectional activities were interrupted and restarted on a risk-based basis, which had the effect of delaying review and potential approval of product candidate marketing applications.

If a prolonged government shutdown occurs, or if global health concerns prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process our future regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

We maintain quantities of various flammable and toxic chemicals in our facilities in Massachusetts that are used for our research and development activities. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We believe our procedures for storing, handling and disposing these hazardous materials in our laboratory facilities comply with the relevant guidelines of the relevant local, state, and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of animals and biohazardous materials. Any insurance coverage we have may not be sufficient to cover these liabilities. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations which would adversely affect our business.

Healthcare legislative reform measures may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

Third-party payors, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal, and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations, and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

●	the demand for our therapeutic candidates, if we obtain marketing approval;
●	our ability to receive or set a price that we believe is fair for our future products;
●	our ability to generate revenue and achieve or maintain profitability;
●	the level of taxes that we are required to pay; and
●	the availability of capital.

The Patient Protection and Affordable Care Act of 2010 (“ACA”) includes measures that have significantly changed the way healthcare is financed by both governmental and private insurers in the United States. It also included the provisions that created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. The ACA continues to significantly impact the United States’s pharmaceutical industry.

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Moreover, there has been heightened governmental scrutiny over the manner in which prescription drug and biological product manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. In August 2022, President Biden signed into the law the Inflation Reduction Act of 2022 (“IRA”), which includes (among other things) multiple provisions that may impact the prices of drug products that are both sold into the Medicare program and throughout the United States. A manufacturer of drug products covered by Medicare Parts B or D must pay a rebate to the federal government if their drug product’s price increases faster than the rate of inflation. The IRA is in the process of being implemented by CMS and its impact on the pharmaceutical industry in the United States remains uncertain at this time, in part because multiple large pharmaceutical companies and other stakeholders (e.g., the U.S. Chamber of Commerce) have initiated federal lawsuits against CMS arguing a separate price negotiation program is unconstitutional for a variety of reasons, among other complaints. Those lawsuits are currently ongoing.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, in recent years, several states have formed prescription drug affordability boards (“PDABs”). These PDABs have attempted to implement upper payment limits on drugs sold in their respective states in both public and commercial health plans. For example, in August 2023, Colorado’s PDAB announced a list of five prescription drugs that would undergo an affordability review. The effects of these efforts similarly remain uncertain pending the outcomes of several federal lawsuits challenging state authority to regulate prescription drug payment limits.

We expect that the ACA , the IRA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any future approved therapeutic product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability, or commercialize our future therapeutic candidates, if approved.

In the European Union, similar political, economic and regulatory developments may affect our ability to profitably commercialize our current or any future products. In addition to continuing pressure on prices and cost containment measures, legislative developments at the European Union or member state level may result in significant additional requirements or obstacles that may increase our operating costs. In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. Our future products, if any, might not be considered medically reasonable and necessary for a specific indication or cost-effective by third-party payors, an adequate level of reimbursement might not be available for such products and third-party payors’ reimbursement policies might adversely affect our ability to sell any future products profitably.

Legislative and regulatory proposals have also been made to expand post-approval requirements and restrict sales and promotional activities for biologic therapeutics, and FDA’s statutory authorities are periodically amended by Congress. For example, as part of the Consolidated Appropriations Act for 2023, Congress provided FDA additional authorities related to the accelerated approval pathway for human drugs and biologics. Under these recent amendments to the FDCA, the agency may require a sponsor of a product granted accelerated approval to have a confirmatory trial underway prior to approval. The amendments also give FDA the option of using expedited procedures to withdraw product approval if the sponsor’s confirmatory trial fails to verify the claimed clinical benefits of the product. We cannot be sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our therapeutic candidates, if any, may be. Increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-approval testing and other requirements.

In addition, in April 2023 the European Commission issued a proposal that will revise and replace the existing general pharmaceutical legislation governing drug and biological products intended for the EU market. If adopted and implemented as currently proposed, these revisions will significantly change several aspects of drug development and approval in the EU.

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We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, our therapeutic candidates may lose any marketing approval that may have been obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Risks Relating to Our Intellectual Property

If the licensors of our in-licensed technology are unable to obtain and maintain patent and other intellectual property protection, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to those derived from such intellectual property, and our ability to achieve profitability may be adversely affected.

Our ability to compete effectively will depend, in part, on maintaining the proprietary nature of our in-licensed technology and manufacturing processes. We rely on research, manufacturing and other know-how, patents, trade secrets, license agreements and contractual provisions to establish our intellectual property rights. These legal means, however, afford only limited protection and may not adequately protect our rights.

We cannot predict whether the patent applications related to our in-licensed technology will issue as patents, or whether the claims of any resulting patents will provide us with a competitive advantage or whether the licensor will be able to successfully pursue patent applications in the future relating to such products and product candidates. Moreover, the patent application and approval processes are expensive and time-consuming. The licensor may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Furthermore, we, or any future partners, collaborators, or licensees, may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, we may miss potential opportunities for the licensor to seek additional patent protection. Defects of form in the preparation or filing of patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope, or requests for patent term adjustments. If the licensor fails to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If there are material defects in the form, preparation, prosecution or enforcement of our patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents.

Even if they are unchallenged, our in-licensed patents and patent applications, if issued, may not provide us with any meaningful protection or prevent competitors from designing around our patent claims by developing similar or alternative technologies or therapeutics in a non-infringing manner. For example, a third party may develop a competitive therapy that provides benefits similar to one or more of the future products and product candidates that we or our strategic partners or collaborators may develop but that falls outside the scope of our patent protection. If the patent protection provided by the patents and patent applications is not sufficiently broad to impede such competition, the successful commercialization of such product candidates could be negatively affected.

Other parties, many of whom have substantially greater resources and have made significant investments in competing technologies, have developed or may develop technologies that may be related or competitive with our approach, and may have filed or may file patent applications and may have been issued or may be issued patents with claims that overlap or conflict with our patent applications, either by claiming the same compositions, formulations or methods or by claiming subject matter that could dominate our patent position. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. As a result, any patents we may in-license in the future may not provide us with adequate and continuing patent protection sufficient to exclude others from commercializing products similar to future products and product candidates that we or our strategic partners or collaborators may develop.

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The patent position of biotechnology and pharmaceutical companies generally is highly uncertain. No consistent policy regarding the breadth of claims allowed in biotechnology and pharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. In addition, the determination of patent rights with respect to pharmaceutical compounds commonly involves complex legal and factual questions, which has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our competitors may also seek approval to market their own products similar to or otherwise competitive with our products. Alternatively, our competitors may seek to market generic versions of any approved products by submitting ANDAs or ABLAs to the FDA in which they claim that the patents related to our in-licensed technology are invalid, unenforceable or not infringed. In these circumstances, we may need to defend or assert these patents, or both, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or other agency with jurisdiction may find the in-licensed patents invalid or unenforceable, or that our competitors are competing in a non-infringing manner. Thus, we cannot offer any assurances about which, if any, patents will issue, the breadth of any such patents, whether any issued patents will be found invalid and unenforceable or will be threatened by third parties or whether any issued patents will effectively prevent others from commercializing competing technologies and drug candidates.

In addition to patent protection, we expect to rely heavily on trade secrets, know-how and other unpatented technology, which are difficult to protect. Although we seek such protection in part by entering into confidentiality agreements with our vendors, employees, consultants and others who may have access to proprietary information, we cannot be certain that these agreements will not be breached, adequate remedies for any breach would be available, or our trade secrets, know-how and other unpatented proprietary technology will not otherwise become known to or be independently developed by our competitors. If we are unsuccessful in protecting our intellectual property rights, sales of our products may suffer and our ability to generate revenue could be severely impacted.

If the licensor of our in-licensed technology does not obtain patent term extension for future products that we or our strategic partners or collaborators may successfully develop, our business may be materially harmed.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering future products and product candidates that we or our strategic partners or collaborators may develop are obtained, once the patent life has expired for a particular product, we or our strategic partners or collaborators may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are approved and commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

In the future, if we obtain an issued patent covering one of the product candidates that we or our strategic partners or collaborators may develop, depending upon the timing, duration and specifics of any FDA marketing approval of such product candidates, such patent may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process for drugs and biologics. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. A patent may only be extended once and only based on a single approved product. However, the patent owner may not be granted an extension because of, for example, failure to obtain a granted patent before approval of a product candidate, failure to exercise due diligence during the testing phase or regulatory review process, failure to apply within applicable deadlines, failure to apply prior to expiration of relevant patents or otherwise our failure to satisfy applicable requirements. A patent licensed to us by a third party may not be available for patent term extension. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially.

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Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect future products and product candidates that we or our strategic partners or collaborators may develop.

Changes in either the patent laws or the interpretation of the patent laws in the United States or other jurisdictions could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. When implemented, the Leahy-Smith Act included several significant changes to U.S. patent law that impacted how patent rights could be prosecuted, enforced and defended. In particular, the Leahy-Smith Act also included provisions that switched the United States from a “first-to-invent” system to a “first-to-file” system, allowed third- party submission of prior art to the USPTO during patent prosecution and set forth additional procedures to attack the validity of a patent by the USPTO administered post grant proceedings. Under a first-to-file system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The USPTO developed new regulations and procedures governing the administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Some of the Company’s patents and patent applications have effective dates later than March 16, 2013 and thus will be subject to the provisions of the Leahy-Smith Act.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent rulings from the U.S. Court of Appeals for the Federal Circuit and the U.S. Supreme Court have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, maintaining, defending and enforcing patents on products and product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. The requirements for patentability may differ in certain countries, particularly in developing countries; thus, even in countries where we do pursue patent protection, there can be no assurance that any patents will issue with claims that cover our products. There can be no assurance that we will obtain or maintain patent rights in or outside the United States under any future license agreements. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from utilizing our inventions in all countries outside the United States, even in jurisdictions where we pursue patent protection, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not pursued and obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with future products and product candidates that we or our strategic partners or collaborators may develop and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing with us.

Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States and Europe do not afford intellectual property protection to the same extent as the laws of the United States and Europe. Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries including India and China, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology and pharmaceutical products, which could make it difficult for us to stop the infringement of our in-licensed patents or marketing of competing products in violation of our proprietary rights generally. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in certain countries outside the United States and Europe. In addition, many countries limit the enforceability of patents against government authorities or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.

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Proceedings to enforce our patent rights, even if obtained, in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. While we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our products.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our drug candidates in any jurisdiction.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. For example, we may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third-party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Many of our current and former employees, including our senior management, were previously employed at universities or at other biotechnology or pharmaceutical companies, including some which may be competitors or potential competitors. Some of these employees may be subject to proprietary rights, non-disclosure and non- competition agreements, or similar agreements, in connection with such previous employment. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such third party. Litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own, which may result in claims by or against us related to the ownership of such intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to our senior management and scientific personnel.

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We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our patents, trade secrets, or other intellectual property as an inventor or co- inventor. For example, we or our collaborators may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our drug candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership of our patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our drug candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. In addition, our patents may become, involved in inventorship, priority, or validity disputes. To counter or defend against such claims can be expensive and time-consuming, and our adversaries may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we can. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both.

In an infringement proceeding, a court may decide that a patent is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating intellectual property rights we own or control. An adverse result in any litigation proceeding could put one or more of our owned or in-licensed patents at risk of being invalidated or interpreted narrowly. Further, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Even if resolved in our favor, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. Alternatively, we may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing drug candidate. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. Furthermore, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our securities. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities.

We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

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If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our marks of interest and our business may be adversely affected.

Our current or future trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We rely on both registration and common law protection for our trademarks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During trademark registration proceedings, we may receive rejections. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, with the USPTO and with comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Although these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

Moreover, any proprietary name we have proposed to use with our drug candidates in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed proprietary product names, including an evaluation of potential for confusion with other product names. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties, and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our shares of Common Stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

This is a reasonable best-efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount in connection with this offering. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

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If the price of our Common Stock fluctuates significantly, your investment could lose value.

Although our Common Stock is listed on The Nasdaq Capital Market, we cannot assure you that an active public market will continue for our Common Stock. If an active public market for our Common Stock does not continue, the trading price and liquidity of our Common Stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	our failure to achieve operating results consistent with securities analysts’ projections; and

●	changes in industry, general market or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We do not intend to pay dividends on our Common Stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Common Stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

There is no established public market for the Common Warrants to purchase shares of our Common Stock being offered by us in this offering.

There is no established public trading market for the Common Warrants to purchase shares of our Common Stock that are being offered as part of this offering. We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW,” but no assurance can be given that our application will be approved or that even if approved, an active trading market will develop. Without an active market, the liquidity of the Common Warrants will be limited, which could also adversely affect the market price and price volatility of the Common Warrants.

There is no public market for the pre-funded warrants to purchase shares of our Common Stock being offered by us in this offering.

There is no established public trading market for the pre-funded warrants to purchase shares of our Common Stock that are being offered as part of this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

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The pre-funded warrants and Common Warrants are speculative in nature.

Except as specified therein, the pre-funded warrants and Common Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may exercise their right to acquire the shares of our Common Stock upon the payment of an initial exercise price of $[*] per share, and holders of the pre-funded warrants may exercise their right to acquire the shares of our Common Stock upon the payment of an initial exercise price of $0.005 per share. Moreover, following this offering, the market value of the pre-funded warrants and Common Warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants and Common Warrants will equal or exceed their imputed public offering prices. Furthermore, each Common Warrant will expire on the earlier of: (i) the five (5)-year anniversary of the original issuance date or (ii) the expiration of the Exercise Period, and each pre-funded warrant will not expire until it has been exercised in full. In the event the price of the Common Stock does not exceed the exercise price of the Common Warrants during the period when such Common Warrants are exercisable, the Common Warrants may not have any value. There is no established public trading market for Common Warrants being offered in this offering. We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW,” but no assurance can be given that our application will be approved or that if approved, an active trading market will develop. There is no established public trading market for pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants and Common Warrants will be limited.

Except as specified therein, the Common Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of the Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may exercise their right to acquire the shares of the Common Stock upon the payment of the exercise price per share of the Common Warrants. Moreover, following this offering, the market value of the Common Warrants is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed public offering prices.

Holders of the pre-funded warrants and Common Warrants will have no rights as a common stockholder until they acquire shares of our Common Stock.

The pre-funded warrants and Common Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of the pre-funded warrants and Common Warrants acquire shares of our common stock upon exercise of the pre-funded warrants and Common Warrants, holders of pre-funded warrants and Common Warrants will have no rights with respect to our shares of common stock underlying such pre-funded warrants and Common Warrants.

Provisions of the pre-funded warrants and Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the provisions of our certificate of incorporation, as amended and our second amended and restated bylaws, certain provisions of the pre-funded warrants and Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants and Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants and Common Warrants, as applicable. These and other provisions of the pre-funded warrants and Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We may not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant may be exercised by way of a cashless exercise under certain circumstances, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants.

If we sell Common Stock or preferred stock in the future, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time-to-time issue additional shares of Common Stock or preferred stock at a discount from the current trading price of our Common Stock. As a result, our stockholders could experience immediate dilution upon the purchase of any shares sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. If we issue Common Stock or securities convertible into Common Stock, the holders of our Common Stock could experience additional dilution and, as a result, our stock price may decline.

In addition, to the extent that any outstanding warrants or options are exercised, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, our stockholders could experience dilution.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into any financings for 90 days from closing; and (iii) indemnification for breach of contract.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $11.5 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $0.92 per share and accompanying Common Warrant, after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of any pre-funded warrants or Common Warrants. If all of the Common Warrants sold in this offering are exercised at an exercise price per share equal to $     , we would receive additional proceeds of approximately $12.5 million. We cannot predict when or if the Common Warrants will be exercised. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $8.5 million, $5.5 million, and $2.6 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no exercise of any pre-funded warrants or Common Warrants.

Each $0.25 increase (decrease) in the assumed public offering price of $0.92 per share and accompanying Common Warrant would increase (decrease) the net proceeds to us from this offering by approximately $3.2 million, assuming the number of securities offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants or Common Warrants. Each 100,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $0.1 million, assuming that the price per share of Common Stock and accompanying Common Warrant for the offering remains at $0.92, and after deducting the estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants or Common Warrants included in the securities in the offering.

We currently intend to use the net proceeds from this offering primarily for product development and IND filing expenses, and general working capital purposes.

We will not receive any proceeds from the issuance of the Agent’s Shares.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock, and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto included in this prospectus. The following discussion contains forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus. Forward-looking statements are not guarantees of future activities or results. Many factors could cause our actual activities or results to differ materially from those anticipated in forward-looking statements, including those discussed in “Risk Factors” of this prospectus.

Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell-derived mesenchymal stem cells. We envision a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and our mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

September 2024 Transactions

Exchange Transactions

Pursuant to exchange agreements we entered into on September 24, 2024 with the holders of certain of our warrants and convertible notes, on October 29, 2024, we issued an aggregate of approximately 2.6 million shares of our common stock in exchange for: (i) warrants to purchase an aggregate of approximately 0.3 million shares of our common stock that we issued in December 2022 with an exercise price of $21.45 per share; (ii) $8.7 million in the aggregate principal amount of convertible notes that we issued in July 2023 and warrants to purchase an aggregate of approximately 0.4 million shares of our common stock that we issued in July 2023 with an exercise price of $21.45 per share; (iii) $9.2 million in the aggregate principal amount of convertible notes that we issued in December 2023 and warrants to purchase an aggregate of approximately 0.6 million shares of our common stock that we issued in December 2023 with an exercise price of $21.45 per share (the “exchange transactions”).

The holders of the warrants described in the paragraph above exchanged all their warrants for shares of our common stock at an exchange ratio of 0.5 of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and the holders of the convertible notes described in the paragraph above exchanged all their convertible notes for shares of our common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable convertible note, plus (2) all accrued and unpaid interest thereon through the date the applicable convertible note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable convertible note if it was outstanding from the date such convertible note is exchanged through its maturity date, divided by (B) $15.00 (rounded up to the nearest whole number).

Conversion of Bridge Notes

On September 24, 2024, we closed a private placement in which we sold an aggregate principal amount of approximately $3.9 million of 12.0% senior convertible notes (the “bridge notes”).

On October 29, 2024, in accordance with the terms of the bridge notes, approximately $3.0 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $7.50 into 0.4 million shares of our common stock, and approximately $0.9 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $7.50 into pre-funded warrants to purchase 0.1 million shares of our common stock.

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Private Placement

Pursuant to a securities purchase agreement we entered into with certain investors on September 24, 2024, on October 29, 2024, we closed a private placement (the “common stock private placement” and together with the bridge notes and the exchange transactions, the “September 2024 Transactions”) in which we sold an aggregate of 0.1 million shares of our common stock and pre-funded warrants to purchase approximately 8,000 shares of our common stock at a purchase price of $11.25 per share of common stock and $11.175 per pre-funded warrant. We received approximately $1.1 million in gross proceeds from the issuance of such securities. For additional information regarding this private placement, see Note 6 to the accompanying consolidated financial statements.

For additional information regarding the September 2024 Transactions, see Note 6 to the accompanying consolidated financial statements.

In total, the Company issued approximately 3.1 million shares of common stock and 0.1 million pre-funded warrants on October 29, 2024 pursuant to the private placement, the exchange transactions and the conversion of the bridge notes discussed above and had 3.4 million shares of common stock issued and outstanding after the closing of the September 2024 Transactions.

Termination of Sublease

In October 2022, we entered into a sublease for office and laboratory space in Somerville, Massachusetts. In connection with entering into the sublease, we delivered a security deposit in the form of a letter of credit in the amount of $4.1 million. The letter of credit was collateralized with $4.1 million of cash deposited in a restricted account.

On August 5, 2024, the sublessor drew down on the letter of credit for the full $4.1 million to cover the approximately $4.0 million of past due rent payments for February 2024 through August 2024, plus interest and penalties.

On August 9, 2024, we and the sublessor entered into a sublease termination agreement pursuant to which the parties agreed to terminate the sublease effective August 31, 2024. Pursuant to the sublease termination agreement, we agreed to surrender and vacate the premises, all of our right, title and interest in all furniture, fixtures and laboratory equipment at the premises will become the property of the sublessor, and both parties will be released of their obligations under the sublease. As a result of the sublease termination, we recognized a gain on lease termination of approximately $1.6 million for the year ended December 31, 2024, and we expect to save approximately $72 million in base rental payments, parking, operating expenses, taxes and utilities that we would have paid over the remaining lease term.

Basis of Presentation

Revenue

In February 2023, we entered into an exclusive option and license agreement (the “Lineage Agreement”) with Lineage Cell Therapeutics, Inc. (“Lineage”), under which we granted Lineage an option to obtain an exclusive sublicense to certain of our technology for preclinical, clinical and commercial purposes in exchange for a non-refundable up-front payment to us of $0.3 million. In August 2023, Lineage requested that we begin developing certain induced pluripotent stem cell lines in exchange for a cell line customization fee. Lineage paid us $0.4 million towards the customization fee, which we were recognizing ratably over the customization period.

On September 24, 2024, we entered into an agreement with Factor Bioscience whereby we assigned the Lineage Agreement to Factor Bioscience (the “Lineage Assignment Agreement”). The Lineage Assignment Agreement with Factor Bioscience. assigns all our rights and obligations under that the Lineage Agreement to Factor Bioscience. Payments to us related to the Lineage Agreement will now be subject to the Lineage Assignment Agreement, which provides for Factor Bioscience paying us thirty percent (30%) of all amounts it receives from Lineage in the event that Lineage obtains a sublicense from Factor Bioscience. Upon receipt of future payments for the customization activities set forth in the Lineage Agreement, Factor Bioscience will pay us twenty percent (20%) of all amounts Factor Bioscience receives from Lineage. Because we have no further obligations under the agreement with Lineage, we have fully recognized as revenue amounts previously recorded in deferred revenue of approximately $0.5 million for the year ended December 31, 2024. For additional information, see Note 5 to the accompanying consolidated financial statements. We have no other revenue generating contracts at this time.

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Cost of Revenues

We recognize direct labor and supplies associated with generating our revenue as cost of revenues. As provided for in the A&R Factor License Agreement discussed in Note 11 to the accompanying consolidated financial statements, we were obligated to pay Factor Limited 20% of any amounts we receive from a customer that was related to the licensed technology under the A&R Factor License Agreement, which we also recognize as a cost of revenue.

Research and Development Expenses

We expense our research and development costs as incurred. Research and development expenses consist of costs incurred for company-sponsored research and development activities. Upfront payments and milestone payments made for the licensing of technology are expensed as research and development in the period in which they are incurred if the technology is not expected to have any alternative future uses other than the specific research and development project for which it was intended.

The major components of research and development costs include salaries and employee benefits, stock-based compensation expense, supplies and materials, preclinical study costs, expensed licensed technology, consulting, scientific advisors and other third-party costs, as well as allocations of various overhead costs related to our product development efforts.

We have contracted with third parties to perform various studies. The financial terms of these agreements vary from contract to contract and may result in uneven payment flows. We accrue for third party expenses based on estimates of the services received and efforts expended during the reporting period. If the actual timing of the performance of the services or the level of effort varies from the estimate, the accrual is adjusted accordingly. The expenses for some third-party services may be recognized on a straight-line basis if the expected costs are expected to be incurred ratably during the period. Payments under the contracts depend on factors such as the achievement of certain events or milestones, the allocation of responsibilities among the parties to the agreement, and the completion of portions of the preclinical study or similar conditions.

General and Administrative Expenses

Our general and administrative expenses consist primarily of salaries, benefits and other costs, including equity-based compensation, for our executive and administrative personnel, legal and other professional fees, travel, insurance, and other corporate costs.

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Comparison of the Three and Nine Months Ended September 30, 2025 and 2024

	Three months ended September 30,			Nine months ended September 30,
(In thousands)	2025	2024	Change	2025	2024	Change
Revenue	$-	$487	$(487)	$-	$581	$(581)
Cost of revenues	-	(60)	60	-	96	(96)
Gross profit	-	547	(547)	-	485	(485)
Operating expenses:
Research and development	1,035	1,001	34	3,480	3,446	34
General and administrative	958	3,381	(2,423)	3,745	11,592	(7,847)
Gain on lease termination	-	(1,576)	1,576	-	(1,576)	1,576
Total operating expenses	1,993	2,806	(813)	7,225	13,462	(6,237)
Loss from operations	(1,993)	(2,259)	266	(7,225)	(12,977)	5,752
Other income (expense), net:
Forward sales contract expense	-	-	-	(5,847)	-	(5,847)
Gain (loss) on extinguishment of debt	734	(22,440)	23,174	734	(22,440)	23,174
Fair value adjustments to bridge notes derivative liability	-	(1,038)	1,038	-	(1,038)	1,038
Change in fair value of warrant liabilities	-	831	(831)	1	897	(896)
Change in fair value of contingent consideration	-	-	-	-	66	(66)
Interest income (expense), net	31	(1,686)	1,717	36	(3,269)	3,305
Other expense, net	(6)	-	(6)	(264)	-	(264)
Total other income (expense), net	759	(24,333)	25,092	(5,340)	(25,784)	20,444
Loss before income taxes	(1,234)	(26,592)	25,358	(12,565)	(38,761)	26,196
Provision for income taxes	(6)	(12)	6	(17)	(19)	2
Net loss	$(1,240)	$(26,604)	$25,364	$(12,582)	$(38,780)	$26,198

Revenue

As a result of the Assignment Agreement, for the three and nine months ended September 30, 2024, we fully accelerated the revenue recognition of approximately $0.5 million related to non-refundable payments we received from the customer. For additional information on this customer contract, see Note 3 to the accompanying condensed consolidated financial statements. We did not have any revenue generating contracts during the three and nine months ended September 30, 2025.

Cost of Revenue

During the nine months ended September 30, 2024, our cost of revenues included direct labor and materials to perform the customization cell line activities. During the three months ended September 30, 2024, we recognized a credit for amounts previously accrued related to customization cell line activities that were no longer due as a result of entering into the Assignment Agreement. There was no such cost recognized for the three and nine months ended September 30, 2025.

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Research and Development Expenses

	Three months ended September 30,
	2025	2024	Change
(in thousands)
Professional fees	$233	$64	$169
Payroll-related	123	71	52
MSA/license fees	510	767	(257)
Study fees	60	48	12
Other expenses, net	109	51	58
Total research and development expenses	$1,035	$1,001	$34

	Nine months ended September 30,
	2025	2024	Change
(in thousands)
Professional fees	$591	$152	$439
Study fees	472	200	272
MSA/license fees	1,810	2,392	(582)
Payroll-related	365	518	(153)
Other expenses, net	242	184	58
Total research and development expenses	$3,480	$3,446	$34

Total research and development expenses increased slightly for the three months ended September 30, 2025 compared to the three months ended September 30, 2024, primarily due to increased use of consulting services and increase in headcount, offset by a reduction in the Factor Bioscience license fee arrangement for the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

Total research and development expenses increased slightly for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024, primarily due to increased use of consulting services and costs associated with our ERNA-101 and ERNA-201 studies, offset by a reduction in the Factor Bioscience license fee arrangement and reductions in payroll-related costs due to a decrease in average headcount for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

General and Administrative Expenses

	Three months ended September 30,
	2025	2024	Change
(in thousands)
Occupancy expense	$6	$1,267	$(1,261)
Professional fees	215	1,125	(910)
Stock-based compensation	284	392	(108)
Payroll-related	313	367	(54)
Insurance	59	93	(34)
Other expenses, net	81	137	(56)
Total general and administrative expenses	$958	$3,381	$(2,423)

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	Nine months ended September 30,
	2025	2024	Change
(in thousands)
Occupancy expense	$21	$5,068	$(5,047)
Professional fees	1,041	3,409	(2,368)
Insurance	205	405	(200)
Payroll-related	1,134	1,234	(100)
Stock-based compensation	1,123	1,036	87
Other expenses, net	221	440	(219)
Total general and administrative expenses	$3,745	$11,592	$(7,847)

Our general and administrative expenses for the three months ended September 30, 2025 decreased by approximately $2.4 million primarily due to decreases in (i) rent expense due to a sublease we terminated in August 2024, (ii) professional fees primarily related to a reduction in legal fees for licensed intellectual property and prior litigation matters, and (iii) stock-based compensation due to equity awards becoming fully vested prior to the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

For the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024, our general and administrative expenses decreased $7.8 million primarily due to the termination of the sublease, reduction in professional fees for licensed intellectual property and prior litigation legal fees as well as a reduction in certain consulting expenses, decreased insurance premiums and a reduction in payroll related expenses. We will continue to focus on finding operational efficiencies that result in cost savings.

Gain on Lease Termination

In August 2024, we entered into a sublease termination agreement, effective August 31, 2024, for a facility we were subleasing. Pursuant to the sublease termination agreement, we agreed to surrender and vacate the premises, all of our right, title and interest in all furniture, fixtures and laboratory equipment at the premises became the property of the sublessor, and both parties were released of their obligations under the sublease. As a result of the sublease termination, we recognized a gain on lease termination of approximately $1.6 million for the three and nine months ended September 30, 2024 in the accompanying condensed consolidated statement of operations. There was no similar transaction during the three or nine months ended September 30, 2025.

Forward sales contract expense

For the nine months ended September 30, 2025, we recognized $5.8 million related to the forward sales contract, $5.3 million of which was initially recognized at the contract inception date because the fair value of the shares that were expected to be issued under a securities purchase agreement entered into in March 2025 (the “2025 SPA”) exceeded the proceeds, and the remaining $0.5 million loss was related to the change in fair value that was remeasured immediately prior to the respective settlement of the shares issued under the 2025 SPA. See Note 12, Equity Transactions - 2025 Private Placement, to the accompanying condensed consolidated statement of operations for more information on this 2025 SPA. There was no similar transaction for the three months ended September 30, 2025 or the three and nine months ended September 30, 2024.

Gain (Loss) on Extinguishment of Debt

During the three and nine months ended September 30, 2025, we recognized a gain on extinguishment of debt of approximately $0.7 million related to liabilities that have been deemed to be time-barred from collection under the respective state laws. See Note 6, Accounts Payable and Accrued Expenses, to the accompanying condensed consolidated financial statements for more information.

We recognized a $22.4 million loss on extinguishment of debt for the three and nine months ended September 30, 2024 related to (i) agreements to exchange certain convertible notes and warrants into shares of our common stock and (ii) a common stock private placement entered into on September 24, 2024. See Note 12, Equity Transactions - 2024 Exchange Transaction and Common Stock Private Placement to the accompanying condensed consolidated financial statements for more information on these transactions.

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Fair Value Adjustments to Bridge Notes Derivative Liability

We recognized expense of $1.6 million related to the initial measurement at September 24, 2024 of the incremental fair value of the bridge notes derivative liability over the carrying value due to bifurcation of a conversion feature from convertible bridge notes issued in September 2024. This was offset by a $0.6 million credit for the change in fair value of the bridge notes derivative liability due to remeasuring the liability as of September 30, 2024. There was no similar transaction during the three or nine months ended September 30, 2025. See Note 8 to the accompanying condensed consolidated financial statements for more information on the bridge notes.

Change in Fair Value of Warrant Liabilities

The change in the fair value of the warrant liabilities for the three and nine months ended September 30, 2025 was de minimis.

We recognized credits of approximately $0.8 million and $0.9 million for the three and nine months ended September 30, 2024 for the change in the fair value of warrant liabilities, which includes certain warrants that were reclassified to a liability on September 24, 2024. The credits were due to a decrease in the market price of our common stock as of September 30, 2024. See Note 12 - 2024 Exchange Transaction to the accompanying condensed consolidated financial statements for more information on the reclassification of the warrants.

Change in Fair Value of Contingent Consideration

As of September 30, 2024, we remeasured a contingent liability and recognized a credit of less than $0.1 million for the nine months ended September 30, 2024 due to a decrease in the fair value of the contingent consideration liability. There were no amounts recognized for the three months ended September 30, 2024 or the three and nine months ended September 30, 2025.

Interest Income (Expense), net

For the three months ended September 30, 2025, we recognized $1.7 million less in interest expense due to a reduction in interest-bearing debt compared to the three months ended September 30, 2024.

For the Nine months ended September 30, 2025, we recognized $3.3 million less in interest expense due to a reduction in interest-bearing debt, and we also recognized approximately $0.1 million less in interest income due to having reduced cash balances when compared to the nine months ended September 30, 2024.

Other Expense, net

During the nine months ended September 30, 2025, we recognized approximately $0.3 million of expenses related to the 2025 SPA transaction entered into on March 31, 2025. See Note 12, 2025 Private Placement, to the accompanying condensed consolidated statement of operations for more information on the 2025 SPA. Other expense, net, for the three months ended September 30, 2025 was de minimis. There was no comparable expense for the three and nine months ended September 30, 2024.

Provision for Income Taxes

During 2025, we expect to incur state income tax liabilities related to our operations. We have established a full valuation allowance for all deferred tax assets, including our net operating loss carryforwards, since we could not conclude that we were more likely than not able to generate future taxable income to realize these assets. The effective tax rate differs from the statutory tax rate due primarily to our full valuation allowance.

In July 2025, the One Big Beautiful Bill Act (the “Tax Act”) was enacted, introducing a series of corporate tax changes in the U.S., including 100% bonus depreciation on qualified property and full expensing for research and development expenditures. The impacts of the Tax Act are reflected in our results for the three and nine months ended September 30, 2025, and there was no material impact to our income tax expense or effective tax rate.

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Comparison of the Years Ended December 31, 2024 and 2023

	Year ended December 31,
(in thousands)	2024	2023	Change
Revenue	$582	$68	$514
Cost of revenues	96	236	(140)
Gross income (loss)	486	(168)	654

Operating expenses:
Research and development	4,604	5,920	(1,316)
General and administrative	13,132	14,587	(1,455)
Gain on lease termination	(1,576)	-	(1,576)
Acquisition of Exacis IPR&D	-	460	(460)
Total operating expenses	16,160	20,967	(4,807)

Loss from operations	(15,674)	(21,135)	5,461

Other (expense) income, net:
Loss on extinguishment of debt	(22,440)	-	(22,440)
Change in fair value of convertible notes	1,017	-	1,017
Change in fair value of bridge notes derivative liability	(1,459)	-	(1,459)
Change in fair value of warrant liabilities	414	215	199
Change in fair value of contingent consideration	66	118	(52)
Loss on non-controlling investment	-	(59)	59
Interest income	249	138	111
Interest expense	(6,752)	(614)	(6,138)
Other income (expense), net	70	(334)	404
Total other expense, net	(28,835)	(536)	(28,299)
Loss before income taxes	(44,509)	(21,671)	(22,838)
(Provision) benefit for income taxes	(30)	3	(33)
Net loss	$(44,539)	$(21,668)	$(22,871)

Revenue

During the years ended December 31, 2024 and 2023, we recognized revenue related to the cell line customization activities we performed for Lineage. The increase in revenue is due to accelerating the recognition of approximately $0.5 million of deferred revenue related to nonrefundable payments we received from Lineage due to the Lineage Assignment Agreement we entered into on September 24, 2024 with Factor Bioscience discussed earlier. As of December 31, 2024, we did not have any deferred revenue balances on our consolidated balance sheet.

Cost of Revenue

During the years ended December 31, 2024 and 2023, our cost of revenues included direct labor and materials to perform the customization cell line activities for Lineage. The decrease in cost of revenue was primarily related to a 20% license fee paid to Factor Bioscience during the year ended December 31, 2023 related to the Lineage Agreement, which was not repeated in 2024.

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Research and Development Expenses

	Years ended December 31,
	2024	2023	Change
(in thousands)
Professional fees	$759	$1,181	$(422)
MSA/license expense	3,017	3,250	(233)
Payroll-related	502	701	(199)
Stock-based compensation	89	234	(145)
Allocated occupancy expense	192	186	6
Other expenses, net	45	368	(323)
Total research and development expenses	$4,604	$5,920	$(1,316)

Total research and development expenses decreased by approximately $1.3 million for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily due to decreased professional fees due to a reduction in consultant services, MSA/license fees as a result of the new Factor L&C Agreement, payroll-related expenses and stock-based compensation from a reduction in headcount, and other expenses incurred during 2023 related to closing down a clinical trial we ended in 2022.

General and Administrative Expenses

	Years ended December 31,
	2024	2023	Change
(in thousands)
Professional fees	$4,168	$6,464	$(2,296)
Insurance	497	1,140	(643)
Payroll-related	1,607	2,045	(438)
Stock-based compensation	1,431	1,008	423
Occupancy expense	5,074	3,306	1,768
Other expenses, net	355	624	(269)
Total general and administrative expenses	$13,132	$14,587	$(1,455)

Our general and administrative expenses decreased by approximately $1.5 million for the year ended December 31, 2024 compared to the year ended December 31, 2023 primarily due to decreases in professional fees related to legal services and consultants, insurance expense due to lower premiums and payroll-related expenses resulting from less severance expense during the year ended December 31, 2024 compared to the year ended December 31, 2023. These decreases were offset by increased occupancy expense related to our Somerville sublease that we began to incur expense for in July 2023 and was terminated effective August 31, 2024, as well as increased stock-based compensation due to stock option awards granted to the chief executive officer during the year ended December 31, 2024.

Gain on Lease Termination

On August 9, 2024, we and the sublessor of our Somerville sublease entered into a sublease termination agreement effective August 31, 2024. Pursuant to the sublease termination agreement, we agreed to surrender and vacate the premises, all of our right, title and interest in all furniture, fixtures and laboratory equipment at the premises will become the property of the sublessor, and both parties will be released of their obligations under the sublease. As a result of the sublease termination, we recognized a gain on lease termination of approximately $1.6 million for the year ended December 31, 2024. There was no similar transaction during the year ended December 31, 2023.

Acquisition of Exacis In-Process Research and Development

In April 2023, we acquired from Exacis substantially all of its intellectual property assets, including all of its right, title and interest in an exclusive license agreement between Exacis and Factor Limited (the “Purchased License”). The Purchased License was determined to be an in-process research and development (“IPR&D”) asset that has no alternative future use and no separate economic value from its original intended purpose, which is therefore expensed in the period the cost is incurred. As a result, we expensed the fair value of the Purchased License of approximately $0.5 million during the year ended December 31, 2023. For additional information, see Note 4 to the accompanying financial statements included in this prospectus. There was no similar transaction during the year ended December 31, 2024.

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Loss on Extinguishment of Debt

We recognized a $22.4 million loss on extinguishment of debt for the year ended December 31, 2024 related to the exchange transaction and common stock private placement entered into on September 24, 2024. There was no similar transaction during the year ended December 31, 2023. See Note 6 to the accompanying consolidated financial statements for more information on the exchange transaction and common stock private placement.

Change in Fair Value of Convertible Notes

Because the modification of our convertible notes was accounted for as an extinguishment of debt and marked to fair value as of September 24, 2024 upon modification, we recognized income of approximately $1.0 million during the year ended December 31, 2024 related to the change in fair value of the convertible notes. This was due to such convertible notes being marked to fair value as of October 29, 2024 when such convertible notes were converted to shares of common stock. There was no similar transaction during the year ended December 31, 2023.

Change in Fair Value of Bridge Notes Derivative Liability

We recognized expense of $1.6 million related to the initial measurement at September 24, 2024 of the incremental fair value of the bridge notes derivative liability over the carrying value due to bifurcation of the conversion feature (recognized as a derivative liability) from the bridge notes. This was offset by $0.1 million in income recognized for the change in fair value of the bridge notes derivative liability due to remeasuring the liability during the year ended December 31, 2024. There was no similar transaction during the year ended December 31, 2023. See Note 6 to the accompanying consolidated financial statements for more information on the bridge notes.

Change in Fair Value of Warrant Liabilities

We recognized income of $0.4 million and $0.2 million for the years ended December 31, 2024 and 2023, respectively, for the change in the fair value of our warrant liabilities. The change in fair value of warrant liabilities for the year ended December 31, 2024 includes certain warrants that were reclassified to a liability in September 2024 and then exchanged for shares of common stock in October 2024 as part of the September 2024 Transactions described above. See Note 6 to the accompanying consolidated financial statements for more information on the exchanged warrants.

Change in Fair Value of Contingent Consideration

On the closing date of the acquisition of assets from Exacis in April 2023, we recognized a contingent consideration liability of $0.2 million for future payments that may be payable to Exacis, which was included as part of the $0.5 million fair value of the Purchased License asset and expensed as IPR&D during the year ended December 31, 2023. This contingent consideration liability is remeasured at each period end, and any change in the fair value of the contingent liability is recognized in the statement of operations. As of December 31, 2024 and 2023, we remeasured the contingent liability and recognized income of $0.1 million for each of the years ended December 31, 2024 and 2023 due to the decrease in the fair value of the contingent consideration liability.

Loss on Non-Controlling Investment

We account for our 25% non-controlling investment in NoveCite, Inc. (“NoveCite”) under the equity method. We have not guaranteed any obligations of NoveCite, nor are we otherwise committed to providing further financial support for NoveCite. Therefore, we only record 25% of NoveCite’s losses up to our investment carrying amount. As a result, we did not recognize additional losses related to NoveCite for the year ended December 31, 2024. We recognized a loss of approximately $0.1 million for the year ended December 31, 2023.

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Interest Income

We recognized an increase in interest income for the year ended December 31, 2024 compared to the year ended December 31, 2023 due to having our cash into interest bearing accounts for the full year of 2024 compared to 2023.

Interest Expense

We recognized an increase in interest expense for the year ended December 31, 2024 of approximately $6.1 million compared to the year ended December 31, 2023 primarily due to interest expense and amortization of debt issuance costs associated with the 2023 convertible note financings and the 2024 bridge notes.

Other Income (Expense), Net

	Years ended December 31,
	2024	2023	Change
(in thousands)
SEPA fees	$-	$(280)	$280
Other income (expense), net	70	(54)	124
Total expense, net	$70	$(334)	$404

For the year ended December 31, 2024, we recognized other income related to amounts earned from Factor Bioscience under the Lineage Assignment Agreement entered into in September 2024. For the year ended December 31, 2023, we recognized (a) commitment fees and other fees related to the standby equity purchase agreement (“SEPA”) we entered into with Lincoln Park in April 2023 and (b) other miscellaneous expense.

Provision for Income Taxes

During 2024, we expect to incur state income tax liabilities related to our operations. We have established a full valuation allowance for all deferred tax assets, including our net operating loss carryforwards, since we could not conclude that we were more likely than not able to generate future taxable income to realize these assets. The effective tax rate differs from the statutory tax rate due primarily to our full valuation allowance.

Liquidity and Capital Resources

As of September 30, 2025, we had cash of approximately $3.0 million, and we had an accumulated deficit of approximately $244.1 million. We have to date incurred operating losses, and we expect these losses to continue in the future. We incurred a net loss of $1.2 million for the three months ended September 30, 2025, and for the nine months ended September 30, 2025, we incurred a net loss of $12.6 million, which includes a $5.8 million non-cash expense related to the forward sales contract. For the nine months ended September 30, 2025, we used $5.9 million of cash in operating activities.

As of December 31, 2024, we had cash of approximately $1.7 million, and we had an accumulated deficit of approximately $231.5 million. For the year ended December 31, 2024, we incurred a net loss of $44.5 million, and we used $15.8 million of cash in operating activities.

On March 11, 2025 and March 20, 2025, we received $1.5 million and $0.8 million, respectively, for the issuance of two promissory notes with an aggregate principal amount of $2.3 million to an investor. The promissory notes had a maturity date of the earlier of (i) June 15, 2025 or (ii) upon us receiving greater than $5 million in aggregate proceeds from a subsequent capital raise. Interest accrued at a rate of 5.0% per annum, payable at maturity. During the nine months ended September 30, 2025, the Company repaid the notes in full for $2.3 million, including accrued interest. See Note 8 to the accompanying condensed consolidated statement of operations for more information on the promissory notes.

During the nine months ended September 30, 2025, we raised $7.2 million in gross proceeds from the sale of shares of our common stock and prefunded warrants. We used a portion of the proceeds from this financing to repay the notes, as discussed above. See Note 12, Equity Transactions - 2025 Private Placement, to the accompanying condensed consolidated statement of operations for additional information regarding this financing.

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In September 2024, we received approximately $3.9 million from the bridge notes and in October 2024, we also received approximately $1.1 million upon the closing of the common stock private placement.

Under the SEPA, we issued and sold approximately 14,000 shares of our common stock to Lincoln Park, including approximately 5,000 commitment shares, and have received approximately $0.3 million in gross proceeds from such sales. We sold no shares under the SEPA during the year ended December 31, 2024. The SEPA expired in accordance with its terms in May 2025.

Based on our current financial condition and forecasts of available cash, we will not have sufficient capital to fund our operations for the 12 months following the issuance date of this prospectus. We can provide no assurance that we will be able to obtain additional capital when needed, on favorable terms, or at all. If we cannot raise capital when needed, on favorable terms or at all, we will need to reevaluate our planned operations and may need to reduce expenses, file for bankruptcy, reorganize, merge with another entity, or cease operations. If we become unable to continue as a going concern, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and stockholders may lose all or part of their investment in our common stock. See the risk factor in this prospectus titled, “We will require substantial additional capital to fund our operations, and if we fail to obtain the necessary financing, we may not be able to pursue our business strategy.”

Historically, the cash used to fund our operations has come from a variety of sources and predominantly from sales of shares of our common stock and convertible notes. We will continue to evaluate and plan to raise additional funds to support our working capital needs through public or private equity offerings, debt financings, strategic partnerships, out-licensing our intellectual property or other means. There can be no assurance that capital will be available when needed or that, if available, it will be obtained on terms favorable to us and our stockholders. Our ability to raise capital through sales of our common stock will depend on a variety of factors including, among others, market conditions, the trading price and volume of our common stock, and investor sentiment. In addition, macroeconomic factors and volatility in the financial market, which may be exacerbated in the short term by concerns over inflation, interest rates, impacts of the wars in Ukraine and the Middle East, strained relations between the U.S. and several other countries, and social and political discord and unrest in the U.S., among other things, may make equity or debt financings more difficult, more costly or more dilutive to our stockholders.

In addition, equity or debt financings may have a dilutive effect on the holdings of our existing stockholders, and debt financings may subject us to restrictive covenants, operational restrictions and security interests in our assets. If we raise capital through collaborative arrangements, we may be required to relinquish some rights to our technologies or grant sublicenses on terms that are not favorable to us.

We prepared the accompanying condensed consolidated financial statements for the three and nine months ended September 30, 2025 and the accompanying consolidated financial statements for the year ended December 31, 2024 on a going concern basis, which assume that we will realize our assets and satisfy our liabilities in the normal course of business. As discussed above, there is substantial doubt about our ability to continue as a going concern because we do not have sufficient cash to satisfy our working capital needs and other liquidity requirements over at least the next 12 months from the date of issuance of the applicable consolidated financial statements. The accompanying condensed consolidated financial statements for the three and nine months ended September 30, 2025 and the accompanying consolidated financial statements for the year ended December 31, 2024 do not include any adjustments to reflect the possible future effects on the recoverability and reclassification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty of our ability to remain a going concern.

In addition, while we are not presently pursuing product development, we may do so in the future. Developing product candidates, conducting clinical trials and commercializing products requires substantial capital, and we would need to raise substantial additional funds if we were to pursue the development of one or more product candidates.

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Cash Flows

Cash flows from operating, investing and financing activities, as reflected in the accompanying consolidated statements of cash flows, are summarized as follows:

	For the nine months ended September 30,
(in thousands)	2025	2024	Change
Cash (used in) provided by:
Operating activities	$(5,869)	$(12,291)	$6,422
Investing activities	(22)	(365)	343
Financing activities	7,209	5,250	1,959
Net increase (decrease) in cash and cash equivalents	$1,318	$(7,406)	$8,724

	For the years ended December 31,
(in thousands)	2024	2023	Change
Cash (used in) provided by:
Operating activities	$(15,836)	$(20,408)	$4,572
Investing activities	(365)	(19)	(346)
Financing activities	6,260	16,556	(10,296)
Net decrease in cash and cash equivalents	$(9,941)	$(3,871)	$(6,070)

Net Cash Used in Operating Activities

There was a decrease of approximately $6.4 million in cash used in operating activities for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024. This change was due a $5.9 million decrease in net loss, after giving effect to adjustments made for non-cash transactions, primarily due to a decrease in occupancy expense and professional fees, and by a decrease of $0.5 million in cash used in operating assets and liabilities for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 primarily related to terminating our facility sublease and accelerating the recognition of deferred revenue.

There was a decrease of approximately $4.6 million in cash used in operating activities for the year ended December 31, 2024 compared to the year ended December 31, 2023. This change was due a $4.5 million decrease in net loss, after giving effect to adjustments made for non-cash transactions, primarily due to an increase in recognition of revenue as well as a reduction in professional and consulting expenses, offset by a slight increase of $0.1 million in cash used in operating assets and liabilities for the year ended December 31, 2024 compared to the year ended December 31, 2023.

Net Cash Used in Investing Activities

We used less than $0.1 million and approximately $0.3 million to pay for the purchases of property and equipment during the nine months ended September 30, 2025 and 2024, respectively.

We used approximately $0.4 million to pay for the purchases of property and equipment during the year ended December 31, 2024. There was an immaterial amount of investing activities during the year ended December 31, 2023.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2025 includes $2.3 million of gross proceeds received from the issuance of two promissory notes and $4.9 million of proceeds received from the 2025 SPA, net of offsetting $2.3 million of a receivable related to 2025 SPA due from a related party with the outstanding notes payable, including accrued interest, due to the same related party. Net cash provided by financing activities for the nine months ended September 30, 2024 includes $5.3 million of gross proceeds received from (i) the issuance of convertible notes in January 2024 and the fees related to such issuance and (ii) proceeds received from the bridge note financing in September 2024.

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Net cash provided by financing activities for the year ended December 31, 2024 includes approximately $6.4 million of gross proceeds received from the convertible note financing, the bridge note financing and the common stock private placement that occurred in January 2024, September 2024 and October 2024, respectively. Net cash provided by financing activities for the year ended December 31, 2023 includes approximately $16.5 million of gross proceeds from convertible note financings and $0.3 million of proceeds received from selling approximately 214,000 shares to Lincoln Park under the SEPA. The Company did not sell any shares under the SEPA during the year ended December 31, 2024.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable SEC rules.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported expenses during the reporting periods. We continually evaluate our judgments, estimates and assumptions. We base our estimates on the terms of underlying agreements, our expected course of development, historical experience and other factors we believe are reasonable based on the circumstances, the results of which form our management’s basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. We believe the following critical accounting estimates affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Goodwill Impairment

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired and the liabilities assumed. Goodwill is not amortized but is tested for impairment annually or more frequently if events occur or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and other relevant events. Management evaluates our company as a single reporting unit, therefore, our goodwill is tested for impairment at the entity level. Goodwill is tested for impairment as of December 31st of each year, or more frequently as warranted by events or changes in circumstances mentioned above. Accounting guidance also permits an optional qualitative assessment for goodwill to determine whether it is more likely than not that the carrying value of a reporting unit exceeds its fair value. If, after this qualitative assessment, we determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then no further quantitative testing would be necessary. A quantitative assessment is performed if the qualitative assessment results in a more likely than not determination or if a qualitative assessment is not performed. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In June 2022, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”). The FASB issued ASU 2022-03 to (1) clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity related securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. ASU 2022-03 clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The guidance was effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years with early adoption permitted. The adoption of this ASU did not have a material impact to our consolidated financial statements.

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In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting - Improvements to Reportable Segment Disclosures, which provides updates to qualitative and quantitative reportable segment disclosure requirements, including enhanced disclosures about significant segment expenses and increased interim disclosure requirements, among others. ASU No. 2023-07 was effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption was permitted, and the amendments should be applied retrospectively. The adoption of this ASU did not have an impact to our consolidated financial statements, but did result in additional disclosures made in the notes to the consolidated financial statements.

Recently Issued Accounting Standards to be Adopted

In October 2023, the FASB issued ASU No. 2023-06, Disclosure Improvements - Codification Amendment in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU modified the disclosure and presentation requirements of a variety of codification topics by aligning them with the SEC’s regulations. The amendments to the various topics should be applied prospectively, and the effective date will be determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. If the SEC has not removed the applicable requirements from Regulation S-X or Regulation S-K by June 30, 2027, then this ASU will not become effective. Early adoption is prohibited. The Company does not expect the amendments in this ASU to have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40). This ASU is intended to improve disclosures about a public business entity’s expenses by requiring disaggregated disclosure, in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027 (as clarified in ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date). Early adoption is permitted. The new standard may be applied either on a prospective or retrospective basis. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-04, Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU No. 2024-04 is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted, and the amendments may be applied on either a prospective or retrospective basis. We do not expect the amendments in this ASU to have a material impact on our consolidated financial statements.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This ASU modernizes the accounting for internal-use software costs by removing all references to prescriptive and sequential software development stages and instead requires capitalization when (i) management has authorized and committed to funding the software project and (ii) it is probable that the project will be completed and the software will be used to perform the function intended have both occurred. The amendments in ASU No. 2025-06 are effective for fiscal years beginning after December 15, 2027, and interim reporting periods, with early adoption permitted. The Company does not expect the amendments in this ASU to have a material impact on its consolidated financial statements.

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BUSINESS

Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells. We envision a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and our mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

Objectives and Business Strategy

Our lead product candidate ERNA-101 is allogenic IL-7 and IL-15-secreting iMSCs. ERNA-101 capitalizes on the intrinsic tumor-homing ability of MSCs to slip through the tumor’s defenses and to deliver potent pro-inflammatory factors directly to the tumor microenvironment (“TME”), limiting systemic exposure and potential toxicity while unleashing potent anti-cancer immune responses including enhancement of T-cell anti-tumor activity. Our initial focus is to develop ERNA-101 in platinum-resistant ovarian cancer. We collaborated with the University of Texas MD Anderson Cancer Center to investigate the ability of ERNA-101 to induce and modulate antitumor immunity in an ovarian cancer model. In preclinical study, ERNA-101 exhibited reduction of tumor growth and statistically significant survival advantage in the ovarian cancer model as compared to the control group. During the fourth quarter of 2025, we had a successful pre- Investigational New Drug (“IND”) meeting with the Food and Drug Administration (“FDA”), which resulted in regulatory alignment on our development approach. We expect to complete the Investigational New Drug (“IND”) enabling studies and IND submission in 2026 and to subsequently enter a Phase I investigator sponsored clinical trial in the second half of 2026.

We have also been accepted as one of only ten global companies for the Japan External Trade Organization acceleration program, which will allow us to receive expert-led mentoring and market-entry guidance focused on Japan’s regulatory, clinical and commercial landscape. The program also provides direct engagement opportunities with leading Japanese research and development organizations to explore potential collaborations across development, manufacturing and clinical execution.

We are also investigating anti-inflammatory cytokine (e.g. IL-10)-secreting iMSCs in inflammatory/auto-immune disorders like rheumatoid arthritis, which we refer to as ERNA-201. MSCs have an intrinsic ability to home to inflamed tissue and have been shown to dampen inflammation and drive/healing/regeneration through multiple secreted mediators and cell-cell interactions. We are investigating the ability of ERNA-201 to turbocharge these anti-inflammatory and regenerative effects.

Additionally, to expand our developmental opportunities and raise non-dilutive capital, we are actively seeking strategic partnerships to co-develop or out-license therapeutic assets and engage with potential collaborators, and we are currently applying for research grants, some of which will be used for research conducted at our Texas subsidiary, Ernexa TX2, Inc.

License Agreement

On September 24, 2024, we entered into the Factor L&C Agreement with Factor Limited. The Factor L&C Agreement terminated the Amended and Restated Factor License Agreement (the “A&R Factor License Agreement”) entered into on November 14, 2023 as well as an exclusive license agreement we acquired from Dilos Bio (formerly known as Exacis Biotherapeutics Inc. (“Exacis”)) under an asset purchase agreement in April 2023.

Under the Factor L&C Agreement, we have obtained an exclusive license in the fields of cancer, autoimmune disorders, and rare diseases with respect to certain licensed technology and we have the right to develop the licensed technology directly or enter into co-development agreements with partners who can help bring such technology to market. The Factor L&C Agreement also provides for certain services and materials to be provided by Factor to facilitate our development of the licensed technology and to enable us to scale up production at third party facilities.

The initial term of the Factor L&C Agreement is one year after the effective date, and it automatically renews yearly thereafter. We may terminate the Factor L&C Agreement for any reason upon 90 days’ written notice to Factor, and the parties otherwise have customary termination rights, including in connection with certain uncured material breaches and specified bankruptcy events.

Pursuant to the Factor L&C Agreement, we will pay Factor $0.2 million per month for the first twelve months, $0.1 million per month for the first nine months toward patent costs, certain milestone payments, royalty payments on net sales of commercialized products and sublicensing fee payments.

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Patent Portfolio

Our strategy is to develop and advance a pipeline of therapeutic products both internally and through strategic partnerships, leveraging our in-licensed synthetic allogeneic iMSC therapy, with the near-term focus on deploying our synthetic allogeneic iMSC therapy through strategic partnerships. As of March 10, 2025 , we had in-licensed 13 patent families filed in the United States and other major markets worldwide, including 33 granted patents, 31 pending non-provisional patent applications or provisional patent applications, and 4 pre-nationalization PCT application. Patent protection for the iMSC technology platform includes:

Family Number and Title	United States or Foreign Jurisdiction	Earliest Effective Date of Patent Application
FAB-001: “Methods and Products for Transfecting Cells”

Granted: US (Nos. 10829738, 10982229, 11692203, 10472611, 11466293, 10662410, 12227757, 12391961);

EP (No. 2788033 (CH; DE; FR; GB; IE));

EP (No. 3260140 (BE; CH; DE; DK; FR; GB; IE; NL);

CA (No. 2,858,148);

JP (Nos. 6073916, 6294944);

KR (No. 10-2196339)

Pending: US, EP, CA

12/05/2011

FAB-003: “Methods and Products for Transfection”	Granted: US (Nos. 8497124, 9127248, 11492600, 9399761, 9562218, 9695401, 9879228, 9969983, 10131882, 10301599, 10443045, 12227768) Pending: US	5/07/2012

FAB-005: “Methods and Products for Expressing Proteins in Cells”	Granted: JP (Nos. 6510416, 6890565, 6793146, 7436406); KR (No. 10-2121086); CA (No. 2890110) Pending: JP, US	11/01/2012

FAB-009: “Nucleic Acid Products and Methods of Administration Thereof”	Granted: JP (Nos. 7199809, 7638844) Pending: CA, JP	02/16/2016

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Family Number and Title	United States or Foreign Jurisdiction	Earliest Effective Date of Patent Application
FAB-010: “Nucleic Acid Products and Methods of Administration Thereof”	Pending: US, CA, EP	08/17/2017

FAB-011: “Nucleic Acid-Based Therapeutics”	Pending: US, EP	03/27/2019

FAB-013: “Engineered Gene-Editing Proteins”	Pending: US, EP	05/12/2021

FAB-016: “Mesenchymal Stem Cell Therapies”	Pending: US, EP, JP	04/28/2021

FAB-017: “Engineered Immune Cell Therapies”	Pending: US, CA, EP and JP	03/04/2022

FAB-018: “Circular RNA”	Pending: US, CA, EP and JP	04/27/2022

FAB-019: “Methods for reprogramming and gene editing cells”	Pre-nationalization PCT	01/05/2022

FAB-021: ““Methods for reprogramming and gene editing cells”	Pre-nationalization PCT	05/01/2024

FAB-023: “Methods for reprogramming and gene editing cells”	Pre-nationalization PCT Pending: US	09/20/2024 04/19/2024

US - United States of America

EP - European Patent Convention

PCT - Patent Cooperation Treaty

BE - Belgium

CA - Canada

CH - Switzerland

DE - Germany

DK - Denmark

FR - France

GB - Great Britain

IE - Ireland

JP - Japan

KR - Republic of Korea (South Korea)

NL - Netherlands

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Patent Families

Descriptions of our patent families are as follows:

●	FAB-001: “Methods and Products for Transfecting Cells” - The present invention relates in part to nucleic acids encoding proteins, nucleic acids containing non-canonical nucleotides, therapeutics comprising nucleic acids, methods, kits, and devices for inducing cells to express proteins, methods, kits, and devices for transfecting, gene editing, and reprogramming cells, and cells, organisms, and therapeutics produced using these methods, kits, and devices. Methods for inducing cells to express proteins and for reprogramming and gene-editing cells using RNA are disclosed. Methods for producing cells from patient samples, cells produced using these methods, and therapeutics comprising cells produced using these methods are also disclosed.

●	FAB-003: “Methods and Products for Transfection” - The present invention relates in part to methods for producing tissue-specific cells from patient samples, and to tissue-specific cells produced using these methods. Methods for reprogramming cells using RNA are disclosed. Therapeutics comprising cells produced using these methods are also disclosed.

●	FAB-005: “Methods and Products for Expressing Proteins in Cells” - The present invention relates in part to nucleic acids encoding proteins, therapeutics comprising nucleic acids encoding proteins, methods for inducing cells to express proteins using nucleic acids, methods, kits and devices for transfecting, gene editing, and reprogramming cells, and cells, organisms, and therapeutics produced using these methods, kits, and devices. Methods and products for altering the DNA sequence of a cell are described, as are methods and products for inducing cells to express proteins using synthetic RNA molecules. Therapeutics comprising nucleic acids encoding gene-editing proteins are also described.

●	FAB-009: “Nucleic Acid Products and Methods of Administration Thereof” - The present invention relates in part to nucleic acids, including nucleic acids encoding proteins, therapeutics and cosmetics comprising nucleic acids, methods for delivering nucleic acids to cells, tissues, organs, and patients, methods for inducing cells to express proteins using nucleic acids, methods, kits and devices for transfecting, gene editing, and reprogramming cells, and cells, organisms, therapeutics, and cosmetics produced using these methods, kits, and devices.

●	FAB-010: “Nucleic Acid Products and Methods of Administration Thereof” - The present invention relates in part to nucleic acids, including nucleic acids encoding proteins, therapeutics and cosmetics comprising nucleic acids, methods for delivering nucleic acids to cells, tissues, organs, and patients, methods for inducing cells to express proteins using nucleic acids, methods, kits and devices for transfecting, gene editing, and reprogramming cells, and cells, organisms, therapeutics, and cosmetics produced using these methods, kits, and devices.

●	FAB-011: “Nucleic Acid-Based Therapeutics” - The present invention relates in part to nucleic acids, including nucleic acids encoding proteins, therapeutics and cosmetics comprising nucleic acids, methods for delivering nucleic acids to cells, tissues, organs, and patients, methods for inducing cells to express proteins using nucleic acids, methods, kits and devices for transfecting, gene editing, and reprogramming cells, and cells, organisms, therapeutics, and cosmetics produced using these methods, kits, and devices.

●	FAB-013: “Engineered Gene-Editing Proteins” - The present invention relates in part to nucleic acids encoding gene editing proteins, including novel engineered variants.

●	FAB-016: “Mesenchymal Stem Cell Therapies” - Cell-based therapies based on MSCs are described.

●	FAB-017: “Engineered Immune Cell Therapies” - The present disclosure relates in part to engineered immune cells that are, inter alia, silenced from a host immune response.

●	FAB-018: “Circular RNA” - Nucleic acid structures that promote formation of circular RNAs (circRNAs), which may comprise hybridization of substantially complimentary regions within the nucleic acid and contact with an RNA ligase. The nucleic acid structures may be used in gene editing and/or therapeutic applications. In some embodiments, the nucleic acid comprises the structure: 5’-X-Y-A-IRES-B-CDS-C-Y’-Z-3’, wherein X, Y, Y’ and Z each independently comprise one or more nucleotides; Y and Y’ are substantially complementary; X and Z are not substantially complementary; IRES comprises an internal ribosome entry site; CDS comprises a coding sequence; and A, B, and C are each independently a spacer comprising one or more nucleotides or null.

●	FAB-019: “Methods for reprogramming and gene editing cells” The present disclosure provides improved methods for reprogramming and gene editing cells, including manufacturing a population of cells comprising cells of the lymphoid lineage and/or cells of the myeloid lineage.

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●	FAB-021: “Methods for reprogramming and gene editing cells” The present disclosure provides improved methods for reprogramming and gene editing cells. The present disclosure provides a method of inserting a sequence in a DNA site by introducing a single strand break followed by insertion of the sequence using a single-stranded repair template. In another aspect, the present disclosure provides a method of activating gene expression in a cell during its differentiation. In another aspect, the present disclosure methods and compositions related to iPSC-derived mesenchymal stroma/stem cells that overexpressed IDO1. In another aspect, the present disclosure provides a solid support comprising iPSC-derived mesenchymal stem cells which can be used to treat organ damage.

●	FAB-023: “Methods for reprogramming and gene editing cells” The present disclosure provides improved methods for reprogramming and gene editing cells. The present disclosure provides a method gene editing a cell using engineered chromatin opening sequence at the DNA target site. The cells can be induced pluripotent stem cells. The disclosure is also directed to the targeting the inhibition of tumor promoting genes.

Patent Term and Term Extensions

Individual patents have terms for varying periods depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, utility patents issued for applications filed in the United States and the European Union are granted a term of 20 years from the earliest effective filing date of a non-provisional patent application. In addition, in certain instances, a patent term can be extended to recapture a portion of the U.S. Patent and Trademark Office, or the USPTO, delay in issuing the patent as well as a portion of the term effectively lost as a result of the United States Food and Drug Administration (“FDA”) regulatory review period. However, as to the FDA component, the restoration period cannot be longer than five years and the restoration period cannot extend the patent term beyond 14 years from FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically are also 20 years from the earliest effective filing date. All taxes or annuities for a patent, as required by the USPTO and various foreign jurisdictions, must be timely paid in order for the patent to remain in force during this period of time.

The actual protection afforded by a patent may vary on a product-by-product basis, from country to country, and can depend upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent.

Our patents and patent applications may be subject to procedural or legal challenges by others. We may be unable to obtain, maintain and protect the intellectual property rights necessary to conduct our business, and we may be subject to claims that we infringe or otherwise violate the intellectual property rights of others, which could materially harm our business. For more information, see “Risk Factors-Risks Related to Our Intellectual Property” contained in this prospectus.

Supply and Manufacturing

We expect to rely on contract manufacturing relationships for any products that we may develop or acquire in the future. In October 2025, for example, we entered into a master services agreement with Cellipont Bioservices (“Cellipont”) for certain cell and gene therapy development and manufacturing services, along with a statement of work focused on engineering, differentiation and production (“EDP”) activities to advance ERNA-101 toward clinical trials in ovarian cancer. The statement of work provides for a $0.1 million nonrefundable project initiation fee as well as monthly progress payments and milestone payments.

Contract manufacturers are subject to ongoing periodic and unannounced inspections by the FDA, the Drug Enforcement Administration (“DEA”) and corresponding state agencies to ensure strict compliance with current good manufacturing practices (“cGMPs”) and other state and federal regulations. Our contractors, if any, in Europe face similar challenges from the numerous European Union and member state regulatory agencies and authorized bodies. We do not have control over third-party manufacturers’ compliance with these regulations and standards, other than through contractual obligations. If our contractors are deemed out of compliance with cGMPs, product recalls could result, inventory could be destroyed, production could be stopped, and supplies could be delayed or otherwise disrupted, which could have a materially adverse effect on our business.

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If we need to change manufacturers after commercialization, the FDA and corresponding foreign regulatory agencies must approve these new manufacturers in advance, which will involve testing and additional inspections and associated regulatory submissions to ensure compliance with FDA regulations and standards, which collectively may result in significant lead times, delay and cost. Furthermore, switching manufacturers may be difficult because the number of potential manufacturers is limited. It may be difficult or impossible for us to find a replacement manufacturer quickly or on terms acceptable to us, or at all.

Regulatory Matters

Government regulation and product approval

Drugs and biologics must be approved by the FDA through the New Drug Application (“NDA”) process or the Biologic License Application (“BLA”) process before they may be legally marketed in the United States. We use the terms “marketing application” or “MA” to apply to both.

There are two centers within the FDA that are responsible for the review and approval of drug and biologic marketing applications and general regulatory oversight: the Center for Drug Evaluation and Research (“CDER”) and the Center for Biologics Evaluation and Research (“CBER”). While all conventional drug products are regulated by CDER, biologic products can be regulated by either CDER or CBER, depending on the product’s classification.

The majority of BLA submissions are assigned to CBER; however, BLAs for certain biologic product categories are reviewed by CDER. These product categories include monoclonal antibodies for in vivo use, most proteins for therapeutic use, and categories such as cytokines, enzymes, and other novel proteins. Regardless of the category, NDAs for all drug products fall under the jurisdiction of CDER.

In the United States, drugs are subject to rigorous regulation by the FDA under the federal Food, Drug, and Cosmetic Act (“FDCA”) and implementing regulations, and biologics under the FDCA, the Public Health Services Act (“PHSA”), and their implementing regulations. Additionally, drugs and biologics are subject to other federal and state statutes. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process, or after approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency or judicial enforcement action could have a material adverse effect on us. The process required by the FDA before a drug or biologic may be marketed in the United States generally involves the following:

●	completion of preclinical laboratory tests, animal studies and formulation studies according to the FDA’s good laboratory practice, or GLP, regulations;
●	submission of an investigational new drug application (“IND”), which must become effective before human clinical trials may begin and which must include approval by an institutional review board (“IRB”) at each clinical site before the trials are initiated;
●	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug for its intended use conducted in compliance with federal regulations and good clinical practice (“GCP”), an international standard meant to protect the rights and health of human clinical trial subjects and to define the roles of clinical trial sponsors, administrators, and monitors;
●	submission to, and acceptance by, the FDA of a MA;
●	satisfactory completion of an FDA inspection of our manufacturing facility or other facilities at which the drug or biologic is produced to assess compliance with current good manufacturing practice (“cGMP”), regulations to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;
●	potential FDA audit of the non-clinical and clinical trial sites that generated the data in support of the MA: and
●	FDA review and approval of the MA.

The testing and approval process require substantial time, effort and financial resources, and the receipt and timing of any approval is uncertain.

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United States drug development process

Once a pharmaceutical candidate is identified for development it enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. Prior to beginning human clinical trials, a sponsor must submit an IND to the FDA, which includes the results of the preclinical tests, together with manufacturing information and analytical data. Some preclinical or non-clinical testing may continue even after the IND is submitted. In addition to including the results of the preclinical studies, the IND will also include a protocol detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated, if the trial lends itself to an efficacy evaluation. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the trial. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may, at any time, impose a clinical hold on ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization and then only under terms authorized by the FDA.

Clinical trials involve the administration of the investigational new drug to healthy volunteers or patients under the supervision of one or more qualified investigators in accordance with federal regulations and GCP.

Clinical trials must be conducted under protocols detailing the objectives of the trial and the safety and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, an IRB affiliated with each institution participating in the clinical trial must review and approve each protocol before any clinical trial commences at that institution. All research subjects must provide informed consent, and informed consent information must be submitted to the IRB for approval prior to initiation of the trial and prior to providing it to potential subjects. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if adverse events or other certain types of other changes occur.

Human clinical trials are typically conducted in three phases. A fourth, or post-approval, phase may include additional clinical studies. These phases generally include the following, and may be sequential, or may overlap or be combined:

●	Phase 1 clinical trials involve the initial introduction of the drug or biologic into human subjects. These studies are designed to determine the safety of usually single doses of the compound and determine any dose limiting intolerance, as well as evidence of the metabolism and pharmacokinetics of the drug in humans. For some products for severe or life-threatening diseases, especially if the product may be too toxic to administer to healthy humans, the initial clinical trials may be conducted in individuals having a specific disease for which use the tested product is indicated.
●	Phase 2 clinical trials usually involve studies in a limited patient population to evaluate the safety and efficacy of the drug or biologic for specific, targeted indications, to determine dosage tolerance and optimal dosage, and to identify possible adverse effects and safety risks.
●	In Phase 3, if a compound is found to be potentially effective and to have an acceptable safety profile in Phase 2 (or occasionally Phase 1) studies, the Phase 3 studies will be conducted to further confirm clinical efficacy, optimal dosage and safety within an expanded population which may involve geographically diverse clinical trial sites. Generally, but not always, two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of a marketing application.
●	Phase 4 clinical trials are studies required of or agreed to by a sponsor that are conducted after the FDA has approved a product for marketing. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of drugs approved under accelerated approval regulations. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase 4 clinical trial requirement. Failure to promptly conduct Phase 4 clinical trials where necessary could result in withdrawal of approval for products approved under accelerated approval regulations.

While Phase 1, Phase 2, and Phase 3 studies are generally required for approval of a marketing application, certain drugs and biologics may not require one or more steps in the process depending on other testing and the situation involved. Additionally, the FDA, an IRB, or the sponsor may stop testing at any time if results show patients being exposed to unnecessary health risks or overly dangerous side effects. Prior to the initiation of a clinical trial or at any time during the conduct of studies with human subjects, the FDA may place a study on clinical hold where patients may not be enrolled and ongoing trial activities are suspended until questions around potential safety issues with investigational products are addressed.

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In addition, the manufacturer of an investigational drug in a Phase 2 or Phase 3 clinical trial for a serious or life-threatening disease is required to make available, such as by posting on its website, its policy on evaluating and responding to requests for expanded access to such investigational drug.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the mechanism of action and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other requirements, the manufacturer must develop methods for testing the identity, strength, quality, potency, and purity of the final product. Additionally, appropriate packaging must be selected and validated, and stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf life.

Additional Regulation for Cell Therapy Clinical Trials

In addition to the regulations discussed elsewhere in this section, there are a number of additional standards that apply to clinical trials involving the use of cell therapy. The FDA has issued various guidance documents regarding cell therapies, which outline additional factors the FDA will consider at each of the above stages of development and relate to, among other things: the proper preclinical assessment of cell therapies; the CMC information that should be included in an IND application; the proper design of tests to measure product potency in support of an IND or BLA application; and measures to observe delayed adverse effects in subjects who have been exposed to investigational cell therapies when the risk of such effects is high. Further, the clinical study requirements set by the FDA vary significantly based on a product’s type, complexity, novelty, intended use, and target market. Obtaining regulatory approval for innovative therapies like ours can be more costly and time-consuming compared to more familiar or well-studied treatments. Additionally, negative outcomes in other cell therapy trials could prompt regulators to revise approval requirements for our product candidates.

United States drug review and approval process

Following completion of clinical studies, the results are evaluated and, depending on the outcome, submitted to the FDA in the form of an NDA or BLA in order to obtain FDA approval of the product and authorization to commence commercial marketing. In responding to an NDA or BLA, the FDA may require additional testing or information, may require that the product labeling be modified, may impose a post-approval study and other commitments or reporting requirements or other restrictions on product distribution, or may deny the application. The timing of final FDA review and action varies greatly but can take years in some cases and may involve the input of an FDA advisory committee of outside experts. Product sales in the United States may commence only upon FDA approval of an NDA or BLA.

FDA approval of a marketing application is required before marketing of the product may begin in the United States. The MA must include the results of product development, preclinical studies and clinical studies, together with other detailed information, including information on the chemistry, manufacture and controls utilized in manufacture of the product. In addition, an MA must also demonstrate purity, specifically in terms of showing that the final product does not contain extraneous material. The FDA has 60 days from its receipt of the MA to review the application to ensure that it is sufficiently complete for substantive review before accepting it for filing. The FDA may request additional information rather than accept an MA for filing. In this event, the MA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The submission of an MA is also subject to the payment of a substantial application fee (although a waiver of such fee may be obtained under certain limited circumstances, including when the drug that is subject of the application has received Orphan Drug Designation for the indication sought). Further, the sponsor of an approved MA is subject to an annual program fee. User fees typically increase annually. The approval process is lengthy and complex, and the FDA may refuse to approve an MA if the applicable regulatory criteria are not satisfied or may require additional clinical or other data and information. Even if such data and information is submitted, the FDA may ultimately decide that the NDA or BLA does not satisfy the criteria for approval. The FDA may also refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee. The FDA reviews an application to determine, among other things, whether a product is safe and effective for its intended use. Before approving an MA, the FDA will inspect the facility or facilities where the product is manufactured to determine whether its manufacturing is cGMP-compliant to assure and preserve the product’s identity, potency, quality, purity and stability.

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If the FDA’s evaluation of the marketing submission or manufacturing facilities is not favorable, the FDA will issue a complete response letter. The complete response letter outlines the deficiencies in the submission and often requires additional testing or information in order for the FDA to reconsider the application. Even after submitting this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. With limited exceptions, the FDA may withhold approval of an MA regardless of prior advice it may have provided or commitments it may have made to the sponsor.

Once an MA is approved, changes to the conditions of approval, including additional indications, are made by the submission of a supplement to the MA The supplemental NDA (“sNDA”) or the supplemental BLA (“sBLA”) must contain all of the information necessary to support the change. In the case of a new indication, that information usually consists of at least one clinical trial, and often more. Like an MA, FDA determines whether the supplemental application is sufficiently complete to permit review before it is filed. FDA then reviews the supplemental application. The FDA can either approve or issue a complete response letter outlining the deficiencies.

Manufacturing readiness

As part of the approval process, the FDA must inspect and approve each manufacturing facility. Among the conditions of approval is the requirement that a manufacturer’s quality control and manufacturing procedures conform to cGMP. Manufacturers must expend significant time, money and effort to ensure continued compliance, and the FDA conducts periodic inspections to verify compliance. If a manufacturer fails to comply or cannot remedy regulator identified deficiencies, then the FDA may prohibit the product from being marketed.

If the FDA grants approval, the approval will be limited to those conditions and patient populations for which the product is safe and effective, as demonstrated through clinical studies. Further, a product may be marketed only in those dosage forms and for those indications approved in the MA. Certain changes to an approved MA, including, with certain exceptions, any significant changes to labeling, require approval of a supplemental application before the drug may be marketed as changed. Any products manufactured or distributed pursuant to FDA approvals are subject to continuing monitoring and regulation by the FDA, including compliance with cGMP and the reporting of adverse experiences with the drugs. The nature of marketing claims that the FDA permits in the labeling and advertising of products will generally be limited to those specified in FDA approved labeling, and the advertising of products will be subject to comprehensive monitoring and regulation by the FDA. Products whose review was accelerated may carry additional restrictions on marketing activities, including the requirement that all promotional materials are pre-submitted to the FDA. Claims exceeding those contained in approved labeling will constitute a violation of the FDCA. Violations of the FDCA or regulatory requirements at any time during the product development process, approval process, or marketing and sale following approval may result in agency enforcement actions, including corrective advertising, cessation of violative promotion, withdrawal of approval, recall, seizure of products, warning letters, injunctions, fines and/or civil or criminal penalties.

In addition, federal, state and foreign laws and regulations regarding the manufacture and sale of new drugs are subject to future changes.

Post-approval requirements and consideration

Once an MA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA and Federal Trade Commission closely regulate the post-approval marketing and promotion of drugs and biologics, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. As a condition of MA approval, the FDA may also require a risk evaluation and mitigation strategy (“REMS”) to help ensure that the benefits of the drug or biologic outweigh the potential risks. REMS can include medication guides, communication plans for the healthcare professionals, and other Elements to Assure Safe Use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug or biologic.

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Drugs and biologics may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new MA supplement before the change can be implemented. An MA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing MA supplements as it does in reviewing MAs.

Adverse event reporting and submission of periodic reports are required following FDA approval of an MA. The FDA also may require post-marketing testing, known as Phase 4 testing, and surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product. In addition, quality control as well as drug manufacture, packaging, and labeling procedures must continue to conform to cGMPs after approval. Drug and biologic manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA during which the agency inspects manufacturing facilities to assess compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with cGMPs. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing, or if previously unrecognized problems are subsequently discovered.

Foreign regulatory requirements

In addition to regulation by the FDA and certain state regulatory agencies, there are a variety of foreign regulations governing clinical trials and the marketing of products. Outside of the United States, the ability of a company to market a product depends upon receiving a marketing authorization from the appropriate regulatory agencies. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. In any country, however, a company will only be permitted to commercialize its products if the appropriate regulatory agency is satisfied that the company presented adequate evidence of safety, quality and efficacy. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The regulatory approval and oversight process in other countries includes all of the risks associated with regulation by the FDA and certain state regulatory agencies as described above.

Under the European Union regulatory system, applications for drug approval may be submitted either in a centralized or decentralized manner. Under the centralized procedure, a single application to the European Medicines Agency (“EMA”) may lead to an approval granted by the European Commission which permits marketing of the product throughout the European Union. The decentralized procedure provides for mutual recognition of nationally approved decisions and is used for products that do not comply with requirements for the centralized procedure. Under the decentralized procedure, the holders of national marketing authorization in one of the countries within the European Union may submit further applications to other countries within the European Union, who will be requested to recognize the original authorization based on an assessment report provided by the country in which marketing authorization is held.

Pharmaceutical pricing and reimbursement

In both United States and foreign markets, the ability of a company to commercialize its products successfully, and to attract commercialization partners for its products, depends in significant part on the availability of adequate financial coverage and reimbursement from third-party payors, including, in the United States, governmental payors such as Medicare and Medicaid, managed care organizations, private commercial health insurers and pharmacy benefit managers (“PBMs”). Third party payors are increasingly challenging the prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. Companies may need to conduct expensive pharmacoeconomic or other studies to further demonstrate the value of its products. Even with the availability of such studies, products may be considered less safe, less effective or less cost-effective than alternative products, and third-party payors may not provide coverage and reimbursement for any product, in whole or in part.

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Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental changes. There have been, and we expect there will continue to be, legislative and regulatory proposals to change the healthcare system in ways that could significantly affect the development and commercialization of products, including the ACA

In the United States, Congress, state legislatures, and private sector entities are expected to continue to consider and may adopt healthcare policies intended to curb rising healthcare costs. These cost containment measures could include:

●	controls on government-funded reimbursement for drugs;
●	mandatory rebates or additional charges to manufacturers for their products to be covered on Medicare Part D formularies;
●	controls on healthcare providers;
●	controls on pricing of pharmaceutical products, including the possible reference of the pricing of United States drugs to non-United States drug pricing for the same product;
●	challenges to the pricing of drugs or limits or prohibitions on reimbursement for specific products through other means;
●	reform of drug importation laws;
●	entering into contractual agreements with payors; and
●	expansion of use of managed-care systems in which healthcare providers contract to provide comprehensive healthcare for a fixed cost per person

The Inflation Reduction Act of 2022 (the “IRA”) contained several provisions designed to curb the prices of drugs and biologics to Medicare beneficiaries. For instance, the IRA will require the federal government to directly negotiate the prices of certain drugs and biologics beginning in 2026. Additionally, beginning in 2023, the IRA requires manufacturers of drugs and biologics to offer rebates if the price of the drug or biologic raises faster than inflation.

We are unable to predict what additional legislation, regulations or policies, if any, relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation, regulations or policies would have on our business.

Competition

Biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While we believe that our novel iMSC technology, expertise, technological capabilities, and scientific resources give us a strong competitive edge, we face competition from many multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research organizations that are developing various approaches to the treatment of solid tumors and other autoimmune/inflammatory diseases.

Our synthetic iMSC technology competes with both existing MSC-based therapies and emerging technologies. Mesoblast an Australia-based regenerative medicine company was the first to launch an MSC-based therapy RYONCIL® in the U.S. for the treatment of steroid-refractory acute graft-versus-host disease (GVHD). Additionally, other U.S. based companies like BrainStorm Cell Therapeutics, RESTEM, Celltex, Baylx, Calidi Bio, Akan Biosciences, ImStem, among others, are developing MSC therapies in solid tumor and inflammatory diseases, which we believe could be considered our primary competitors.

In addition to competition from MSC-based and related cell therapy approaches, we face competition in our lead indication, platinum-resistant ovarian cancer. Currently marketed therapies include Avastin® (bevacizumab), a vascular endothelial growth factor (“VEGF”) inhibitor marketed by Genentech, a member of the Roche Group, and ELAHERE® (mirvetuximab soravtansine), an antibody-drug conjugate marketed by ImmunoGen. Also, multiple pharmaceutical and biotechnology companies, including Corcept Therapeutics, Daiichi Sankyo, Genmab, Merck & Co., and Genelux Corporation, among others, are advancing late-stage or clinical-stage product candidates targeting platinum-resistant ovarian cancer through a variety of therapeutic modalities. These therapies may achieve regulatory approval or commercial adoption before our product candidates and may limit market acceptance, pricing, or commercial opportunities for our programs.

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Many of our competitors have significantly greater financial, marketing, technical, research and human resources than we do, and may also have strategic partnerships and collaborative arrangements with leading companies and research institutions. Established pharmaceutical companies may also invest heavily to accelerate the discovery and development of technology that could make our technology obsolete. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. As a result of all of these factors, our competitors may succeed in obtaining patent protection and/or discovering, developing and commercializing technology that is competitive with or superior to our technology.

Human Capital Resources

Employees

We operate in a highly competitive industry and recognize that our success relies upon our ability to attract, develop and retain a diverse team of talented individuals. We place high value on the satisfaction and well-being of our employees and operate with fair labor standards and industry-competitive compensation and benefits. As of February 4, 2026, we had five full-time employees, which includes three research and development positions and two administrative positions, and we had two part-time employees in administrative positions. None of our employees are covered by collective bargaining agreements.

Compensation, Benefits and Development

Our approach to employee compensation and benefits is designed to deliver cash, equity and benefit programs that are competitive with those offered by leading companies in the biotechnology and pharmaceutical industries to attract, motivate and retain talent with a focus on encouraging performance, promoting accountability and adherence to our values and alignment with the interests of our stockholders.

Our base pay program aims to compensate our employees relative to the value of the contributions of their role, which takes into account the skills, knowledge and abilities required to perform each position, as well as the experience brought to the job. We may also provide our employees with opportunities to earn performance-based cash and equity compensation to reward the achievement of company-wide goals established annually and designed to drive aspects of our strategic priorities that support and advance our strategy across our company. Our employees are also eligible to receive equity awards under our long-term incentive program that are designed to align their interests with the interests of our stockholders. All employees also participate in a regular performance measurement process through which staff receive performance and development feedback, which is taken into account in determining annual compensation.

Our benefit programs are generally broad-based, promote health and overall well-being and emphasize saving for retirement. All employees are eligible to participate in the same health and retirement savings plans.

Code of Business Conduct and Ethics

We are committed to conducting business in accordance with the highest ethical standards. Our Code of Conduct and Ethics, which applies to all our employees, emphasizes the importance of integrity, honesty, forthrightness, respect and fairness.

Health, Safety and Well-Being

We actively promote the safety, health and well-being of our employees. For example, we focused on employee safety throughout the COVID-19 pandemic by implementing extensive safety measures, which included on-site COVID-19 testing protocols and flexible remote working options for most of our employees.

Corporate Information

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (212) 582-1199. We maintain a website at www.ernexatx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at www.ernexatx.com, as soon as reasonably practicable after such reports are available on the Securities and Exchange Commission (SEC) website at www.sec.gov. Additionally, copies of our Annual Report will be made available, free of charge, upon written request. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus.

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MANAGEMENT

Directors and Executive Officers

The names of our directors and executive officers and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below as of the date of this prospectus.

Name	Age	Position
Sanjeev Luther	64	President and Chief Executive Officer and Director
Sandra Gurrola	59	Senior Vice President, Finance
James Bristol	79	Chairman of the Board
Peter Cicala	64	Director
Elena Ratner	48	Director
William Wexler	66	Director

Sanjeev Luther has served as President, Chief Executive Officer and as a member of our board of directors since January 2024. Prior to that, Mr. Luther served as President, Chief Executive Officer and a board member of Cornerstone Pharmaceuticals from November 2017 to December 2023 and as its Chief Operations Officer and Chief Business Officer from December 2014 to November 2017. Prior to that, Mr. Luther served in various leadership roles at Bristol-Myers Squibb, Novartis, Bausch and Lomb and GE Healthcare. Mr. Luther holds an MBA in Marketing and a B.S. in Marketing and Business Administration from the State University of New York at Buffalo.

Mr. Luther’s qualifications to serve on our board of directors include his expertise in the healthcare industry, his business training and education, and his extensive experience managing life science companies.

Sandra Gurrola has served as our Senior Vice President of Finance since May 2023 and served as our Vice President of Finance from June 2021 until May 2023. Prior to that, she served as the Senior Vice President of eGames.com Holdings, LLC from March 2021 to June 2021 and as a consultant to us. Ms. Gurrola served as Senior Vice President of Finance to NTN Buzztime, Inc. from September 2019 to March 2021 and its Vice President of Finance from 2014 until 2019. From 2009 to 2014, Ms. Gurrola served NTN Buzztime, Inc. in various leadership accounting roles, including Controller, Director of Accounting, and Director of Financial Reporting and Compliance. Previously, she was a senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company. Ms. Gurrola received a B.A. in English from San Diego State University.

James Bristol has served as a member of our board of directors since October 2023. Dr. Bristol worked for 40 years in drug discovery, research and preclinical development at Schering-Plough Corporation, Parke-Davis, and Pfizer Inc. (“Pfizer”), serving in various senior research and development roles. From 2003 until his retirement in 2007, Dr. Bristol served as Senior Vice President of Worldwide Drug Discovery Research at Pfizer Global Research & Development, where he oversaw 3,000 scientists at seven Pfizer sites as they produced an industry leading number of drug development candidates in 11 therapeutic areas. In 2009, Dr. Bristol joined Frazier Life Sciences as a Senior Advisor. From August 2007 until December 2024, Dr. Bristol has served as a member of the board of directors of Deciphera Pharmaceuticals, and since 2018 he has served as a member of the board of directors of Erasca, Inc., both of which are publicly traded life science companies. He is currently a member of the board of directors of Genuiti. Dr. Bristol also served on the board of directors of Ignyta from 2014 until its acquisition by Roche in 2018, and served on the board of directors of SUDO Biosciences, Inc. from June 2021 until December 2023, and of Cadent Therapeutics, Inc. from 2011 until 2020. Dr. Bristol is the author of over 100 publications, abstracts and patents, and he conducted postdoctoral research at the University of Michigan (NIH Postdoctoral Fellow) and at The Squibb Institute for Medical Research. Dr. Bristol holds a Ph.D. in organic chemistry from the University of New Hampshire and a B.S. in Chemistry from Bates College.

Dr. Bristol’s qualifications to serve on our board of directors include his vast experience in the biopharmaceutical industry, including in management and as a director, as well as his expertise in drug discovery and development.

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Peter Cicala has served as a member of our board of directors since February 2024. Mr. Cicala currently serves as General Counsel for a private biotechnology company, where he has been since March of 2021. In November of 2019, he co-founded Pretzel Therapeutics, Inc., a biotechnology company, and still serves as an executive advisor. From March 2020 until March 2021, Mr. Cicala served as Chief Intellectual Property Counsel for Intercept Pharmaceuticals, Inc. and from March 2014 until November 2019, he served as Chief Patent Counsel for Celgene Corporation, both publicly traded biopharmaceutical companies. Mr. Cicala has practiced law for over 25 years, and also has over 10 years of experience as a medicinal chemist. He received his B.S. in chemistry from Fairleigh Dickinson University and a J.D. from Seton Hall University School of Law.

Mr. Cicala’s qualifications to serve on our board of directors include his expertise in pharmaceutical and biotechnology intellectual property law and in strategic management of proprietary technology and products.

Elena Ratner has served as a member of our board of directors since January 2025. Since July 2019, Dr. Ratner has been serving as a professor in the Department of Obstetrics, Gynecology and Reproductive Sciences at Yale University School of Medicine and also serves as the director of the Discovery to Cure Early Ovarian Detection program. Dr. Ratner’s clinical research has focused on new targeted drugs for ovarian cancer and on reversing chemotherapy resistance in ovarian and uterine cancers. She received her B.S. in premedical studies from Barnard College at Columbia University, her MBA at Yale University and her M.D. from the University of Buffalo.

Dr. Ratner’s qualifications to serve on our board of directors include her vast expertise in obstetrics, gynecology and reproductive sciences, and specifically in ovarian cancer research and treatment.

William Wexler has served as a member of our board of directors since June 2022. Prior to joining our board of directors, Mr. Wexler worked on over 150 individual projects, serving in various capacities including as Chairman, Chief Executive Officer, Chief Restructuring Officer and other designated roles of senior responsibility. Mr. Wexler has served as the Managing Member of WEXLER Consulting LLC, a management consulting firm, since 2012. From 2012 to 2019, he served in various roles, including as Chairman of the Board, interim Chief Executive Officer, Chief Executive Officer and sole director and stockholder representative of Upstate New York Power Products, Inc., a holding company that owned and operated power plants throughout upstate New York. From 2012 to 2013, Mr. Wexler served as Chief Restructuring Officer of VMR Electronics, LLC, a manufacturer of cable assembly products for the electronics interconnect industry. Prior to that, he served as a Managing Director and national finance practice lead at BBK, Ltd., a turn-around advisory firm, from 2006 to 2011. Mr. Wexler served as group Managing Director of corporate restructuring at Huron Consulting Group, LLC from 2002 to 2005. Previously, he was a Managing Director at Berenson Minella & Co., a boutique investment-banking firm, from 2000 to 2002. Between 1986 and 2000 he served as a Senior Director at BNP Paribas, where he established and led Paribas Properties, Inc., a real estate investment arm of the bank, and also where he was a lead officer of the then newly created U.S. asset workout group. Mr. Wexler started his professional career in 1981 in commercial lease brokerage, asset management and investment sales at Jones Lang Wootton (now Jones Lang LaSalle) where he worked until 1986. He earned a B.A. in Political Science from Johns Hopkins University.

Mr. Wexler’s qualifications to serve on our board of directors include his experience in investment and senior management roles, as well as his business training and education.

Family Relationships

There are no family relationships between any of our officers or directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers is involved in any legal proceeding that requires disclosure under Item 401(f) of Regulation S-K.

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Code of Ethics.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available under the “Governance” tab of the “Investor Relations” section of our website located at www.ernexatx.com. We intend to disclose any changes in our Code of Business Conduct and Ethics or waivers from it that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information on the same website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Audit Committee

We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee consists of William Wexler (Chair), James Bristol and Peter Cicala, all of whom meet the requirements for independence of audit committee members under applicable Nasdaq and SEC rules, including Rule 10A-3 promulgated under the Exchange Act. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Wexler qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Changes in Stockholder Nomination Procedures

There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors since such procedures were last described in our proxy statement filed with the SEC on October 7, 2024.

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EXECUTIVE COMPENSATION

Overview

When determining executive officer compensation, and the various components that comprise it, our compensation committee evaluates and considers publicly available executive officer compensation survey data to present a competitive compensation package to attract and retain top talent, including an appropriate level of salary, performance-based bonus and equity incentives. Typically, our compensation committee evaluates competitive market benchmark data for a given executive role. Additionally, our compensation committee is authorized to engage outside advisors and experts to assist and advise our compensation committee on matters relating to executive compensation. In 2023, our compensation committee retained the services of Pearl Meyer, an independent compensation consultant, to review the cash and equity compensation package that was offered to Mr. Luther prior to his appointment as our President and Chief Executive Officer.

Our President and Chief Executive Officer presents compensation recommendations to our compensation committee with respect to the executive officers other than himself. Our compensation committee considers such recommendations, in conjunction with possible input from our compensation committee’s independent compensation consultant, in making compensation decisions or recommendations to the full board of directors. The full board participates in evaluating the performance of our executive officers, except that our Chief Executive Officer does not participate when our board of directors evaluates his performance and is not present during voting or deliberations regarding his performance or compensation matters.

Compensation-Related Risk Assessment

Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on our Company. Our compensation committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, our compensation committee considered all components of our compensation program and assessed any associated risks. Our compensation committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by our compensation committee over performance metrics, if any, established for performance-based bonuses and its administration of our equity incentive plans.

Compensation Recoupment (Clawback) Policy

Our clawback policy provides for the recovery of erroneously awarded incentive-based compensation related to the three fiscal years preceding the date on which the company is required to prepare an accounting restatement. The clawback policy complies with the requirements of Nasdaq’s listing rules.

Named Executive Officers

Under applicable SEC rules and regulations, our “named executive officers” are all individuals who served as our principal executive officer during 2025, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at December 31, 2025, and up to two additional individuals who would have been one of our top two most highly compensated executive officer had they been serving as an executive officer at the end of 2025. Our 2025 named executive officers are identified in the table below:

Name	Title
Sanjeev Luther	President and Chief Executive Officer
Sandra Gurrola	Senior Vice President of Finance

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Summary Compensation Table

The following table sets out the compensation for our Named Executive Officers for the years ended December 31, 2025 and December 31, 2024:

2025 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)		Stock-Based Awards (US$)(1)	Option-Based Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified deferred compensation earnings (US$)	All Other Compensation (US$)(3)	Total Compensation (US$)
Sanjeev Luther, President and	2025	$550,000	$—		$—	$324,813	$—	$—	$14,000	$888,813
Chief Executive Officer	2024	$550,000	$75,000	(2)	$—	$2,422,818	$—	$—	$14,000	$3,061,818

Sandra Gurrola, Sr.	2025	$275,000	$—		$—	$43,372	$—	$—	$11,000	$329,372
Vice President of Finance	2024	$275,000	$—		$—	$110,198	$—	$—	$11,000	$396,198

1	The amounts reported in this column represent the aggregate grant date fair value of stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded.

2	Mr. Luther was appointed as our President and Chief Executive Officer effective January 1, 2024 and amount represents a cash signing bonus pursuant to his employment agreement.

3	The amounts reported in this column represent the Company’s 401(k) match contribution.

Narrative to Summary Compensation Table

The following is a discussion of each component of our executive compensation program for 2025.

Base Salary

Each of our named executive officers receives a base salary. The base salary is the fixed cash compensation component of our executive compensation program, and it recognizes individual performance, time in role, scope of responsibility, leadership skills and experience. The base salary compensates an executive for performing his or her job responsibilities on a day-to-day basis. Generally, base salaries are reviewed annually company-wide and adjusted (upward or downward) when appropriate based upon individual performance, expanded duties, changes in the competitive marketplace and, with respect to upward adjustments, if we are, financially and otherwise, able to pay it. We try to offer competitive base salaries to help attract and retain executive talent.

Bonus and Incentive Compensation

In addition to base salaries, our compensation committee has the authority to award discretionary annual bonuses to our named executive officers based on corporate and individual performance. Each year, our compensation committee or our board of directors may establish performance goals, which may be based on measures such as revenue, achievement of certain research and development milestones, completion of a strategic transaction, and other metrics the directors and management believe to provide proper incentives for achieving long-term shareholder value. Our board of directors retains full discretion over performance evaluation and the amount of any bonuses to be paid to a named executive officer. Annual bonuses, if any, are intended to reward the individual performance of each named executive officer. In addition to an assessment of corporate and individual performance, the determination of the amount of a named executive officer’s bonus may vary from year to year depending on our financial condition and conditions in the industry in which we operate. The amount of such bonuses increases with executive rank so that, as rank increases, a greater portion of total annual cash compensation is based on annual corporate and individual performance. For the year ended December 31, 2025, no performance goals were established for any named executive officer.

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Equity-Based Compensation Programs

Historically, we have issued stock options to our employees, including our named executive officers, to provide a means whereby our employees may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. Our board of directors believes that the granting of equity awards promotes continuity of management and increases incentive and personal interest in our welfare by those who are primarily responsible for shaping and carrying out our long-range plans and pursuing our growth and financial success.

We do not maintain any written policies on the timing of issuing equity-based incentive awards. Our compensation committee has responsibility for granting equity-based incentive awards to our named executive officers and considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing and terms of stock option awards. The Compensation Committee generally does not time the grant of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure.

In February 2025, we granted to Mr. Luther and Ms. Gurrola a time-based non-qualified stock option covering 74,890 shares of common stock and 10,000 shares of common stock, respectively, of which one-third will vest on the one-year anniversary of the grant date and the remaining shares will vest in 24 substantially equal monthly installments thereafter, subject to each of their continuous service.

During fiscal year 2025, no named executive officer received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

Benefits and Perquisites

Employee Benefit Plans

Named executive officers are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in each case, on the same basis as all of our other employees. Our employee benefit plans are designed to assist in attracting and retaining skilled employees. We also maintain a 401(k) plan for the benefit of our eligible employees, including the named executive officers, as discussed below.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 90% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and limits imposed by non-discrimination testing. Our employees’ contributions are allocated to each participant’s individual account, and participants are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We match employees’ contributions at a rate of 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, for a maximum match of 4%.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

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Named Executive Officer Employment Agreements and Change in Control Arrangements

The following descriptions summarize the principal terms of our employment agreements with our named executive officers.

Sanjeev Luther

Sanjeev Luther was appointed as our President and Chief Executive Officer effective January 1, 2024. We entered into an employment agreement, dated as of December 19, 2023, with Mr. Luther, which provides for at-will employment until terminated by us or Mr. Luther. Mr. Luther’s employment agreement provides for an annual base salary of $550,000, which amount is subject to periodic review by our board of directors or our compensation committee. Mr. Luther also received a one-time signing bonus of $75,000.

Mr. Luther is eligible to receive an annual cash bonus award in an amount up to 50% of his base salary upon achievement of agreed upon performance targets. The bonus will be determined by our board of directors or our compensation committee and paid annually by March 15 in the year following the performance year on which such bonus is based.

In accordance with the terms of his employment agreement, Mr. Luther was granted an equity award on January 1, 2024, consisting of 112,347 non-qualified stock options, which would vest over a four-year period, with 25% of the options vesting on the first anniversary of the grant date, and the remaining options vesting monthly over the remaining three years. On April 26, 2024, the compensation committee approved a modification to Mr. Luther’s stock option award to reduce the vesting term to three years rather than four years, with 25% of the shares subject to the stock option award still vesting on the first anniversary of the grant date, and the balance of the shares vesting monthly over the remaining two years. Vesting generally requires Mr. Luther’s continued employment through the relevant vesting date.

If Mr. Luther’s employment is terminated by us without Cause (as defined in his employment agreement) or by Mr. Luther for Good Reason (as defined in his employment agreement), we will pay Mr. Luther all amounts accrued but unpaid as of the effective date of such termination, as well as a lump sum payment equal to nine months of his salary, as well as up to nine months of continued benefits. Mr. Luther will also be paid a pro-rata performance bonus equal to (x) the performance bonus Mr. Luther would have received based on actual performance for such fiscal year if Mr. Luther had remained employed for the entire fiscal year multiplied by (y) a fraction, the numerator of which is the number of days Mr. Luther was employed during such fiscal year. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs beginning upon the occurrence of a Change in Control (as defined in the employment agreement) and ending on the first anniversary of the occurrence of the Change in Control (“Change in Control Protection Period”), Mr. Luther will receive the benefits described in the preceding sentence, but the lump sum severance payment and the payment of benefits will be for a 12-month period and he will receive 100% of his target bonus. In addition, all outstanding and unvested equity awards granted to Mr. Luther during his employment will become immediately vested and exercisable upon such date of termination during the Change in Control Protection Period and will be exercisable for a period of 12 months following the date of termination during the Change in Control Protection Period. Any such severance benefits under the employment agreement are contingent on Mr. Luther entering into and not revoking a general release of claims in favor of our company.

Sandra Gurrola

We entered into an employment agreement, dated as of June 16, 2021, with Sandra Gurrola, which provides for our at-will employment of Ms. Gurrola commencing on June 21, 2021 and continuing until terminated by us or Ms. Gurrola. Ms. Gurrola’s employment agreement provides for an annual base salary of $220,000, which amount is subject to periodic review by our board of directors or our compensation committee. In December 2023, upon the recommendation of our compensation committee, our board of directors approved an increase to Ms. Gurrola’s annual base salary from $220,000 to $275,000.

Ms. Gurrola is also eligible to receive an annual cash bonus award in an amount up to 35% of her base salary upon achievement of agreed upon performance targets. The bonus will be determined by our board of directors or our compensation committee and paid annually by March 15 in the year following the performance year on which such bonus is based.

In accordance with her employment agreement, in June 2021, Ms. Gurrola was granted 117 restricted stock units, 25% of which vested on each anniversary of the grant date over four years.

If Ms. Gurrola’s employment is terminated by us without Cause (as defined in the employment agreement) or by Ms. Gurrola for Good Reason (as defined in the employment agreement), we will pay Ms. Gurrola all amounts accrued but unpaid as of the effective date of such termination, as well as continuation of her salary and benefits for the following six-month period. Notwithstanding the foregoing, if a termination of employment without Cause or for Good Reason occurs within 90 days before or 12 months after a Change in Control (as defined in the employment agreement), Ms. Gurrola will receive the benefits described in the preceding sentence, but the continuation of her salary and benefits will be for 12-month period, and, in addition, Ms. Gurrola will receive a lump-sum payment of her target bonus and the restricted stock units granted to her in June 2021 will fully vest. Any such severance benefits under the employment agreement are contingent on Ms. Gurrola entering into and not revoking a general release of claims in favor of our company.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested shares ($)
Sanjeev Luther,	2/7/2025(1)	—	74,890	—	5.10	2/07/2035	—	—	—	—
President and Chief Executive Officer	1/1/2024(2)	66,706	45,641	—	27.00	1/01/2034	—	—	—	—

Sandra Gurrola,	2/7/2025(1)	—	10,000	—	5.10	2/07/2035	—	—	—	—
Sr. Vice President of Finance	3/11/2022(3)	381	—	—	579.00	3/11/2032	—	—	—	—
	4/26/2024(4)	2,962	2,371	—	26.10	4/26/2034	—	—	—	—

1.	The stock option vests over three years, with one-third vesting on the one-year anniversary of the grant date, and the remaining stock options vesting in 24 substantially equal monthly installments thereafter.
2.	The stock option vests over three years, with 25% vesting on the one-year anniversary of the grant date, and the remaining stock options vesting in 24 substantially equal monthly installments thereafter.
3.	The stock option vested in 36 substantially equal monthly installments.
4.

The stock option vests over three years, with one-third vesting on the one-year anniversary of the grant date, and the remaining stock options vesting in 24 substantially equal monthly installments thereafter.

Director Compensation

We have a non-employee director compensation program to compensate our non-employee directors for their service in such capacity with annual retainers and equity compensation as described below. However, since August 2022, we have not compensated our non-employee directors in accordance with our non-employee director compensation program.

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Our compensation committee and Board continue to assess our non-employee director compensation program, and if and when we restart compensating our non-employee directors for their service in such capacity, the elements of our non-employee director compensation program may be different from what is described below.

Compensation Element	Amount
Annual Board Member Compensation	Paid in cash or stock options at our board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director. Stock Options to vest quarterly over one year from grant date:

Board Member: $40,000
Board Chair: $70,000

Committee Member Retainers	Paid in cash or stock options at our board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director. Stock Options to vest quarterly over one year from grant date:

Audit Committee: $7,500
Compensation Committee: $5,000
Nominating/Governance Committee: $4,000

Leadership Supplemental Retainer	Paid in cash or stock options, at our board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non- employee director. Stock Options to vest quarterly over one year from grant date:

Audit Committee Chair: $15,000
Compensation Committee Chair: $10,000
Nominating/Governance Committee Chair: $8,000

New Director Equity Award (outside directors)	Option for 553 shares of Common Stock, which option shall have an exercise price equal to the fair market value per share of common stock, as determined under the 2020 Plan, and, subject to continued service on our board of directors, vest in an initial installment of one-third of the shares on the first anniversary of the grant date, with the remaining shares to vest in 24 substantially equal installments thereafter.

Our board of directors and our compensation committee designed our non-employee director compensation program to reward directors for their contributions to our success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. We do not pay fees to any of our directors for meeting attendance.

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2025 Director Compensation

The following table sets forth the compensation of each director, who is not a named executive officer, for service during 2025. This table excludes Mr. Luther, who is a named executive officer and does not receive any compensation from us for his service as a director. See the section above titled “Executive Officer Compensation” for information about Mr. Luther’s compensation.

2025 Director Compensation Table
Name	Fees earned or paid in cash ($)	Stock-Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total Compensation ($)
Jame Bristol	$—	$—	$20,840	$—	$—	$—	$—
Peter Cicala	$—	$—	$14,887	$—	$—	$—	$—
Elena Ratner	$—	$—	$37,199	$—	$—	$—	$—
William Wexler	$—	$—	$36,008	$—	$—	$—	$—

(1) The amounts reported in this column represent the aggregate grant date fair value of stock options granted during 2025. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. The stock options granted during 2025 were as follows:

Name	Options Granted(2)
James Bristol	4,804
Peter Cicala	3,432
Elena Ratner	9,338
William Wexler	8,302

(2) The options granted vest over three years, with one-third vesting on the one year anniversary of the grant date, and the remaining shares vesting in 24 substantially equal monthly installments thereafter.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding beneficial ownership of common stock as of January 27, 2026 (the “Measurement Date”) by:

●	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after the Measurement Date. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of the Measurement Date, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 7,853,538 shares of our common stock outstanding as of the Measurement Date.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Unless otherwise noted, the business address of each of these stockholders is c/o Ernexa Therapeutics, Inc., 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Greater than 5% Stockholders:
Charles Cherington(1)	2,781,643	35.41%
John Halpern(2)^	668,780	8.51%
Freebird Partners LP(3)^	790,415	9.99%
Regolith Capital Investments LP (4)	558,531	7.11%
Named Executive Officers and Directors:
Sanjeev Luther(5)	104,283	1.31%
Sandra Gurrola(6)	4,197	*
James Bristol(5)	10,036	*
Peter Cicala(5)	7,169	*
Elena Ratner	3,371	-
William Wexler(5)	4,057	*
All current directors and executive officers as a group (6 persons)(7)	133,113	1.67%

Less than 1%

The securities beneficially owned by this stockholder include prefunded warrants that include a 9.99% blocker. The number of shares of common stock beneficially owned, the percentage of shares of common stock beneficially owned and the percentage of total voting power shown in the table gives effect to such blocker. Pursuant to the terms of the prefunded warrants, the number of shares of common stock that may be acquired by the holder thereof upon exercise of the prefunded warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of common stock then beneficially owned by the holder and any other persons or entities whose beneficial ownership of common stock would be attributed to the holder for purposes of Section 13(d) of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. Upon delivery of a written notice to us, the holder may from time-to-time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the blocker to any other percentage not in excess of 9.99%.

(1)	The number of shares of common stock beneficially owned consists of (i) 2,779,440 shares of common stock and (ii) 2,203 shares of common stock issuable upon the conversion of shares of Series A convertible preferred stock (assuming a conversion rate of 32,3618 per share). Mr. Cherington’s address is c/o Ara Partners, LLC, 200 Berkeley Street, 26th Floor, Boston, MA, 02116.

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(2)	The number of shares of common stock beneficially owned consists of (i) 661,113 shares of common stock held by the John D. Halpern Revocable Trust, of which, Mr. Halpern and Katherine H. Halpern are trustees and (ii) 7,667 shares of common stock issuable upon exercise of prefunded warrants. Mr. Halpern and Ms. Halpern share voting and dispositive powers. Mr. Halpern’s address is PO Box 540 Portsmouth, New Hampshire 03802.
(3)	The number of shares of common stock beneficially owned consists of (i) 735,415 shares of common stock and (ii) 55,000 shares of common stock issuable upon exercise of prefunded warrants. Freebird Investments LLC serves as the general partner of Freebird Partners LP. Curtis Huff is the sole member and 100% owner of Freebird Investments LLC, the President of Freebird Partners LP and the Managing Member of Freebird Investments LLC. By virtue of these relationships, each of Freebird Investments LLC and Mr. Huff may be deemed to share beneficial ownership of the securities held of record by Freebird Partners LP. The principal business address of Freebird Partners LP is 2800 Post Oak Blvd, Suite 2000, Houston, Texas 77056.
(4)	Includes (i) 547,668 shares of common stock held by Regolith Capital Investments LP (“Regolith”) and (ii) 10,863 shares of common stock held by Shameek Konar. Mr. Konar and his spouse are the General Partner of Regolith. By virtue of these relationships, each of Mr. Konar and his spouse may be deemed to share beneficial ownership of the shares held by Regolith. Regolith’s address is 10608 Stoppard View Way, Knoxville, TN, 37922.
(5)	Represents shares of common stock issuable upon exercise of options.
(6)	Includes 4,086 shares of common stock issuable upon exercise of options.
(7)	Includes 133,002 shares of common stock issuable upon exercise of options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information as of December 31, 2025 with respect to compensation plans under which our equity securities are authorized for issuance.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders(1)	214,127	$13.33	1,968
Equity compensation plans not approved by securityholders(2)	112,347	$27.00	4,758
Total	326,474	$18.04	6,726

(1)	At our 2021 annual meeting of stockholders, our stockholders approved a restatement of the Ernexa Therapeutics Inc. Restated 2020 Stock Incentive Plan (the “Restated 2020 Plan”). The Restated 2020 Plan is a broad-based incentive plan, which allows for the grant of stock options, restricted stock, restricted stock units, performance awards, unrestricted stock awards and similar kinds of equity-based compensation to employees, directors, consultants and prospective employees.
(2)	In May 2021, our board of directors adopted our 2021 Inducement Stock Incentive Plan (the “2021 Inducement Plan”). The 2021 Inducement Plan was adopted without stockholder approval pursuant to Section 711 of the Company Guide of the NYSE American LLC, the stock exchange on which our common stock was listed at the time the 2021 Inducement Plan was adopted by our board of directors. The 2021 Inducement Plan provides for the grant of equity-based awards, including non-qualified stock options, performance shares, performance units, restricted stock, restricted stock units, and stock appreciation rights. The awards available for grant under the 2021 Inducement Plan are available only to new employees and incentive stock options may not be issued under the 2021 Inducement Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described in Note 11 (Related Party Transactions) to the consolidated financial statements for the year ended December 31, 2024 and in Note 13 to the condensed consolidated financial statements for the three and nine months ended September 30, 2025, both of which are included in this prospectus (the “Related Party Transaction Notes”), since January 1, 2023, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of the common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Related Party Transaction Policy

Our audit committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than 5% of our outstanding capital stock, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC.

In reviewing any such proposed transaction, our audit committee is tasked with considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

Under our policy, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.

All transactions disclosed in the Related Party Transaction Notes were approved by our audit committee in accordance with our related party transaction policy.

Director Independence

Our board of directors undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors determined that our board of directors meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our board of directors has affirmatively determined that all of our current directors are “independent” as defined in the listing standards of Nasdaq, other than Mr. Luther, who is also an employee. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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DILUTION

If you invest in shares of our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Dilution results from the fact that the public offering price per share is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding shares of Common Stock. We calculate net tangible book value per share by dividing the net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

Our historical net tangible book value deficit as of September 30, 2025 was approximately $1.5 million, or $0.19 per share. Our historical net tangible book value deficit is the amount of our total tangible assets less our total liabilities. Historical net tangible book value deficit per share represents our historical net tangible book value deficit divided by the 7,848,889 shares of our Common Stock outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025 was approximately $13.0 million, or $0.60 per share. Pro forma net tangible book value represents the amount of our tangible book value as adjusted to take into account (i) the issuance of 13,586,956 shares of common stock at an assumed offering price of $0.92 per Share and accompanying Common Warrant; and (ii) the issuance of 203,804 Agent’s Shares, and after deducting estimated placement agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us and assuming no sale of the pre-funded warrants and no exercise of the Common Warrants. This represents an immediate increase in net tangible book value per share of $0.41 to existing stockholders and an immediate dilution per share of $0.32 to new investors. The following table illustrates this dilution on a per share basis to new investors:

Assumed combined public offering price		$0.92
Historical net tangible book value per share as of September 30, 2025	$0.19
Increase in pro forma net tangible book value per share attributable to this offering	$0.41
Pro forma net tangible book value per share after this offering		$0.60
Dilution per share to new investors purchasing Common Stock in this offering		$0.32

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

Each $0.10 increase (decrease) in the assumed public offering price of $0.92 per share of Common Stock and accompanying Common Warrant would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by approximately $1.3 million or $0.06 per share and would change dilution per share to new investors purchasing securities in this offering by approximately $0.04, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us and assuming no sale of pre-funded warrants and no exercise of any Common Warrants.

Each increase (decrease) in the number of shares of Common Stock offered by 500,000 shares of Common Stock would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2025 after this offering by approximately $0.4 million or $0.01 per share, and would change the dilution to investors in this offering by approximately $0.01 per share, assuming that the offering price per share, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us and assuming no sale of pre-funded warrants and no exercise of any Common Warrants.

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The table and discussion above are based on 7,848,889 shares of Common Stock outstanding as of September 30, 2025, and do not include:

●	304,961 shares of Common Stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $19.20 per share;

●	32,301 shares of Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $411,74 per share;

●	383,051 shares of Common Stock issuable upon the exercise of pre-funded warrants outstanding, at a weighted average exercise price of $0.075 per share;

●	4,807 shares of Common Stock issuable upon conversion of our Series A Preferred Stock;

●	4,758 shares of our Common Stock that are available for future issuance under our 2021 Inducement Stock Incentive Plan or shares that will become available under our 2021 Plan; and

●	23,481 shares of Common Stock reserved for future issuance under the Restated 2020 Stock Incentive Plan.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No exercise of outstanding options or warrants described above;

●	No exercise of any Common Warrants in this offering; and

●	No sale of any pre-funded warrants in this offering.

To the extent any outstanding options or other equity awards are exercised or become vested or any additional options or other equity awards are granted and exercised or become vested or other issuances of our Common Stock are made, there may be further economic dilution to new investors.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share (the “preferred stock”). A total of 156,112 shares of preferred stock have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

On June 10, 2025, we filed a certificate of amendment to our Amended COI with the Secretary of State of Delaware to effect the Reverse Stock Split at a ratio of 1-for-15 effective at 12:01 a.m. Upon the effectiveness of the Reverse Stock Split, every fifteen shares of the issued and outstanding common stock were automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split did not alter the par value of the common stock, and the number of authorized shares of common stock remains unchanged at 150 million. No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in connection with any fractional shares. Stockholders who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead owned one whole share of the post-reverse stock split common stock. We issued an aggregate of 153 shares for rounding up fractional shares to whole shares.

As of January 27, 2026, 7,853,538 shares of common stock were outstanding and 156,112 shares of Series A Preferred Stock were outstanding.

Common Stock

Authorized Shares of Common Stock. We currently have authorized 150,000,000 shares of Common Stock.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Votes may be cast in person or by proxy. Stockholders do not have cumulative voting rights with respect to election of directors.

Dividends

The holders of Series A Preferred Stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year. After the requirements with respect to the preferential dividends of the preferred stock have been met, holders of common stock are entitled to receive proportionately any dividends as may be declared and paid on common stock from funds lawfully available therefor as and when determined by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Other Rights

Holders of common stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions with respect to our common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock. All of the shares of the common stock currently issued and outstanding are fully-paid and nonassessable.

Series A Preferred Stock

Authorized Shares of Series A Preferred Stock. We currently have authorized 156,112 shares of Series A Preferred Stock.

Voting. The Series A Preferred Stock has no voting rights.

Dividends

The holders of Series A Preferred Stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year.

Liquidation

The Series A Preferred Stock has a $1.00 per share liquidation preference over the Company’s common stock. The holder of shares of Series A Preferred Stock has the right at any time to convert such shares into that number of shares of common stock that equals the number of shares of Series A Preferred Stock divided by the conversion rate. At December 31, 2024, after giving effect to the Reverse Stock Split, the conversion rate was 75.9225 and, based on that conversion rate, one share of Series A Preferred Stock would have converted into approximately 0.0137 shares of common stock, and all the outstanding shares of the Series A Preferred Stock would have converted into approximately 2,056 shares of common stock in the aggregate.

Other Rights

There is no mandatory conversion term, date or any redemption features associated with the Series A Preferred Stock. The conversion rate will adjust under the following circumstances:

1. If the Company (a) pays a dividend or makes a distribution in shares of its common stock, (b) subdivides its outstanding shares of common stock into a greater number of shares, (c) combines its outstanding shares of common stock into a smaller number of shares, or (d) issues by reclassification of its shares of common stock any shares of its common stock (other than a change in par value, or from par value to no par value, or from no par value to par value), then the conversion rate in effect immediately prior to the applicable event will be adjusted so that the holders of the Series A Preferred Stock will be entitled to receive the number of shares of common stock which they would have owned or have been entitled to receive immediately following the happening of the event, had the Series A Preferred Stock been converted immediately prior to the record or effective date of the applicable event.

2. If the outstanding shares of the Company’s common stock are reclassified (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or if the Company consolidates with or merge into another corporation and the Company is not the surviving entity, or if the Company sells all or substantially all of its property, assets, business and goodwill, then the holders of the Series A Preferred Stock will thereafter be entitled upon conversion to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such holders upon such reclassification, consolidation, merger or sale, if the Series A Preferred Stock had been converted immediately prior thereto.

3. If the Company issues common stock without consideration or for a consideration per share less than the then applicable Equivalent Preference Amount (as defined below), then the Equivalent Preference Amount will immediately be reduced to the amount determined by dividing (A) an amount equal to the sum of (1) the number of shares of common stock outstanding immediately prior to such issuance multiplied by the Equivalent Preference Amount in effect immediately prior to such issuance and (2) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of common stock outstanding immediately after such issuance. The “Equivalent Preference Amount” is the value that results when the liquidation preference of one share of Series A Preferred Stock (which is $1.00) is multiplied by the conversion rate in effect at that time; thus the conversion rate applicable after the adjustment in the Equivalent Preference Amount as described herein will be the figure that results when the adjusted Equivalent Preference Amount is divided by the liquidation preference of one share of Series A Preferred Stock.

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Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law may have Anti-Takeover Effects

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and are designed in part to encourage persons seeking to acquire control of us to first negotiate with the board of directors.

Number of Directors; Vacancies

Our certificate of incorporation provides that the number of directors is established by the board of directors, which may delay the ability of stockholders to change the composition of a majority of the board. The board has the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removal of Directors

A director may be removed only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of such holders or by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the board of directors. These provisions may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

●	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

●	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

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●	upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

●	the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Certificate of Incorporation or Bylaws

Any provision of our certificate of incorporation may be amended, altered, changed or repealed in any manner prescribed by law; provided, that (a) the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, or repeal, or adopt any provision inconsistent with Article X of the certificate of incorporation, which contains the requirement that special meetings be called only by the board of directors, and (b) Article XI of the certificate of incorporation, provides that, subject to certain exceptions, no purchase by or from any Controlling Person (as defined below) of shares of our stock owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of our stock acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of our stock entitled to vote held by Disinterested Stockholders (as defined below), may not be amended without the affirmative vote of not less than a majority of the our stock entitled to vote thereon, provided that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of our stock entitled to vote thereon held by Disinterested Stockholders. “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding our securities) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of stock, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity. “Disinterested Stockholders” means those holders of stock entitled to vote on any matter, none of which is a Controlling Person.

Our board of directors may, by majority vote, amend or repeal our bylaws and may adopt new bylaws. Our stockholders may not adopt, amend, or repeal our bylaws or adopt new bylaws except by the vote or written consent of at least 66-2/3% of the voting power of our company.

Exclusive Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the a state court located in the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or amended and restated bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.” We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW.” No assurance can be given that our application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to 13,586,956 shares of our Common Stock or pre-funded warrants in lieu of shares of Common Stock and Common Warrants to purchase up to 13,586,956 shares of Common Stock, and up to 203,804 Agent’s Shares to the Placement Agent. The shares of Common Stock and accompanying Common Warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the pre-funded warrants and Common Warrants offered hereby.

Common Stock. See the description above under “Description of our Capital Stock- Common Stock”

Pre-Funded Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.005. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of Common Stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of pre-funded warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the pre-funded warrants are currently traded on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of Common Stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common stock or 50% or more of the voting power of our common equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction on a net exercise basis.

Common Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

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Duration and Exercise Price

Each Common Warrant offered hereby will be a warrant to purchase one share of Common Stock. Each Common Warrant will have an exercise price per share equal to $      (closing price of our Common Stock on Nasdaq on            , 2026) and will be immediately exercisable. The Common Warrants will expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the expiration of the Exercise Period. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Common Warrants will be issued separately from the shares of Common Stock.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by cash payment in full for the number of shares of Common Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We have applied to list the Common Warrants on Nasdaq under the symbol “ERNAW,” but no assurance can be given that our application will be approved. Without a trading market, the liquidity of Common Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Common Warrants are currently traded on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrant. The Common Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common stock or 50% or more of the voting power of our common equity, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction on a net exercise basis.

Warrant Agent

The Warrants will be issued in registered form under a warrant agent agreement between Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, pre-funded warrants and Common Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock, pre-funded warrants or Common Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of Common Stock, pre-funded warrants and Common Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	persons who acquired our Common Stock, pre-funded warrants or Common Warrants as compensation for services;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

●	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons deemed to sell our Common Stock, pre-funded warrants or Common Warrants under the constructive sale provisions of the Code;

●	banks or other financial institutions;

●	brokers or dealers in securities or currencies;

●	tax-exempt organizations or tax-qualified retirement plans;

●	pension plans;

●	regulated investment companies or real estate investment trusts;

●	persons that hold the Common Stock, pre-funded warrants or Common Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

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In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of Common Stock, pre-funded warrants or Common Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of Common Stock, pre-funded warrants or Common Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of Common Stock, pre-funded warrants or Common Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock, pre-funded warrants or Common Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock, pre-funded warrants and Common Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock, pre-funded warrants or Common Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock, pre-funded warrants or Common Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Potential Acceleration of Income

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements.

In addition, under the Inflation Reduction Act signed into law on August 16, 2022, certain large corporations (generally, corporations reporting at least $1 billion average adjusted pre-tax net income on their consolidated financial statements) are potentially subject to a 15% alternative minimum tax on the “adjusted financial statement income” of such large corporations for tax years beginning after December 31, 2022. The U.S. Treasury Department, the IRS, and other standard-setting bodies are expected to issue guidance on how the alternative minimum tax provisions of the Inflation Reduction Act will be applied or otherwise administered.

The application of these rules thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of these rules is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

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Tax Considerations Applicable to U.S. Holders

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “—Disposition of Common Stock, pre-funded warrants or Common Warrants.”

Certain Adjustments to pre-funded warrants and Common Warrants

The number of shares of Common Stock issued upon the exercise of the pre-funded warrants and Common Warrants and the exercise price of pre-funded warrants and Common Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of pre-funded warrants and Common Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of pre-funded warrants and Common Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Common Stock, pre-funded warrants or Common Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of Common Stock, pre-funded warrants or Common Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock, pre-funded warrants or Common Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock, pre-funded warrants or Common Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock, pre-funded warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock, pre-funded warrants and Common Warrants and to the proceeds of a sale or other disposition of Common Stock, pre-funded warrants and Common Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

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Tax Considerations Applicable to Non-U.S. Holders

Certain Adjustments to Warrants

As described under “—U.S. Holders—Certain Adjustments to pre-funded warrants and Common Warrants,” an adjustment to the pre-funded warrants and Common Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants and Common Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants and Common Warrants. Under those regulations, an implicit or explicit payment under pre-funded warrants and Common Warrants that references a dividend distribution on our Common Stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the pre-funded warrants and Common Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the pre-funded warrants and Common Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock (determined separately with respect to each share of common stock), but not below zero, and then will be treated as gain from the sale of that share common stock as described below under the section titled “—Disposition of Common Stock, pre-funded warrants or Common Warrants.”

Any distribution (including constructive distributions) on shares of Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

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See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock, pre-funded warrants or Common Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of Common Stock, pre-funded warrants or Common Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	the Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock, pre-funded warrants or Common Warrants, if shorter), a “U.S. real property holding corporation,” unless the Common Stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of pre-funded warrants and Common Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding pre-funded warrants and Common Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock, pre-funded warrants or Common Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock, pre-funded warrants or Common Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock, pre-funded warrants or Common Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

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Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock, pre-funded warrants or Common Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock, pre-funded warrants and Common Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock, pre-funded warrants and Common Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the Common Stock, pre-funded warrants or Common Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock, pre-funded warrants or Common Warrants.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to pre-funded warrants and Common Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock, pre-funded warrants and Common Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock, pre-funded warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

Brookline Capital Markets, a division of Arcadia Securities, LLC, has agreed to act as Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated [*], 2026. The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement. The Placement Agent is not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Common Stock, pre-funded warrants or Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on February 27, 2026, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion). We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

This is a reasonable best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus. The Placement Agent may retain sub-agents and selected dealers in connection with this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us on the day that the registration statement of which this prospectus forms a part is declared effective. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a Form 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of Common Stock, and no subsequent equity sales for 90 days from the closing.

We expect to deliver the securities being offered pursuant to this prospectus on or about two trading days after we price the securities being offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose.

Determination of Offering Price, Pre-Funded Warrant Exercise Price and Common Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the pre-funded warrants and Common Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Fees and Expenses

We have agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the purchase price paid by all purchasers in the offering, provided that the Placement Agent will instead receive a fee of 1.5% with respect to sales to certain existing investors. In addition, we have agreed to reimburse the Placement Agent for its legal fees in an amount up to $125,000.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fees, will be approximately $0.4 million. After deducting the fees due to the Placement Agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $11.4 million (based on an assumed public offering price per share and accompanying Common Warrant of $0.92), assuming no exercise of any Common Warrants.

The following table shows the per share and accompanying Common Warrant and per pre-funded warrant and accompanying Common Warrant and total cash fees we will pay to the Placement Agent in connection with the sale of the Common Stock and accompanying Common Warrant and pre-funded warrants and accompanying Common Warrant pursuant to this prospectus.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Totals
Offering price (1)	$		$
Placement agent fees (2) (3)	$		$
Proceeds before expenses to us (4)	$		$

(1)	The public offering price is $[*] per share of Common Stock and accompanying Common Warrant and $[*] per pre-funded warrant and accompanying Common Warrant.

(2)	Represents a cash fee equal to six and a half percent (6.5%) of the aggregate purchase price paid by investors in this offering, provided that the Placement Agent will instead receive a fee of one and a half percent (1.5%) with respect to sales to certain existing investors. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $125,000 and have agreed to pay the Placement Agent a cash fee as compensation for its services in connection with the solicitation of the exercise of any Common Warrants sold in connection with the offering, including by coordinating the outreach on behalf of the Company to the holders of any such Common Warrants, payable quarterly on each January 1, April 1, July 1 and October 1 following the closing of this offering (or the following business day if such day is not a business day), equal to 6.5% (1.5%, in the case of certain existing investors) of the aggregate cash consideration received by the Company in connection with any cash exercises during such immediately preceding quarter of any Common Warrants sold in connection with this offering.

(3)	In addition to the cash compensation described elsewhere in this prospectus, we have agreed to issue to the Placement Agent or its designees, as additional compensation, [*] shares of Common Stock of Agent’s Shares equal to 1.5% of the aggregate number of shares of Common Stock (or pre-funded warrants in lieu thereof) sold in this offering, provided that with respect to sales to certain existing investors, such percentage shall be 0.5%. The Agent’s Shares will be subject to a 180-day lock-up period from the commencement of sales of securities in this offering and will not be redeemable by us.

(4)	Does not include proceeds from the exercise of the pre-funded warrants or Common Warrants in cash, if any.

Agent’s Shares

As additional compensation in connection with this offering, we have agreed to issue to the Placement Agent or its designees a number of shares of our Common Stock equal to 1.5% of the aggregate number of shares of Common Stock (or pre-funded warrants in lieu thereof) sold in this offering, provided that for shares sold to certain existing investors, the percentage shall be 0.5%. The Agent’s Shares are being registered as part of this offering and will be issued upon the closing of the offering. The Agent’s Shares have been deemed compensation by FINRA and will be subject to a 180-day lock-up period from the commencement of sales of securities in this offering pursuant to FINRA Rule 5110(e)(1)(A). We will not receive any proceeds from the issuance of the Agent’s Shares.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the Placement Agent may be required to make in respect thereof. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

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Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock during a period ending 90 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus, registration statement or amendment to the registration statement relating to the securities offered hereunder, a registration statement relating to the common stock underlying currently outstanding warrants, and a registration statement on Form S-8), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 90 days after the completion of this offering.

Tail Financing

The Placement Agent will be entitled to an aggregate additional fee of six and a half percent (6.5%) of the aggregate purchase price of any equity securities or securities that are by their terms convertible into equity securities of the Company or any affiliate or successor of the Company (“New Securities”) issued in any subsequent offering to certain investors with whom we have had a meeting arranged by the Placement Agent prior to the expiration or termination of the placement agency agreement or whom the Placement Agent solicited regarding this offering or provided certain offering materials relating to this offering (collectively, “Placement Agent Investors”); provided that any such subsequent financings are consummated at any time within the twelve (12) month period following the expiration or termination of the placement agency agreement. Additionally, the Company shall issue a number of shares of Common Stock to the Placement Agent or its designees equal to one and a half percent (1.5%) of the aggregate number of shares of New Securities sold in a subsequent offering to Placement Agent Investors; provided that any such shares issued to the Placement Agent may not be offered, pledged, sold, contracted to be sold, or otherwise transferred or disposed of, directly or indirectly, for a period of 180 days from the commencement of sales of securities in this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

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Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As stated above, the Placement Agent and its respective affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement entered into in connection with this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.”

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. McGuireWoods LLP, New York, New York, is acting as counsel to the Placement Agent in connection with certain legal matters related to this offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 30, 2025, the Company dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective immediately. The Audit Committee of the Company’s board of directors approved Grant Thornton’s dismissal on June 30, 2025.

Grant Thornton performed audits of the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023. Grant Thornton’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the reports included an explanatory paragraph describing that substantial doubt was raised as to the Company’s ability to continue as a going concern.

During the two years ended December 31, 2024 and the subsequent interim period through June 30, 2025, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting as of and for the year ended December 31, 2023, stemming from a lack of technical accounting proficiency in complex matters.

The Company previously furnished Grant Thornton with a copy of the disclosure contained in this “Changes In and Disagreements with Accountants on Accounting and Financial Disclosure” section of this prospectus.

On July 1, 2025, the Company engaged Haskell & White LLP (“Haskell & White”) as the Company’s independent registered public accounting firm. The decision to engage Haskell & White was approved by the Audit Committee of the Company’s board of directors.

During the two years ended December 31, 2024 and the subsequent interim period through June 30, 2025, neither the Company nor anyone acting on its behalf has consulted Haskell & White regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Haskell & White that Haskell & White concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at www.ernexatx.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

89

ERNEXA THERAPEUTICS INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Ernexa Therapeutics Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Ernexa Therapeutics Inc. (formerly known as “Eterna Therapeutics Inc.”) (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of approximately $44.5 million during the year ended December 31, 2024, and had an accumulated deficit of approximately $231.5 million as of December 31, 2024. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical audit matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor from 2022 to 2025.

Iselin, New Jersey

March 12, 2025 (except for Note 3B, as to which the date is February 2, 2026)

F-2

ERNEXA THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$1,729	$7,575
Other receivables	437	425
Prepaid expenses and other current assets	186	1,599
Total current assets	2,352	9,599
Restricted cash	-	4,095
Property and equipment, net	85	493
Right-of-use assets - operating leases	670	32,781
Goodwill	2,044	2,044
Other assets	118	120
Total assets	$5,269	$49,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,721	$1,067
Accrued expenses	1,007	1,893
Income taxes payable	3	2
Operating lease liabilities, current	207	2,216
Due to related party, current	-	1,205
Deferred revenue, current	-	190
Total current liabilities	2,938	6,573
Convertible notes, net	-	6,773
Warrant liabilities	1	116
Operating lease liabilities, non-current	477	32,854
Deferred revenue, non-current	-	392
Contingent consideration liability	41	107
Other liabilities	111	84
Total liabilities	3,568	46,899

Stockholders’ equity:
Preferred stock, $0.005 par value, 1,000 shares authorized, 156 designated and outstanding of Series A convertible preferred stock at December 31, 2024 and 2023, $156 liquidation preference	1	1
Common stock, $0.005 par value, 100,000 shares authorized at December 31, 2024 and 2023; 3,426 and 361 issued and outstanding at December 31, 2024 and 2023, respectively	17	2
Additional paid-in capital	233,219	189,211
Accumulated deficit	(231,536)	(186,981)
Total stockholders’ equity	1,701	2,233

Total liabilities and stockholders’ equity	$5,269	$49,132

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ERNEXA THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year ended December 31,
	2024	2023
Revenue	$582	$68
Cost of revenues	96	236
Gross profit (loss)	486	(168)

Operating expenses:
Research and development	4,604	5,920
General and administrative	13,132	14,587
Gain on lease termination	(1,576)	-
Acquisition of Exacis in-process research and development	-	460
Total operating expenses	16,160	20,967

Loss from operations	(15,674)	(21,135)

Other (expense) income, net:
Loss on extinguishment of debt	(22,440)	-
Change in fair value of convertible notes	1,017	-
Change in fair value of bridge notes derivative liability	(1,459)	-
Change in fair value of warrant liabilities	414	215
Change in fair value of contingent consideration	66	118
Loss on non-controlling investment	-	(59)
Interest income	249	138
Interest expense	(6,752)	(614)
Other income (expense), net	70	(334)
Total other expense, net	(28,835)	(536)

Loss before income taxes	(44,509)	(21,671)
(Provision) benefit for income taxes	(30)	3

Net loss	(44,539)	(21,668)

Series A preferred stock dividend	(16)	(16)

Net loss attributable to common stockholders	$(44,555)	$(21,684)

Net loss per common share - basic and diluted	$(48.96)	$(61.25)

Weighted average shares outstanding - basic and diluted	910	354

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ERNEXA THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years December 31, 2024 and 2023

(In thousands)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2023	156	$1	342	$2	$177,401	$(165,297)	$12,107
Issuance of common stock in connection with Exacis asset acquisition	-	-	5	-	208	-	208
Issuance of common stock related to stock purchase agreement with Lincoln Park Capital Fund, LLC, net	-	-	14	-	580	-	580
Issuance of warrants in connection with convertible notes financing	-	-	-	-	9,014	-	9,014
Repricing of warrants in connection with convertible notes financing	-	-	-	-	766	-	766
Cash dividends to Series A preferred stockholders	-	-	-	-	-	(16)	(16)
Stock-based compensation	-	-	-	-	1,242	-	1,242
Net loss	-	-	-	-	-	(21,668)	(21,668)
Balances at December 31, 2023	156	$1	361	$2	$189,211	$(186,981)	$2,233

Issuance of note warrants	-	-	-	-	720	-	720
Fair value of forward sale contract pursuant to common stock offering	-	-	-	-	576	-	576
Reclassification of warrants to liability	-	-	-	-	(11,244)	-	(11,244)
Issuance of common stock in exchange of convertible notes	-	-	1,891	10	31,177	-	31,187
Issuance of common stock in exchange of warrants	-	-	663	3	10,942	-	10,945
Issuance of common stock and prefunded warrants upon
the conversion of bridge notes	-	-	416	2	9,276	-	9,278
Issuance of common stock and prefunded warrants in
connection with private placement, net	-	-	93	-	1,002	-	1,002
Issuance of common stock to consultant for services	-	-	1	-	23	-	23
Stock-based compensation	-	-	-	-	1,520	-	1,520
Issuance of common stock to Series A preferred stockholders
in lieu of cash dividends	-	-	1	-	16	(16)	-
Net loss	-	-	-	-	-	(44,539)	(44,539)
Balances at December 31, 2024	156	$1	3,426	$17	$233,219	$(231,536)	$1,701

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ERNEXA THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For years ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(44,539)	$(21,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	139	84
Stock-based compensation	1,520	1,242
Amortization of right-of-use asset	1,499	1,039
Gain on lease termination	(1,576)	-
Accrued interest expense	174	176
Paid-in-kind interest expense	1,261	113
Amortization of debt discount and debt issuance costs	5,259	303
Loss on extinguishment of debt	22,440	-
Change in fair value of convertible notes	(1,017)	-
Change in fair value of bridge notes derivative liability	1,459	-
Change in fair value of warrant liabilities	(414)	(215)
Change in fair value of contingent consideration liability	(66)	(118)
Commitment shares issued to Lincoln Park Capital, LLC	-	249
Loss on shares sold to Lincoln Park Capital, LLC	-	11
Non-cash component of acquisition of Exacis in-process research and development	-	433
Loss on disposal of fixed assets	-	1
Loss on non-controlling investment	-	59
Changes in operating assets and liabilities:
Other receivables	(12)	527
Prepaid expenses and other current assets	1,319	(556)
Other non-current assets	2	1,014
Accounts payable and accrued expenses	183	(2,898)
Operating lease liability	(1,707)	1,338
Due to related party	(1,205)	(1,750)
Deferred revenue	(582)	582
Other liabilities	27	(374)
Net cash used in operating activities	(15,836)	(20,408)
Cash flows from investing activities:
Purchase of property and equipment	(369)	(19)
Proceeds received from the sale of fixed assets	4	-
Net cash used in investing activities	(365)	(19)
Cash flows from financing activities:
Proceeds received from bridge notes financing	3,887	-
Proceeds received from common stock and prefunded warrants offering	1,137	-
Fees paid related to the common stock and prefunded warrant offering	(135)	-
Proceeds received from convertible notes financings	1,405	16,503
Fees paid related to convertible notes financings	(34)	(251)
Proceeds received under promissory note	-	1,500
Payment made on promissory note	-	(1,500)
Proceeds from sale of common stock pursuant to stock
purchase agreement with Lincoln Park Capital Fund, LLC	-	320
Dividends paid to Series A preferred stockholders	-	(16)
Net cash provided by financing activities	6,260	16,556
Net decrease in cash and cash equivalents	(9,941)	(3,871)
Cash, cash equivalents and restricted cash at beginning of period	11,670	15,541
Cash, cash equivalents and restricted cash at end of period	$1,729	$11,670

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$48	$20
Income taxes	$2	$4

Supplemental disclosure of non-cash investing and financing activities:
Exchange of warrants for common stock	$10,945	$-
Exchange of convertible notes for common stock	$31,187	$-
Conversion of bridge notes for common stock	$9,278	$-
Reclassification of warrants to liabilities	$11,244	$-
Note warrants issued	$755	$9,219
Unpaid fees incurred in connection with the convertible note financings	$32	$116
Paid in-kind interest added to convertible notes principal	$1,447	$113
Repricing of warrants in connection with the December 2023 financing	$-	$766
Adjustment to lease liability and ROU asset due to remeasurement	$4,245	$(1,620)
Stock issued to Series A preferred stockholders in lieu of cash dividend	$16	$-
Initial measurement of ROU assets	$-	$34,410
Initial measurement of lease liability	$-	$34,170
Accrual for purchase of property and equipment	$-	$323
Contingent consideration for Exacis asset acquisition	$-	$225
Issuance of common stock for Exacis asset acquisition	$-	$208

Reconciliation of cash, cash equivalents and restricted cash at end of period:
Cash and cash equivalents	$1,729	$7,575
Restricted cash	-	4,095
Total cash, cash equivalents and restricted cash at end of period	$1,729	$11,670

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ERNEXA THERAPEUTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1) Organization and Description of Business Operations

Ernexa Therapeutics Inc., formerly known as Eterna Therapeutics Inc, (the “Company”) is a preclinical-stage synthetic allogeneic iMSC therapy company. Its vision is to improve the lives of patients with difficult-to-treat diseases through innovative, effective, and safe, but accessible cellular therapies, and its mission is to develop allogenic off-the-shelf cellular therapies, leveraging induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells (“iMSCs”) to target solid tumors and autoimmune diseases.

As used herein, the “Company” or “Ernexa” refers collectively to Ernexa and its consolidated subsidiaries (Eterna Therapeutics LLC, Novellus, Inc. and Novellus Therapeutics Limited) unless otherwise stated or the context otherwise requires.

2) Liquidity and Capital Resources

The Company has incurred significant operating losses and has an accumulated deficit as a result of its efforts to develop product candidates and provide general and administrative support for operations. As of December 31, 2024, the Company had a cash balance of approximately $1.7 million and an accumulated deficit of approximately $231.5 million. For the year ended December 31, 2024, the Company incurred a net loss of $44.5 million, which includes a $22.4 million non-cash charge for loss on extinguishment of debt, and the Company used cash of $15.8 million in operating activities.

In October 2022, the Company entered into a sublease for approximately 45,500 square feet of office and laboratory space in Somerville, Massachusetts. Pursuant to the sublease, the Company delivered to the sublessor a security deposit in the form of a letter of credit in the amount of $4.1 million. The letter of credit was issued by the Company’s commercial bank, which required that the Company cash collateralize the letter of credit by depositing $4.1 million in a restricted cash account with such bank.

On August 5, 2024, the sublessor drew down on the letter of credit for the full $4.1 million to cover past due rent, plus penalties and interest. On August 9, 2024, the Company and the sublessor entered into a sublease termination agreement, effective August 31, 2024. See Note 8 for additional information regarding the sublease and sublease termination agreement.

In April 2023, the Company entered into a standby equity purchase agreement (the “SEPA”) and a registration rights agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $10.0 million of the Company’s common stock in an “equity line” financing arrangement. During the year ended December 31, 2023, the Company issued and sold approximately 14,000 shares of common stock under the SEPA for gross proceeds of $0.3 million. No shares were sold under the SEPA during the year ended December 31, 2024.

In July and December 2023, the Company received $16.5 million in aggregate gross proceeds from the issuance of convertible notes, and on January 11, 2024 it received $1.4 million in gross proceeds from the issuance of additional convertible notes. On September 24, 2024, the Company received $3.9 million in aggregate gross proceeds from the issuance of bridge notes, and on October 29, 2024, the Company received $1.1 million in gross proceeds from the sale of shares of the Company’s common stock and prefunded warrants. See Note 6 for additional information regarding these financings.

On March 11, 2025, the Company received $1.5 million in exchange for the issuance of a promissory note with an aggregate principal amount of $1.5 million to an investor. See Note 19 for more information on this subsequent event.

In connection with preparing the accompanying consolidated financial statements as of and for the year ended December 31, 2024, the Company’s management concluded that there is substantial doubt regarding the Company’s ability to continue as a going concern because it does not expect to have sufficient cash or working capital resources to fund operations for the twelve-month period subsequent to the issuance date of these consolidated financial statements. The Company will need to raise additional capital, which could be through the sales of shares of its common stock under the SEPA, public or private equity offerings, debt financings, out-licensing the Company’s intellectual property, strategic partnerships or other means. Other than the SEPA, the Company currently has no arrangements for capital, and no assurances can be given that it will be able to raise capital when needed, on acceptable terms, or at all.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

F-7

3) Basis of Accounting Presentation and Summary of Significant Accounting Policies

3A) Basis of Accounting Presentation

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). All significant intercompany balances and transactions have been eliminated in consolidation.

3B) Reverse Stock Split

As approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on June 2, 2025 (the “Annual Meeting”), the Company effected a reverse stock split of its common stock at a ratio of 1-for-15, as determined by the Company’s Board of Directors within the parameters approved by the Company’s stockholders (the “Reverse Stock Split”). The Reverse Stock Split became effective under Delaware law at 12:01 a.m. Eastern time on June 12, 2025.

Upon the effectiveness of the Reverse Stock Split, every fifteen shares of the issued and outstanding common stock were automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split did not alter the par value of the common stock, and the number of authorized shares of common stock remains unchanged at 100,000,000. No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in connection with any fractional shares. Stockholders who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead owned one whole share of the post-reverse stock split common stock.

All share and per share data in this Registration Statement have been adjusted for all periods presented to reflect the Reverse Stock Split.

3C) Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect: (a) the reported amounts of assets and liabilities; (b) disclosure of contingent assets and liabilities at the date of the consolidated financial statements; (c) the reported amounts of expenses during the reporting period; and (d) the reported amount of the fair value of assets acquired in connection with business combinations. On an ongoing basis, the Company evaluates its estimates, including those related to the recoverability and useful lives of long-lived assets; stock-based compensation assumptions; valuation assumptions of warrants and liabilities associated with the September 2024 Transactions; contingencies; contingent consideration and the provision for income taxes, including the valuation allowance. The Company bases its estimates on a combination of historical experience and various other assumptions that it believes are reasonable under the circumstances. Actual results may differ materially from these estimates.

Cash, Cash Equivalents and Restricted Cash

The Company classifies highly liquid investments with a remaining contractual maturity at date of purchase of three months or less as cash equivalents. The Company had no cash equivalents as of December 31, 2024 or 2023.

Restricted cash as of December 31, 2023 consisted of a cash collateralization of $4.1 million for a security deposit in the form of a letter of credit issued by the Company’s commercial bank and delivered to the sublessor of office and laboratory space the Company subleases in Somerville, Massachusetts.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Laboratory and manufacturing equipment are depreciated over an estimated useful life of seven years. Leasehold improvements are depreciated over the shorter of their estimated useful life, or the lease term. Furniture and fixtures are depreciated over an estimated useful life of five years. Computer equipment are depreciated over an estimated useful life of three years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment annually or more frequently if events occur or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and other relevant events. Management evaluates the Company as a single reporting unit, therefore, goodwill is tested for impairment at the entity level. Goodwill is tested for impairment as of December 31st of each year, or more frequently as warranted by events or changes in circumstances mentioned above. Accounting guidance also permits an optional qualitative assessment for goodwill to determine whether it is more likely than not that the carrying value of a reporting unit exceeds its fair value. If, after this qualitative assessment, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then no further quantitative testing will be necessary. A quantitative assessment is performed if the qualitative assessment results in a more likely than not determination or if a qualitative assessment is not performed. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value.

F-8

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”) when a customer obtains control of promised services or goods in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services.

In general, the Company applies the following steps when recognizing revenue from contracts with customers: (i) identify the contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when a performance obligation is satisfied. Recognition of revenue is driven by satisfaction of the performance obligations using one of two methods: revenue is either recognized over time or at a point in time. Contracts containing multiple performance obligations classify those performance obligations into separate units of account either as standalone or combined units of account. Allocation of revenue to individual elements that qualify for separate accounting is based on the separate selling prices determined for each component, and total contract consideration is then allocated across the components of the arrangement. If separate selling prices are not available, the Company will use its best estimate of such selling prices, consistent with the overall pricing strategy and after consideration of relevant market factors.

The Company estimates the amount of consideration it expects to recognize as revenue that is not probable of having a significant reversal of such recognized revenue, and it places a constraint on the remaining contractual consideration. As it becomes evident that the constrained amounts are no longer at risk of a significant reversal of revenue, the Company will remove the constraint from the related revenue and recognize a cumulative catch-up adjustment to revenue in the period in which the constraint was removed.

The Company had one revenue generating contract relating to an option and license agreement as well as certain development activities. See Note 5.

Contract Assets:

A contract asset is an entity’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. Generally, an entity will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment. Contract assets consist primarily of the cost of project contract work performed by third parties whereby the Company expects to recognize any related revenue at a later date, upon satisfaction of the contract obligations. The Company had no contract assets as of December 31, 2024 or 2023.

Contract Liabilities:

Contract liabilities consist primarily of consideration received, usually in the form of payment, on project work to be performed whereby the Company expects to recognize the related revenue at a later date, upon satisfaction of the contract obligations. As of December 31, 2023, contract liabilities were $0.6 million and were recognized as deferred revenue in the accompanying consolidated balance sheet. The Company recognized $0.6 million and $0.1 million of revenue during the years ended December 31, 2024 and 2023, respectively, from contract liabilities that arose in 2023. There were no contract liabilities that arose during the year ended December 31, 2024, and there was no contract liabilities balance as of December 31, 2024.

Research and Development

The Company expenses its research and development costs as incurred. Research and development expenses consist of costs incurred for company-sponsored research and development activities. Upfront payments and milestone payments made for the licensing of technology are expensed as research and development in the period in which they are incurred if the technology is not expected to have any alternative future uses other than the specific research and development project for which it was intended.

The major components of research and development costs include salaries and employee benefits, stock-based compensation expense, supplies and materials, preclinical study costs, expensed licensed technology, consulting, scientific advisors and other third-party costs, as well as allocations of various overhead costs related to our product development efforts.

The Company has contracted with third parties to perform various studies. The financial terms of these agreements vary from contract to contract and may result in uneven payment flows. The Company accrues for third party expenses based on estimates of the services received and efforts expended during the reporting period. If the actual timing of the performance of the services or the level of effort varies from the estimate, the accrual is adjusted accordingly. The expenses for some third-party services may be recognized on a straight-line basis if the expected costs are expected to be incurred ratably during the period. Payments under the contracts depend on factors such as the achievement of certain events or milestones, the allocation of responsibilities among the parties to the agreement, and the completion of portions of the preclinical study or similar conditions.

F-9

Income Taxes

The Company records deferred tax liabilities and assets based on the differences between the consolidated financial statements carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse and establishing a valuation allowance when it was more likely than not that some portion or all of the deferred tax assets would not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Tax benefits from uncertain tax positions are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company has no material uncertain tax positions for any of the reporting periods presented.

Loss Per Share

The Company calculates basic and diluted net loss per share attributable to common stockholders in conformity with the two-class method required for participating securities. The Company’s convertible notes contractually entitled the holders of such notes to participate in dividends but did not contractually require the holders to participate in the Company’s losses. As such, the two-class method is not applicable during periods with a net loss.

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, including the weighted average effect of prefunded warrants the Company issued in connection with the September 2024 Transactions (see Note 6 and Note 16), and without consideration for potentially dilutive securities. The Company determined that the exercise of the prefunded warrants requires nominal consideration for the delivery of shares of common stock, and as a result, has considered the 125,000 shares underlying the prefunded warrants to be outstanding effective October 29, 2024 for purposes of calculated basic net loss per share.

Diluted net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding, including the weighted average effect of the prefunded warrants, plus dilutive securities. Shares of common stock issuable upon exercise, conversion or vesting of stock options, restricted stock units, warrants and the outstanding Series A convertible preferred stock are considered potential shares of common stock and are included in the calculation of diluted net loss per share using the treasury method when their effect is dilutive. The Company’s convertible notes were also considered potential shares of common stock for the year ended December 31, 2023 and were included in the calculation of diluted net loss per share using the “if-converted” method as of such period, and the more dilutive of either the two-class method or the if-converted method was reported. There were no convertible notes outstanding as of December 31, 2024. Diluted net loss per share is the same as basic net loss per share for periods in which the effect of potentially dilutive shares of common stock is antidilutive.

Segment Reporting

The Company operates within a single reportable operating segment being the research and development of cellular therapies. The Company has identified its president and chief executive officer as its chief operating decision maker (“CODM”), who regularly reviews the Company’s performance and allocates resources based on information reported at the consolidated entity level.

Concentration of Credit Risk

The Company maintains its cash balances in financial institutions located in the United States. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances are uninsured for deposit accounts that exceed the FDIC insurance limit.

In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to continue its research and development activities. For the years ended December 31, 2024 and 2023, there was no vendor concentration related to the Company’s research and development activities.

F-10

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between willing market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

● Level 1 Inputs – Valued based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

● Level 2 Inputs – Valued based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

● Level 3 Inputs – Valued based on inputs for which there is little or no market value, which require the reporting entity to develop its own assumptions.

The carrying amounts reported on the consolidated balance sheet for cash and restricted cash, other receivables, prepaid assets and other current assets, accounts payable and accrued expenses, other current liabilities and other liabilities approximate fair value due to their short maturities.

Leases

The Company accounts for its leases under ASC Topic 842, Leases. Operating lease liabilities represent the present value of lease payments not yet paid. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs, lease incentives and impairment of operating lease assets. If the interest rate implicit in the lease is not readily determinable, the Company uses the incremental borrowing rates for collateralized borrowings in an amount equal to the lease payments under similar terms.

The Company has elected the practical expedient to not separate non-lease components from the lease components to which they relate and instead account for each as a single lease component for all underlying asset classes. Some leasing arrangements require variable payments that are dependent on usage or may vary for other reasons, such as payments for insurance, tax payments and other miscellaneous costs. The variable portion of payments contemplated in the lease that do not depend on an index or rate are not included in the ROU assets or lease liabilities. Rather, variable payments that do not depend on an index or rate are expensed when the obligation for those payments is incurred and are included in lease expenses. Accordingly, all expenses associated with a lease contract are accounted for as lease expenses.

The Company has also elected not to recognize ROU and lease liabilities for short-term leases that have a term of 12 months or less.

The Company accounts for lease modifications as a separate contract when the modification (i) grants the lessee an additional right of use not included in the original lease contract, and (ii) increases the lease payments commensurate with the stand-alone price for the additional right of use. In this case, the Company would be treated as a new lease and measured in accordance with ASC 842 at the commencement date of the new lease without any impact on the existing lease. Otherwise, the Company accounts for lease modifications as a continuance of the existing lease, in which case, the Company reassesses the lease classification, remeasures the lease liability using an updated discount rate, and unless there is a full or partial termination of the lease, adjusts the ROU asset by the amount of change to the lease liability. For a full or partial lease termination, the lessee reduces the carrying amount of the ROU asset on a basis proportionate to the full or partial termination of the lease, and any difference between the adjustment to the ROU asset and the lease liability is recognized as a gain or loss in the current period.

Commitment and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-11

Stock-Based Compensation

The Company recognizes stock-based compensation expense for equity awards granted to employees, directors and certain consultants. The Company estimates the fair value of stock options using the Black-Scholes option pricing model. The fair value of stock options granted is recognized as expense over the requisite service period on a straight-line basis.

Warrants

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, or meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Convertible Notes

The Company accounts for its convertible notes as a long-term liability equal to the proceeds received from issuance, including the embedded conversion feature, plus any interest paid-in-kind, net of the unamortized debt issuance costs and debt discount on the consolidated balance sheets. The Company evaluates all embedded features contained in the convertible notes, such as the conversion feature, the paid-in-kind feature and the redemption feature in the event of a default, to determine if such features require bifurcation as a derivative. The conversion feature included in the convertible notes is not required to be accounted for separately as an embedded derivative because the conversion feature is considered both indexed to the Company’s own stock and qualifies to be classified in stockholders’ equity. The paid-in-kind feature is considered to be a commitment to originate a loan, and the terms of the additional loans have the same terms as the original debt instrument. Therefore, the paid-in-kind feature qualifies for the scope exception under the applicable accounting guidance and is not required to be bifurcated as a derivative. The redemption feature in the event of a default was determined to be clearly and closely related to the convertible notes and not required to be bifurcated as a derivative.

Proceeds from the sale of convertible notes with stock purchase warrants are allocated to the two elements based on their relative fair values. The portion of the proceeds allocated to warrants are recorded as a debt discount to the convertible note proceeds and presented on a net basis in the consolidated balance sheet. Debt issuance costs directly attributable to the transaction are capitalized and allocated to the convertible notes and warrants in the same manner as the proceeds. The amount of debt issuance costs allocated to the convertible notes represent a reduction of the face value of the convertible note proceeds. The Company amortizes debt issuance costs and debt discounts over the contractual term of the convertible notes, using the effective interest method, as interest expense on the consolidated statements of operations.

Recent Accounting Standards

Recently Adopted Accounting Standards

In June 2022, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”). The FASB issued ASU 2022-03 to (1) clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity related securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. ASU 2022-03 clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The guidance was effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years with early adoption permitted. The adoption of this ASU did not have a material impact to the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting – Improvements to Reportable Segment Disclosures, which provides updates to qualitative and quantitative reportable segment disclosure requirements, including enhanced disclosures about significant segment expenses and increased interim disclosure requirements, among others. ASU No. 2023-07 was effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption was permitted, and the amendments should be applied retrospectively. The adoption of this ASU did not have an impact to the Company’s consolidated financial statements, but it did result in additional disclosures made in the notes to the consolidated financial statements.

F-12

Recently Issued Accounting Standards to be Adopted

In October 2023, the FASB issued ASU No. 2023-06, Disclosure Improvements – Codification Amendment in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU modified the disclosure and presentation requirements of a variety of codification topics by aligning them with the SEC’s regulations. The amendments to the various topics should be applied prospectively, and the effective date will be determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. If the SEC has not removed the applicable requirements from Regulation S-X or Regulation S-K by June 30, 2027, then this ASU will not become effective. Early adoption is prohibited. The Company does not expect the amendments in this ASU to have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU is intended to improve disclosures about a public business entity’s expenses by requiring disaggregated disclosure, in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027 (as clarified in ASU No. 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date). Early adoption is permitted. The new standard may be applied either on a prospective or retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-04, Debt – Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU No. 2024-04 is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted, and the amendments may be applied on either a prospective or retrospective basis. The Company does not expect the amendments in this ASU to have a material impact on its consolidated financial statements.

4)	Asset Acquisition

On April 26, 2023, the Company entered into an asset purchase agreement (the “Exacis Purchase Agreement”), with Dilos Bio (formerly known as Exacis Biotherapeutics Inc. (“Exacis”)), the stockholders party thereto and, with respect to specified provisions therein, Factor Limited. Pursuant to the Exacis Purchase Agreement, the Company acquired from Exacis substantially all of Exacis’ intellectual property assets (the “Exacis Assets”), including all of Exacis’ right, title and interest in and to an exclusive license agreement between Exacis and Factor Limited (the “Purchased License”). The Company assumed none of Exacis’ liabilities, other than liabilities under the Purchased License that accrue subsequent to the closing date. The transactions contemplated by the Exacis Purchase Agreement (the “Exacis Acquisition”) closed on April 26, 2023.

F-13

In consideration for the Exacis Assets, on the closing date of the transaction, the Company issued to Exacis approximately 5,000 shares of common stock, which shares were subject to a 12-month lockup that expired in April 2024. The shares were issued to Exacis at a price based on the Company having an assumed equity valuation of $75.0 million, divided by the number of issued and outstanding shares of common stock as of the close of business two trading days prior to the closing date. For accounting purposes, the shares issued were valued at $45.00 per share, which was the closing price of the Company’s common stock on the date of issuance. Additionally, the Company agreed to make the following contingent payments:

(i)	if, at any time during the three-year period commencing on the closing date and ending on the three-year anniversary of the closing date, the Company’s market capitalization equals or exceeds $100.0 million for at least ten consecutive trading days, then the Company will issue to Exacis a number of shares of common stock equal to (x) $2.0 million divided by (y) the quotient of $100.0 million divided by the number of the Company’s then issued and outstanding shares of common stock;

(ii)	if, at any time during the three-year period commencing on the closing date and ending on the three-year anniversary of the closing date, the Company’s market capitalization equals or exceeds $200.0 million for at least ten consecutive trading days, then the Company will issue to Exacis a number of additional shares of common stock equal to (x) $2.0 million divided by (y) the quotient of $200.00 million divided by the number of the Company’s then issued and outstanding shares of common stock (collectively with (i) above, the “Market Cap Contingent Consideration”); and

(iii)	during the five-year period commencing on the closing date and ending on the five-year anniversary of the closing date, the Company will pay or deliver to Exacis 20% of all cash or other consideration (collectively, “License Contingent Consideration”) actually received by the Company during such five-year period from (i) third-party licensees or sublicensees of the intellectual property rights acquired by the Company from Exacis pursuant to the Exacis Purchase Agreement, or (ii) subject to certain exceptions, the sale of such intellectual property rights; provided, that the License Contingent Consideration shall not in any event exceed $45.0 million.

The Company accounted for the Exacis Acquisition as an asset acquisition because it determined that substantially all of the fair value of the assets acquired was concentrated in the Purchased License. Assets acquired in an asset acquisition are recognized based on their cost to the acquirer and generally allocated to the assets on a relative fair value basis. The Company’s cost for acquiring the Exacis Assets includes the issuance of the Company’s common stock, direct acquisition-related costs and contingent consideration.

The Market Cap Contingent Consideration is indexed to or settled in the Company’s own shares. As a result, the Company classified the Market Cap Contingent Consideration as a liability measured at fair value because the financial instrument embodied a conditional obligation (the Company would only issue the shares on the condition that the market capitalization thresholds are met), and at inception, the monetary value of the obligation is based solely on a fixed monetary amount ($2.0 million of shares for each target), which will be settleable with a variable number of the Company’s shares. The Company used a Monte Carlo simulation model to estimate the fair value of the Market Cap Contingent Consideration as of the acquisition date using the following assumptions:

Stock price	$45.00
Risk-free rate	3.58%
Volatility	100%
Dividend yield	0%
Expected term	3.0 years

See Note 9 for more information on the fair value measurement of the Market Cap Contingent Consideration as of December 31, 2024 and 2023.

The License Contingent Consideration is to be settled in cash and is generally recognized when the liability is probable and estimable. As of the acquisition date, the Company concluded that paying the License Contingent Consideration was not probable or estimable. Therefore, there was no initial liability recognized for the License Contingent Consideration. The Company also did not record a liability at December 31, 2024 or 2023, as the Company continued to conclude that such payment was not probable.

The table below shows the total fair value of the consideration paid for the Exacis Assets (in thousands).

Fair Value of Consideration
Shares issued	$208
Contingent consideration	225
Direct costs	27
Total fair value	$460

The Company allocated 100% of the fair value of the consideration to the Purchased License, which the Company determined is an in-process research and development (“IPR&D”) asset. IPR&D assets acquired through an asset purchase that have no alternative future uses and no separate economic values from their original intended purpose are expensed in the period the cost is incurred. As a result, the Company expensed the fair value of the Purchased License during the year ended December 31, 2023.

On September 24, 2024, in connection with entering into the Exclusive License and Collaboration Agreement (“the Factor L&C Agreement”) with Factor Bioscience Limited (“Factor Limited”), the Purchased License was assigned back to Factor Limited. See Note 11 for more information on the Factor L&C Agreement.

F-14

5)	Contract with Customer

On February 21, 2023, the Company and Lineage Cell Therapeutics, Inc. (“Lineage”) entered into an exclusive option and license agreement (the “Lineage Agreement”), which provided Lineage with the option (the “Option Right”) to obtain an exclusive sublicense of intellectual property from the Company and to request the Company to develop a customized cell line (the intellectual property that would be sublicensed by Lineage is currently licensed by the Company from Factor Limited). The Lineage Agreement was amended in August 2023 to provide for changes specifically related to the cell line customization activities such as (i) payment terms, (ii) certain definitions, (iii) certain courses of action if the customized cell line selected by Lineage is not successful and (iv) documentation requirements. Lineage paid the Company a $0.3 million non-refundable up-front payment (the “Option Fee”) for the Option Right and paid an initial payment of $0.4 million to commence the cell line customization activities, per the amended payment terms. If Lineage obtained the sublicense, the Company would be entitled to receive additional license fees, including milestone payments and royalties.

On September 24, 2024, the Company and Factor Bioscience (as defined in Note 11) entered into an agreement (the “Lineage Assignment Agreement”) under which the Company assigned the Lineage Agreement to Factor Bioscience. The Company’s rights and obligations under the agreement are now the responsibility of Factor Bioscience.

Payments to the Company related to the Lineage Agreement will be subject to the Lineage Assignment Agreement, which provides for Factor Bioscience paying the Company thirty percent (30%) of all amounts it actually receives from Lineage in the event that Lineage exercises its Option Right. Upon receipt of payment for the customization activities set forth in the Lineage Agreement, Factor Bioscience will pay the Company twenty percent (20%) of all amounts Factor Bioscience receives from Lineage.

Prior to the Lineage Assignment Agreement entered into on September 24, 2024, the Company accounted for the Lineage Agreement under ASC 606 and determined that the Option Right was an unexercised right held by Lineage under the Lineage Agreement at contract inception, as the cell line customization activities and the sublicense were optional purchases at contract inception. These optional purchases of goods and services would be treated as separate contracts if and when Lineage determines that it would make such purchases. Therefore, 100% of the Option Fee was allocated to the Option Right. The Option Fee would remain in deferred revenue until such time that Lineage entered into the sublicense or when the Option Right expired. However, as a result of the Lineage Assignment Agreement, and there being no further obligations regarding the nonrefundable payment related to the Option Right, the Company recognized the $0.3 million Option Right payment in full as revenue during the year ended December 31, 2024.

The Option Right and the cell line customization activities were accounted for as separate contracts, and the Company determined that the amended terms discussed above represented a modification to the cell line customization contract. Because there were no goods or services transferred to Lineage before entering into the amendment, and therefore, no previously recognized revenue, there was no catch-up adjustment to revenue required at the time of the amendment.

Lineage was to make payments to the Company for the cell line customization activities over the development period. The Company would only earn the remaining full amount of the cell line customization fee if it made certain progress towards delivery of the customized cell line. The Company determined that $0.4 million of consideration received could be recognized without the probability of being reversed, and it placed a constraint on the remaining contractual customization fee. The $0.4 million was being recognized equally over the development period. However, as a result of the Lineage Assignment Agreement, and there being no further obligations the Company must fulfill for the customization activities, the Company accelerated the recognition of the remaining deferred revenue and recognized approximately $0.3 million during the year ended December 31, 2024. The Company recognized approximately $0.1 million in revenue during the year ended December 31, 2023 related to the customization activities.

The Company recognized direct labor and supplies used in the customization activities as incurred, which are recorded as a cost of revenue. As provided for in the A&R Factor License Agreement discussed in Note 11, the Company was obligated to pay Factor Limited 20% of any amounts the Company received from a customer that was related to the licensed technology under the A&R Factor License Agreement, which is also recorded as a cost of revenue. For the year ended December 31, 2023, the Company recognized $0.1 million in license fees, which is recorded in cost of revenues, due to Factor Limited. There was no such license fee incurred during the year ended December 31, 2024.

As provided for in the Lineage Assignment Agreement, the Company recorded a receivable of approximately $0.1 million during the year ended December 31, 2024 related to amounts Factor Bioscience owes to the Company related to the customization activities, which is recognized in other income (expense), net in the accompanying consolidated statement of operations. There were no amounts due from Factor Bioscience during the year ended December 31, 2023.

F-15

6)	Debt and Equity Financings

Promissory Notes

On December 8, 2023, the Company received $1.5 million in exchange for the issuance of 6% promissory note with an aggregate principal amount of $1.5 million to an investor. The promissory note was to mature on January 8, 2024, and interest accrued at a rate of 6.0% per annum, payable at maturity. On December 14, 2023, the Company repaid the $1.5 million of principal and $1,500 of accrued interest due under the promissory note. There are no further obligations under the promissory note.

On March 11, 2025, the Company received $1.5 million in exchange for the issuance of a promissory note with an aggregate principal amount of $1.5 million to an investor. See Note 19 for more information on this subsequent event.

Convertible Notes Financings

On July 14, 2023, the Company received $8.7 million from a private placement in which the Company issued $8.7 million in aggregate principal amount of convertible notes (the “July 2023 Convertible Notes”) and warrants to purchase an aggregate of approximately 0.4 million shares of its common stock (the “July 2023 Warrants”). The Company recognized approximately $0.2 million in fees associated with the transaction.

On December 14, 2023, the Company entered into a purchase agreement with certain purchasers for the private placement of $9.2 million of convertible notes (the “December 2023 Convertible Notes” and together with the July 2023 Convertible Notes, the “Convertible Notes”) and warrants to purchase an aggregate of approximately 0.6 million shares of the Company’s common stock (the “December 2023 Warrants” and together with the July 2023 Warrants, the “Note Warrants”).

There were two closings under the December 14, 2023 purchase agreement – one on December 15, 2023 and the second on January 11, 2024. At the first closing, the Company received $7.8 million and issued $7.8 million of December 2023 Convertible Notes and December 2023 Warrants to purchase approximately 0.5 million shares of its common stock. At the second closing, the Company received $1.4 million and issued $1.4 million of December 2023 Convertible Notes and December 2023 Warrants to purchase approximately 0.1 million shares of its common stock.

See Note 16 for more information on the Note Warrants.

The interest rates for the July 2023 Convertible Notes and the December 2023 Convertible Notes were 6% per year and 12% per year, respectively, both of which were payable quarterly in arrears. At the Company’s election, it may pay interest either in cash or in-kind by increasing the outstanding principal amount of the Convertible Notes. The Convertible Notes were to mature on the five-year anniversary of the date of their issuance, unless earlier converted or repurchased. The Company did not have the option to redeem any of the Convertible Notes prior to maturity.

The Company recognized approximately $2.8 million and $0.6 million in interest expense for the years ended December 31, 2024 and 2023 for the Convertible Notes, respectively, which includes both the amortization of debt issuance costs and interest recognized on the Convertible Notes as follows (in thousands):

	Year ended December 31,
	2024	2023
Interest	$1,399	$291
Debt issuance costs	1,372	303
Total interest expense	$2,771	$594

The $1.4 million and $0.3 million in interest for the years ended December 31, 2024 and 2023, respectively, were paid in-kind and added to the principal of the Convertible Notes, which became part of the Exchange Transactions discussed below.

F-16

At the option of the holders, the Convertible Notes may be converted into shares of the Company’s common stock at an initial conversion price of, with respect to the July 2023 Convertible Notes, $42.90 per share and, with respect to the December 2023 Convertible Notes, $28.79 per share, subject to customary adjustments for stock splits, stock dividends, recapitalization and the like.

In connection with the issuance of the December 2023 Convertible Notes, the Company agreed to reduce the exercise price of the warrants the Company issued in a private placement in December 2022 (the “December 2022 Warrants”) (see Note 16) to purchase an aggregate of approximately 0.3 million shares of the Company’s common stock from $49.20 to $21.45 per share and of the July 2023 Warrants from $39.15 to $21.45 per share. The effect of the reduction of the exercise price of these warrants was approximately $1.6 million and measured as the excess of the fair value of the modified instruments over the fair value of the instruments immediately before they were modified. The change in the fair value of the repriced warrants was considered an issuance cost to the December 2023 Convertible Notes and December 2023 Warrants. As such, the $1.6 million was allocated to each of those respective instruments based on their relative fair values, or approximately $0.8 million to each of the December 2023 Convertible Notes and December 2023 Warrants.

The Company determined that there were no embedded derivatives within the Convertible Notes that required bifurcation from the host agreement. The Company allocated the gross proceeds received, the fees incurred, and as applicable, the impact of repricing the warrants discussed above, over the July 2023 Convertible Notes and July 2023 Warrants and over the December 2023 Convertible Notes and December 2023 Warrants, as applicable, based on their relative fair values as follows (in thousands):

			Allocation of Proceeds and Costs:		Allocation of
	Relative Fair Value	Allocation Percentage	Proceeds	Costs	Proceeds, Net
July 2023 Convertible Notes	$8,715	39.94%	$3,481	$(80)	$3,401
July 2023 Warrants	13,103	60.06%	5,234	(121)	5,113
	$21,818	100.00%	$8,715	$(201)	$8,514

			Allocation of Proceeds and Costs:			Allocation of
December 2023 Closing	Relative Fair Value	Allocation Percentage	Proceeds	Costs	Warrant Repricing	Proceeds, Net
December 2023 Convertible Notes	$9,059	48.83%	$3,803	$(81)	$(766)	$2,956
December 2023 Warrants	9,495	51.17%	3,985	(85)	(802)	3,098
	$18,554	100.00%	$7,788	$(166)	$(1,568)	$6,054

			Allocation of Proceeds and Costs:		Allocation of
January 2024 Closing	Relative Fair Value	Allocation Percentage	Proceeds	Costs	Proceeds, Net
December 2023 Convertible Notes	$1,750	46.24%	$650	$(31)	$619
December 2023 Warrants	2,035	53.76%	755	(35)	720
	$3,785	100.00%	$1,405	$(66)	$1,339

The Company estimated the fair values of the Convertible Notes as of July 14, 2023, December 15, 2023 and January 11, 2024 based off a valuation performed by a third-party specialist using a binomial tree model and the following assumptions:

	Date	Stock Price	Credit Spread	Volatility	Risk-Free Rate
July 2023 Convertible Notes	7/14/2023	$42.15	2,500	108%	4.60%
December 2023 Convertible Notes	12/15/2023	$22.65	2,000	109%	3.90%
December 2023 Convertible Notes	1/11/2024	$26.25	2,000	109%	3.90%

F-17

The fair value of the Note Warrants, all of which qualified for equity classification, was determined using the Black-Scholes pricing model as of each of July 14, 2023, December 15, 2023 and January 11, 2024 using the following assumptions:

	Date	Stock Price	Exercise Price	Expected Life	Volatility	Dividend	Risk-Free Rate
July 2023 warrants	7/14/2023	$39.15	$39.15	5 years	98%	0.00%	4.04%
December 2023 warrants	12/15/2023	$22.64	$21.45	5 years	101%	0.00%	3.91%
December 2023 warrants	1/11/2024	$26.25	$21.45	5 years	102%	0.00%	3.90%

The amount of proceeds allocated to the Note Warrants resulted in a corresponding reduction in the carrying value of the respective convertible notes as a debt discount, which is amortized with the debt issuance costs as a component of interest expense based on the effective interest rate method over the contractual terms of the convertible notes.

On October 29, 2024, all of the Convertible Notes were exchanged for common stock pursuant to the Exchange Transactions (as discussed further below) and as part of the September 2024 Transactions (as defined below) that the Company’s stockholders approved at the Company’s annual meeting of stockholders on October 29, 2024 (the “Annual Meeting). As of December 31, 2024, there were no Convertible Notes outstanding.

Bridge Notes Financing

On September 24, 2024, the Company entered into a purchase agreement with certain purchasers for the private placement of $3.9 million of convertible notes (the “Bridge Notes”). The interest rate on the Bridge Notes was 12% per year, payable quarterly in arrears. At the Company’s election, it may pay interest either in cash or in-kind by increasing the outstanding principal amount of the Bridge Notes. The Bridge Notes were to mature on the one-year anniversary of the date of their issuance, unless earlier converted or repurchased. The Company did not have the option to redeem any of the Bridge Notes prior to maturity. The Bridge Notes financing closed on September 24, 2024.

The only conversion event for the Bridge Notes was upon stockholder approval at the Annual Meeting, in which case, 100% of the principal amount of the Bridge Notes plus all accrued and unpaid interest thereon, and interest that would have accrued on the principal amount through December 24, 2024, would automatically convert into shares of the Company’s common stock at a conversion price of $7.50. Otherwise, the Bridge Notes could only be paid in cash upon maturity.

The Company was required to bifurcate the conversion feature from the Bridge Notes and record it as a derivative liability at its fair value. The Company determined the fair value of the derivative liability by taking the difference between the fair value of the Bridge Notes with the conversion feature and without the conversion feature, which resulted in the Company recording a $5.5 million derivative liability, with a corresponding $3.9 million reduction in the carrying value of the Bridge Notes recorded as a debt discount and a $1.6 million charge to expense for the incremental fair value of the derivative liability as of September 24, 2024. The debt discount was amortized as a component of interest expense.

The Company remeasured the fair value of the Bridge Notes derivative liability at each reporting period and recorded a reduction in the liability of $0.2 million for the year ended December 31, 2024.

On October 29, 2024, all of the Bridge Notes were converted to common stock as part of the September 2024 Transactions (as defined below) that the Company’s stockholders approved at the Annual Meeting.

The Company recognized $3.9 million in interest expense for the year ended December 31, 2024 for the Bridge Notes, which includes both the acceleration of the amortized debt issuance costs as a result of the conversion of the Bridge Notes to common stock and interest recognized on the Bridge notes as follows (in thousands):

Year ended December 31,
2024
Interest	$45
Debt issuance costs	3,887
Total interest expense	$3,932

There was no interest expense recognized on the Bridge Notes for the year ended December 31, 2023. The interest recognized on the Bridge Notes of less than $0.1 million was paid in-kind and added to the principal of the Bridge Notes as part of the conversion to common stock that occurred in October 2024. As of December 31, 2024, there were no Bridge Notes outstanding.

F-18

Exchange Transaction

On September 24, 2024, the Company entered into exchange agreements (the “Exchange Agreements”) with the holders of (i) warrants to purchase an aggregate of approximately 0.3 million shares of our common stock the Company issued in December 2022 with an exercise price of $21.45 per share (the “December 2022 Warrants”); (ii) the Note Warrants (and when combined with the December 2022 Warrants, the “Exchanged Warrants”); and (iii) the Convertible Notes. The parties to the Exchange Agreements represented the holders of all the outstanding Convertible Notes and all the outstanding Exchanged Warrants described above except for a December 2022 Warrant to purchase approximately 9,000 shares of our common stock.

Subject to approval by the Company’s stockholders at the Annual Meeting, under the Exchange Agreements (i) the holders of the Exchanged Warrants agreed to exchange all their warrants for shares of the Company’s common stock at an exchange ratio of 0.5 of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and (ii) the holders of the Convertible Notes agreed to exchange all their Convertible Notes for shares of the Company’s common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable Convertible Note, plus (2) all accrued and unpaid interest thereon through the date the applicable Convertible Note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable Convertible Note if it was outstanding from the date such Convertible Note is exchanged through its maturity date (the sum of (A) totaling approximately $28.4 million), divided by (B) $15.00 (rounded up to the nearest whole number) (the “Exchange Transactions”).

The Company determined that the modifications to the Convertible Notes at September 24, 2024 should be accounted for as an extinguishment of debt because there was at least a 10% change in the cash flows of the modified debt instrument compared to the carrying amount of the original debt instrument, and as such, the difference between the reacquisition price (which includes any premium) and the net carrying amount of the debt being extinguished (which includes any deferred debt issuance costs) should be recognized as a gain or loss when the debt is extinguished.

As of September 24, 2024, prior to entering into the Exchange Agreements, there was approximately $10.1 million of net carrying amount of the Convertible Notes, which was comprised of $19.4 million of principal and accrued interest through such date, offset by approximately $9.3 million of unamortized debt issuance costs. The fair value of the Convertible Notes was $32.0 million and was determined by multiplying approximately 1,890,000 shares the Company would be issuing on October 29, 2024 by the closing stock price of $16.95 per share on September 24, 2024. The difference between the reacquisition price and the net carrying amount of the Convertible Notes being extinguished was approximately $21.9 million. Accordingly, the Company increased the carrying value of the reacquired Convertible Notes to $32.0 million and recognized a loss on extinguishment of debt of approximately $21.9 million. As discussed further below, upon conversion of the Convertible Notes to shares of common stock on October 29, 2024, the Company recorded $1.0 million in income for the change in fair value of the shares of common stock being issued.

Because shareholder approval was required for the Exchange Transactions to occur, the Company determined that the modifications to the Exchanged Warrants resulted in a change in classification from equity to liability. A provision that requires shareholder approval precludes equity classification because such approval is not an input into a fixed-for-fixed valuation model. As a result, the Company recorded the Exchanged Warrants at fair value as of September 24, 2024 by taking the number of shares of common stock issuable from the exchanged warrants multiplied by the closing stock price of $16.95 and reclassifying approximately $11.2 million from equity to warrant liabilities. The Company then marked-to-market the Exchanged Warrants at each reporting period by taking the same quantity of shares multiplied by the closing stock price on such date and for the year ended December 31, 2024, recognized a reduction to the warrant liabilities of $0.3 million.

Equity Financing

On September 24, 2024, the Company entered into a securities purchase agreement (the “SPA”) with certain accredited investors to sell in a private placement an aggregate of approximately 101,000 shares of the Company’s common stock (or, in lieu thereof, pre-funded warrants to purchase one share of our common stock) for a purchase price of $11.25 per share of common stock and $11.175 per pre-funded warrant (the “Common Stock Private Placement” and together with the Bridge Notes and the Exchange Transactions, the “September 2024 Transactions”). The closing of the Common Stock Private Placement was conditioned upon receiving stockholder approval at the Annual Meeting.

The SPA represented a forward sale contract obligating the Company to sell a fixed number of shares of its common stock at a fixed price per share upon obtaining shareholder approval at the Annual Meeting. The Company measured the fair value of the forward sale contract as the difference between (A) the fair value of the expected shares to be purchased by the investors as of the date the Company entered into the SPA and (B) the purchase price of the shares and recorded approximately $0.6 million to additional paid-in capital as of September 24, 2024. Because of the concurrent execution of the SPA and the Exchange Agreements, and because the investors in the SPA are also parties to the Exchange Transactions, the $0.6 million was added to the $21.9 million loss on extinguishment of debt discussed above for a total loss of $22.4 million during the year ended December 31, 2024.

F-19

On October 29, 2024, the Company held its Annual Meeting, the Company’s stockholders approved the September 2024 Transactions, and as a result, the following occurred on October 29, 2024:

●	Under the Common Stock Private Placement, the Company issued approximately 93,000 shares of common stock and pre-funded warrants to purchase approximately 8,000 shares of common stock and received approximately $1.1 million in gross proceeds from the issuance of such securities. The pre-funded warrants have an exercise price of $0.075 per share, are exercisable at any time and will not expire until exercised in full.

●	Under the Bridge Notes, approximately $3.0 million of the principal amount of the Bridge Notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $7.50 into approximately 416,000 shares of the Company’s common stock and approximately $0.9 million of the principal amount of the Bridge Notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $7.50 into pre-funded warrants to purchase approximately 118,000 shares of common stock. The pre-funded warrants have an exercise price of $0.075 per share, are exercisable at any time and will not expire until exercised in full. As of October 29, 2024, there were no Bridge Notes outstanding.

●	Under the Exchange Transactions, (i) the holders of the Exchanged Warrants exchanged approximately 1,327,000 warrants for approximately 663,000 shares of the Company’s common stock, and (ii) the holders of the Convertible Notes exchanged all their Convertible Notes for approximately 1,890,000 shares of our common stock for a total of 2,553,000 shares of our common stock under the Exchange Transactions. As of October 29, 2024, there were no Convertible Notes outstanding.

7)	Property and Equipment

Property and equipment consist of the following (in thousands):

	As of December 31,
	2024	2023

Laboratory and manufacturing equipment	$28	$40
Furniture and fixtures	19	19
Leasehold improvements	-	274
Computer equipment and programs	210	274
	257	607
Less accumulated depreciation and amortization	(172)	(114)
Property and equipment, net	$85	$493

During the year ended December 31, 2024, the Company recognized a loss on disposal of assets of approximately $0.5 million in connection with the sublease termination agreement related to the Somerville, Massachusetts lease, which is recorded as part of the gain on lease termination on the accompanying consolidated statement of operations for the year ended December 31, 2024 (See Note 8 for more details on the sublease termination agreement). During the year ended December 31, 2023, the Company recognized a de minimis loss on disposal of fixed assets.

Depreciation expense was approximately $0.1 million for each of the years ended December 31, 2024 and 2023. No depreciation expense is recorded on fixed assets in process until such time as the assets are completed and are placed into service.

F-20

8)	Leases

Operating Leases

The Company currently has operating leases for office in the borough of Manhattan in New York, New York, and Cambridge, Massachusetts, which expire in 2026 and 2028, respectively.

In addition, in October 2022, the Company entered into a sublease with a subsidiary of Bristol-Myers Squibb Company, as sublessor (“Sublessor”), for office, laboratory and research and development space of approximately 45,500 square feet in Somerville, Massachusetts. The sublease provided for base rental payments of approximately $0.5 million per month as well as monthly payments for parking and the Company’s share of traditional lease expenses, including certain taxes, operating expenses and utilities. The Company paid the Sublessor a security deposit in the form of a letter of credit in the amount of approximately $4.1 million.

The Sublessor provided the Company with a tenant improvement allowance (“TIA”) of $190 per rentable square foot, or $8.6 million, for assets that were determined to be owned by the sublessor/lessor and considered a reimbursement rather than a lease incentive. As of December 31, 2023, the Company received the entire $8.6 million TIA. The Company incurred out-of-pocket tenant improvements costs of approximately $1.6 million, which was in excess of the $8.6 million TIA. These out-of-pocket expenses were considered non-cash lease payments and were added to the consideration in the contract.

The Company recorded an initial lease liability of $34.1 million and a corresponding ROU asset of $34.4 million during the year ended December 31, 2023. During the years ended December 31, 2023 and 2024, the Company remeasured the lease liability due to changes in out-of-pocket expenses for sublessor/lessor owned assets and timing of rent payments and recorded adjustments to the lease liability and ROU asset of approximately a $1.6 million reduction as of December 31, 2023 and an increase of $4.2 million for the year ended December 31, 2024.

On May 3, 2024, the Company received a notice from the Sublessor regarding past due rent payments of approximately $2.3 million, including amounts related to property taxes and common area maintenance costs, that the Company did not pay for the months of February, March, April and May 2024. Failure to pay the past due rent payments in full, plus approximately $70,000 in late fees and interest, within five business days from the date of the notice constituted an event of default under the sublease.

The Company also did not pay the rent for June, July or August 2024 and, as of August 1, 2024, owed approximately $4.0 million in the aggregate in past due rent. On August 5, 2024, the Sublessor drew down on the letter of credit for the full $4.1 million to cover the approximately $4.0 million of past due rent payments, plus interest and penalties.

On August 9, 2024, the Company and Sublessor entered into a sublease termination agreement, effective August 31, 2024. The sublease was originally scheduled to expire in 2033. Pursuant to the sublease termination agreement, the Company agreed to the following: to surrender and vacate the premises; that the Company’s right, title and interest in all furniture, fixtures and laboratory equipment at the premises will become the property of the sublessor; and that both parties will be released of their obligations under the sublease. As a result of the sublease termination, the Company recognized a gain on lease termination of approximately $1.6 million for the year ended December 31, 2024, which includes a loss on disposal of fixed assets of approximately $0.5 million.

For the years ended December 31, 2024 and 2023, the net operating lease expenses were as follows (in thousands):

	Years ended December 31,
	2024	2023
Operating lease expense	$4,447	$3,399
Sublease income	(84)	(84)
Variable lease expense	893	136
Total lease expense	$5,256	$3,451

F-21

The tables below show the beginning balances of the operating ROU assets and lease liabilities as of January 1, 2024 and the ending balances as of December 31 2024, including the changes during the period (in thousands).

Operating Lease ROU Assets

Operating lease ROU assets at January 1, 2024	$32,781
Adjustment to ROU asset for remeasurement of
Somerville Sublease liability	4,245
Write-off of Somerville Sublease ROU asset	(34,857)
Amortization of operating lease ROU assets	(1,499)
Operating lease ROU assets at December 31, 2024	$670

Operating Lease Liabilities
Operating lease liabilities at January 1, 2024	$35,070
Adjustment to lease liability due to remeasurement
of Somerville Sublease	4,245
Accretion of interest for Somerville Sublease	2,465
Write-off of Somerville Sublease liability	(36,924)
Principal payments on operating lease liabilities	(4,172)
Operating lease liabilities at December 31, 2024	684
Less non-current portion	477
Current portion at December 31, 2024	$207

As of December 31, 2024, the Company’s operating leases had a weighted-average remaining life of 3.1 years with a weighted-average discount rate of 10.23%. The maturities of the operating lease liabilities are as follows (in thousands):

As of December 31, 2024
2025	$274
2026	267
2027	163
2028	82
Total payments	786
Less imputed interest	(102)
Total operating lease liabilities	$684

Manhattan Sublease

In April 2019, the Company entered into a sublease with an unaffiliated third party (the “Subtenant”), whereby the Subtenant agreed to sublease approximately 999 square feet of space rented by the Company in the borough of Manhattan in New York, New York commencing on May 15, 2019. The term of this sublease expires on October 31, 2026 with no option to extend. Rent payments by the Subtenant under the sublease began on September 1, 2019. The sublease stipulates an annual rent increase of 2.25%. The Subtenant is also responsible for paying to the Company all tenant energy costs, annual operating costs, and annual tax costs attributable to the subleased space during the term of the sublease.

The Company received sublease payments of approximately $0.1 million for each of the years ended December 31, 2024 and 2023, respectively. The Company treats the sublease as a separate lease, as the Company was not relieved of the primary obligation under the related lease. The Company continues to account for the related lease as a lessee and in the same manner as prior to the commencement date of the sublease. The Company accounts for the sublease as a lessor of the lease. The sublease is classified as an operating lease, as it does not meet the criteria of a sale-type or direct financing lease.

F-22

The following tables shows the future payments the Company expects to receive from the Subtenant over the remaining term of the sublease (in thousands):

As of December 31, 2024
2025	$88
2026	75
Total payments	$163

9)	Fair Value of Financial Instruments

The Company issued approximately 23,000 warrants in connection with a private placement during the first quarter of 2022 (the “Q1-22 warrants”), which were determined to be classified as a liability. The Company also recorded the Market Cap Contingent Consideration liability related to the Exacis Acquisition. See Note 4 for more information related to the Exacis Acquisition.

In connection with the Bridge Notes, the Company recorded a derivative liability as of September 24, 2024. In connection with the Exchange Transactions, on September 24, 2024, the Company reclassified the Exchanged Warrants from equity to a liability. See Note 6 for more information related to the Bridge Notes and Exchange Transactions.

The Company uses a Black-Scholes option pricing model to estimate the fair value of the Q1-22 warrant liabilities and a Monte Carlo simulation model to estimate the fair value of the contingent consideration related to the Market Cap Contingent Consideration, both of which are considered a Level 3 fair value measurement.

The Company determined the fair value of the derivative liability by taking the difference between the fair value of the Bridge Notes with the conversion feature and without the conversion feature. Pursuant to the approval of the September 2024 Transactions by the Company’s stockholders at the Annual Meeting, the Bridge Notes were converted to shares of the Company’s common stock, and the outstanding principal and interest of the Bridge Notes as well as the derivative liability were reclassified to equity. As of December 31, 2024, there was no derivative liability balance.

The Company determined the fair value of the Exchanged Warrants as of September 24, 2024 by taking the number of shares of common stock issuable from the Exchanged Warrants multiplied by the closing stock price of $16.95 and reclassified approximately $11.2 million from equity to warrant liabilities.

The Company remeasures the fair value of the warrant liabilities, the Bridge Notes derivative liability and the Market Cap Contingent Consideration at each reporting period and changes in the fair values are recognized in the consolidated statement of operations.

The following tables summarize the liabilities that are measured at fair value as of December 31, 2024 and December 31, 2023 (in thousands):

Description	Level	December 31, 2024	December 31, 2023
Liabilities:
Warrant liabilities - Q1-22 warrants	3	$1	$116
Market Cap Contingent Consideration	3	$41	$107

Certain inputs used in Black-Scholes and Monte Carlo models may fluctuate in future periods based upon factors that are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of the Company’s warrant liabilities or contingent consideration liabilities, which could also result in material non-cash gains or losses being reported in the Company’s condensed consolidated statement of operations.

F-23

The following table presents the changes in the liabilities measured at fair value from January 1, 2024 through December 31, 2024 (in thousands):

	Warrant Liabilities	Derivative Liability	Contingent Consideration

Fair value at January 1, 2024	$116	$-	$107
Reclassification of Exchanged Warrants from equity to liability	11,244	-	-
Initial measurement of Bridge Notes derivative liability	-	5,566	-
Change in fair value	(414)	(220)	(66)
Reclassification of Exchanged Warrants and Bridge Notes
derivative liability to equity	(10,945)	(5,346)	-
Fair value at December 31, 2024	$1	$-	$41

Based off valuations performed during 2024 and as of December 31, 2024, the Company recognized a change in fair value of the Market Cap Contingent Consideration of approximately $0.1 million for the year ended December 31, 2024.

The Company remeasured the Bridge Notes derivative liability by taking the difference between the fair value of the Bridge Notes with the conversion feature and without the conversion feature at each reporting period and recorded a $0.2 million credit for the change in fair value during the year ended December 31, 2024.

In connection with the approval of the September 2024 Transactions by the Company’s stockholders at the Annual Meeting on October 29, 2024, the Exchanged Warrants were exchanged for and the Bridge Notes were converted to shares of the Company’s common stock. The liability related to the Exchanged Warrants and the outstanding principal and interest of the Bridge Notes as well as the derivative liability were reclassified to equity. As of December 31, 2024, there were no liability balances related to the derivative liability or the Exchange Warrants.

The table below is provided for comparative purposes only and presents information about the fair value of the Company’s Convertible Notes relative to the carrying values recognized in the condensed consolidated balance sheet as of December 31, 2023 (in thousands).

		December 31, 2023
	Level	Carrying Value	Fair Value
Convertible Notes	3	$16,616	$17,594

In connection with the approval of the September 2024 Transactions by the Company’s stockholders at the Annual Meeting on October 29, 2024, the Convertible Notes were exchanged for shares of the Company’s common stock. As of December 31, 2024, there were no Convertible Notes outstanding.

The Company assessed the fair value of the Convertible Notes as of December 31, 2023 using a binomial model, which is considered a Level 3 measurement. The inputs used for the assessment were risk-free rate of 4.07%, expected term of 2.3 years, stock price of $27.00, volatility of 108% and dividend yield of 0% done.

10)	Goodwill

The Company recorded goodwill in the amount of $2.0 million related to a 2018 acquisition that was accounted for as a business combination. The Company performed its annual qualitative assessment as of December 31, 2024, and based on that assessment, the Company was unable to conclude that it was more likely than not that the fair value of the entity exceeded its carrying value as of such date. As a result, the Company performed a step-one quantitative assessment and concluded that the fair value of the reporting unit was greater than the carrying value as of December 31, 2024, and the goodwill was considered not impaired. Therefore, the Company did not recognize an impairment charge during the year ended December 31, 2024. .

The Company performed its annual qualitative assessment as of December 31, 2023, and based on that assessment, the Company determined that it was more likely than not that the fair value of the entity exceeded its carrying value for such year and that the performance of the quantitative impairment test was not required. Therefore, no impairment was required for the year ended December 31, 2023.

F-24

11)	Related Party Transactions

Agreements with Factor Bioscience Inc. and Affiliates

As of December 31, 2024, the Company had entered into the agreements described below with Factor Bioscience Inc. and/or Dr. Matthew Angel. These agreements have been deemed related party transactions because the Company’s former chief executive officer, Dr. Angel, is the chairman and chief executive officer of Factor Bioscience Inc. and a director of its subsidiary, Factor Bioscience Limited (“Factor Limited” and together with Factor Bioscience Inc. and its other affiliates, “Factor Bioscience”). Dr. Angel resigned as the Company’s chief executive officer effective December 31, 2023.

In May 2024, the Company entered into the First Amendment to Work Order 1 (the “Amended Work Order”) under a Master Services Agreement (the “MSA”) that the Company entered into with Factor Bioscience in September 2022, including the first work order under the MSA (“Work Order 1”). The Amended Work Order allowed the Company to terminate Work Order 1 on or after the second anniversary of the date of the MSA, subject to providing Factor Bioscience with 75 days’ prior notice if such notice is provided no later than June 30, 2024, rather than 120 days’ notice originally required. On June 26, 2024, the Company provided Factor Bioscience with its notice to terminate Work Order 1, which became effective on September 9, 2024.

Under Work Order 1, Factor Bioscience was providing the Company with mRNA cell engineering research support services, including access to certain facilities, equipment, materials and training, and the Company paid Factor Bioscience an initial fee of $5.0 million, payable in 12 equal monthly installments of approximately $0.4 million. Of the $5.0 million, the Company allocated $3.5 million to the License Fee Obligation (as defined below). Following the initial 12-month period, the Company continued paying Factor Bioscience the monthly fee of $0.4 million until such time as Work Order 1 was terminated.

In September 2022, Novellus Inc. (“Novellus”) and the Company entered into a Second Amendment to the Limited Waiver and Assignment Agreement (the “Waiver and Assignment Agreement”) with Drs. Matthew Angel and Christopher Rohde (the “Founders”) whereby the Company agreed to be responsible for all future, reasonable and substantiated legal fees, costs, settlements and judgments incurred by the Founders, the Company or Novellus for certain claims and actions and any pending or future litigation brought against the Founders, Novellus and/or the Company by or on behalf of the Westman and Sowyrda legal matters described in Note 11 (the “Covered Claims”). The Founders will continue to be solely responsible for any payments made to satisfy a judgement or settlement of any pending or future wage act claims. Under the Waiver and Assignment Agreement, the Founders agreed that they are not entitled to, and waived any right to, indemnification or advancement of past, present or future legal fees, costs, judgments, settlements or other liabilities they may have been entitled to receive from the Company or Novellus in respect of the Covered Claims. The Company and the Founders will share in any recoveries up to the point at which the parties have been fully compensated for legal fees, costs and expenses incurred, with the Company retaining any excess recoveries. The Company has the sole authority to direct and control the prosecution, defense and settlement of the Covered Claims.

On February 20, 2023, the Company, entered into an exclusive license agreement (the “Feb 2023 Factor Exclusive License Agreement”) with Factor Limited, pursuant to which Factor Limited granted to the Company an exclusive, sublicensable, worldwide license under certain patents owned by Factor Limited for the purpose of, among other things, identifying and pursuing certain opportunities to develop products in respect of such patents and to otherwise grant to third parties sublicenses to such patents. The Feb 2023 Factor Exclusive License Agreement, which terminated and superseded the Amended Factor License Agreement, was subsequently terminated and superseded by the A&R Factor License Agreement (as defined below).

On November 14, 2023, the Company entered into an amended and restated exclusive license agreement (the “A&R Factor License Agreement”) with Factor Limited to replace in its entirety the exclusive license agreement between the parties dated February 20, 2023 and the amendment thereto. Under the A&R Factor License Agreement, Factor Limited granted to the Company an exclusive, sublicensable license under certain patents owned by Factor Limited (the “Factor Patents”). The A&R Factor License Agreement also provides for, among other things, the expansion of the Company’s license rights to include (i) the field of use of the Factor Patents to include veterinary uses (ii) know-how that is necessary or reasonably useful to practice to the licensed patents, (iii) the ability to sublicense through multiple tiers (as opposed to only permitting a direct sublicense) and (iv) the transfer of technology to the Company, subject to the use restrictions in the A&R Factor License Agreement. The A&R Factor License Agreement was subsequently terminated and superseded by the Factor L&C Agreement discussed below.

On September 24, 2024, the Company entered into the Factor L&C Agreement, effective as of September 9, 2024, with Factor Limited. The Factor L&C Agreement terminated the A&R Factor License Agreement as well as the Purchased License that Exacis entered into with Factor Bioscience on November 4, 2020, which the Company acquired pursuant to the Exacis Purchase Agreement with Exacis and certain stockholders of Exacis on April 26, 2023.

F-25

Under the Factor L&C Agreement, the Company has obtained exclusive licenses in the fields of cancer, autoimmune disorders, and rare diseases with respect to certain licensed technology and has the right to develop the licensed technology directly or enter into co-development agreements with partners who can help bring such technology to market. The Factor L&C Agreement also provides for certain services and materials to be provided by Factor Bioscience to facilitate the development of the licensed technology and to enable the Company to scale up production at third party facilities.

The initial term of the Factor L&C Agreement is one year after the effective date, and it automatically renews yearly thereafter. The Company may terminate the Factor L&C Agreement for any reason upon 90 days’ written notice to Factor Bioscience, and the parties otherwise have customary termination rights, including in connection with certain uncured material breaches and specified bankruptcy events.

Pursuant to the Factor L&C Agreement, the Company will pay Factor Bioscience approximately $0.2 million per month for the first twelve months, approximately $0.1 million per month for the first nine months toward patent costs, certain milestone payments, royalty payments on net sales of commercialized products and sublicensing fee payments.

Exacis Asset Acquisition

On April 26, 2023, the Company closed the Exacis Acquisition. See Note 4 for additional information.

The Exacis Acquisition was deemed a related party transaction because, at the time of the acquisition, (i) Dr. Gregory Fiore was both the chief executive officer of Exacis and a member of the Company’s board of directors, (ii) Dr. Angel was both the Company’s chief executive officer and chairman of Exacis’ scientific advisory board, and (iii) an affiliate of Factor Bioscience was the majority stockholder of Exacis.

Consulting Agreement with Former Director

In May 2023, the Company entered into a consulting agreement with Dr. Fiore, whereby Dr. Fiore agreed to provide business development consulting services to the Company for a monthly retainer of $20,000. The consulting agreement was terminable for any reason by either party upon 15 days’ written notice. The Company terminated the consulting agreement, effective July 31, 2023. Dr. Fiore served on the Company’s board of directors from June 2022 to October 4, 2023.

July 2023, December 2023 and September 2024 Financings

Investors in the July 2023 Convertible Note financing included Brant Binder, Richard Wagner, Charles Cherington and Nicholas Singer, and investors in the December 2023 Convertible Note financing and the September 2024 financing included Messrs. Cherington and Singer. Each of them participated in the applicable financing under the same terms and subject to the same conditions as all the other investors. See Note 6 for additional information regarding the financings. Mr. Binder served on the Company’s board of directors from July 6, 2023 to August 8, 2023, Mr. Wagner served on the Company’s board of directors from July 6, 2023 to August 8, 2023, Mr. Cherington served on the Company’s board of directors from March 2021 to July 6, 2023, and Mr. Singer served on the Company’s board of directors from June 2022 to July 6, 2023.

12)	Accrued Expenses

Accrued expenses at December 31, 2024 and 2023 consisted of the following (in thousands):

	December 31, 2024	December 31, 2023
Professional fees	$238	$239
Legal fees	323	643
Accrued compensation	12	109
Convertible notes interest	-	176
Somerville facility	-	218
Other	434	508
Total accrued expenses	$1,007	$1,893

F-26

13)	Commitments and Contingencies

Litigation Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses the need to record a liability for litigation and contingencies. The Company reserves for costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

Novellus, Inc. v. Sowyrda et al., C.A. No. 2184CV02436-BLS2

On October 25, 2021 Novellus, Inc. filed a complaint in the Superior Court of Massachusetts, Suffolk County, against former Novellus, Inc. employees Paul Sowyrda and John Westman and certain other former investors in Novellus LLC (Novellus, Inc.’s former parent company prior to our acquisition of Novellus, Inc.), alleging breach of fiduciary duty, breach of contract and civil conspiracy. Ernexa acquired Novellus, Inc. on July 16, 2021. On May 27, 2022 Novellus, Inc. amended the complaint to withdraw all claims against all defendants except Paul Sowyrda and John Westman. On July 1, 2022, Westman filed a motion to compel arbitration or in the alternative, to stay the litigation pending the disposition of certain litigation in the Court of Chancery for the State of Delaware filed by Mr. Sowyrda against Novellus LLC, Dr. Christopher Rohde, Dr. Matthew Angel, Leonard Mazur and Factor Bioscience, Inc. captioned Zelickson et al., v. Angel et al., C.A. 2021-1014-JRS and by Westman against Novellus LLC captioned Westman v. Novellus LLC, C.A. No. 2021-0882-NAC (together, the “Delaware Actions”). On July 1, 2022, Sowyrda answered the complaint and asserted counterclaims against Novellus, Inc, and third-party defendants Dr. Matthew Angel and Dr. Christopher Rohde alleging violations of the Massachusetts Wage Act, Massachusetts Minimum Fair Wage Law, the Fair Labor Standards Act, breach of contract, unjust enrichment and quantum meruit. Sowyrda also joined in Westman’s motion to stay the case pending the Delaware Actions. Novellus, Inc.’s claims and Mr. Sowyrda’s counterclaims relate to alleged conduct that took place before Ernexa acquired Novellus, Inc.

On November 15, 2022, prior to a decision on Westman’s and Sowyrda’s motion to compel or stay, the parties agreed to voluntarily dismiss and consolidate the Delaware Actions with this action. On December 15, 2022, Sowyrda filed an Amended Answer to the Amended Complaint, asserted affirmative defenses and filed Amended Counterclaims against Dr. Angel, Dr. Rohde, Novellus LLC, Novellus Inc., Factor Bioscience Inc., and Ernexa Therapeutics Inc. (collectively, the “Counterclaim Defendants”) alleging against various Counterclaim Defendants breach of contract, breaches of the implied duty of good faith and fair dealing, breaches of fiduciary duty, breaches of the operating agreement, aiding and abetting breaches of fiduciary duty, tortious interference with contract, equitable accounting, violations of the Massachusetts Wage Act, Massachusetts Minimum Fair Wage Law, the Fair Labor Standards Act, unjust enrichment, and quantum meruit. Also on December 15, 2022, Westman filed an answer to the Amended Complaint and asserted similar counterclaims against the same Counterclaim Defendants. Westman and Sowyrda each asserted claims for indemnification and/or advancement against Novellus, Inc. On January 11, 2023, Westman and Sowyrda served a joint motion to enforce their advancement and/or indemnification rights against Novellus Inc. Novellus Inc. vigorously opposes this motion and served its opposition on January 27, 2023. On February 8, 2023, Westman and Sowyrda served a reply in support of their motion to enforce indemnification/advancement rights, and submitted the motion to the Court. Novellus Inc. answered Westman and Sowyrda’s counterclaims on January 27, 2023, denying liability. The remaining Counterclaim Defendants served a motion to dismiss most of the remaining counterclaims on January 27, 2023. The Court entered an order granting the Counterclaim Defendants’ motion to dismiss and denying Sowyrda and Westman’s motion to enforce on June 15, 2023. The Court’s order dismissed all of Westman’s claims against Counterclaim Defendants except his claim for indemnification, and all of Sowyrda’s claims except his claim for indemnification and his employment-related claims, which Counterclaim Defendants did not move to dismiss. On July 6, 2023, Westman and Sowyrda filed a petition for interlocutory review with a single justice of the Massachusetts Appeals Court, seeking to overturn the judge’s decision granting the Counterclaim Defendants’ motion to dismiss most of the remaining counterclaims, but not the decision denying Westman and Sowyrda’s motion to enforce advancement rights. On July 25, 2023, the parties to the appeal filed a joint motion to the single justice in the appellate court to stay the appeal to allow for amended counterclaims to be filed by Counterclaim Plaintiffs and a motion to dismiss to be filed by Counterclaim Defendants. Counterclaim Plaintiffs filed an initial set of amended counterclaims on August 15, 2023. Counterclaim Plaintiffs amended and refiled their amended counterclaims on September 29, 2023. Counterclaim Defendants served their motion to dismiss all of the amended counterclaims, except for Sowyrda’s employment-related claims, on October 13, 2023. On June 13, 2024, the motion to dismiss was denied and the court set a schedule for discovery limited to a threshold factual issue. Discovery as to all other issues pertaining to the counterclaims was stayed. On July 15, 2024, Westman and Sowyrda requested that the single justice in the appellate court continue to stay the appeal pending the outcome of the limited discovery ordered by the Court. On July 31, 2024, Counterclaim Defendants and Sowyrda informed the Court that they had reached a settlement and requested that all claims pending between them be dismissed with prejudice, and on August 9, 2024, the Court approved the motion for approval of dismissal of all such claims with prejudice. Pursuant to the Court’s June 13, 2024 order, Counterclaim Defendants engaged in limited discovery with Westman.. The Counterclaim Defendants and Westman are currently in settlement discussions, and the Counterclaim Defendants and Westman requested a stay of all remaining deadlines pending memorialization of such discussions. The Court granted that motion on February 11, 2025. The Company has accrued approximately $0.2 million for this matter in the year ended December 31, 2024.

F-27

eTheRNA Immunotherapies NV and eTheRNA Inc. v. Eterna Therapeutics Inc. C.A. No. 123CV11732

On July 31, 2023, eTheRNA Immunotherapies NV and eTheRNA Inc. filed a complaint against the Company alleging the following claims: (1) federal trademark infringement; (2) federal unfair competition; (3) Massachusetts state common law trademark infringement; (4) Massachusetts state unfair competition. On April 2, 2024, the parties settled the claims and stipulated to dismiss the complaint with prejudice. Per the settlement agreement entered into between the parties on March 19, 2024, the Company planned to phase-out its current use of the ETERNA trademark by October 31, 2024.

On October 6, 2024, the parties entered into an addendum to the settlement agreement extending the deadline for phasing out the Company’s use of the ETERNA trademark until March 31, 2025. If the Company continues to use the Eterna Therapeutics name as of April 1, 2025, it will be obligated to pay €667 per day that it continues to do so.

Licensing Agreements

On September 24, 2024, the Company entered into the Factor L&C Agreement. See Note 11 for details of this agreement.

Retirement Savings Plan

The Company established a defined contribution plan, organized under Section 401(k) of the Internal Revenue Code, which allows employees to defer up to 90% of their pay on a pre-tax basis. Beginning on January 1, 2023, the Company began matching employees’ contributions at a rate of 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, for a maximum Company match of 4%. The Company matched less than $0.1 million towards employees’ 401k contributions for each of the years ended December 31, 2024 and 2023.

14)	Basic and Diluted Net Loss per Common Share

The following table sets forth the computation of the net loss per share attributable to common stockholders, basic and diluted (in thousands, except per share data):

	Years ended December 31,
	2024	2023
Numerator:
Net loss attributable to common stockholders	$(44,555)	$(21,684)

Denominator:
Weighted average shares outstanding - basic and diluted	910	354

Net loss per common share - basic and diluted	$(48.96)	$(61.25)

Since the Company was in a net loss position for all periods presented, the net loss per share attributable to common stockholders was the same on a basic and diluted basis, as the inclusion of all potential common equivalent shares outstanding would have been anti-dilutive.

The following table presents the amount of stock options, warrants, convertible preferred stock, convertible notes and restricted stock units (“RSUs”) that were excluded from the computation of diluted net loss per share of common stock for the years ended December 31, 2024 and 2023, as their effect was anti-dilutive (in thousands):

	Years ended December 31,
	2024	2023
Stock options	175	26
Warrants	32	1,261
Preferred stock converted into common stock	2	1
Convertible Notes converted into common stock	-	525
RSUs	-	-
Total potential common shares excluded from computation	209	1,813

F-28

15)	Stock-Based Compensation

Equity Incentive Plans

The Company’s stock-based compensation plans consist of the Restated 2020 Equity Incentive Plan (the “Restated 2020 Plan”) and the 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”). The Company’s board of directors has designated its compensation committee as the administrator of the foregoing plans (the “Plan Administrator”). Among other things, the Plan Administrator selects persons to receive awards under the foregoing plans and determines the number of shares subject to each award and the terms, conditions, performance measures, if any, and other provisions of the award.

The Restated 2020 Plan provides for (a) approximately 48,000 shares of common stock that can be issued under the Restated 2020 Plan, which includes an increase to the Restated 2020 Plan of 20,000 that was approved by the Company’s stockholders at the 2023 annual meeting of stockholders in June 2023, and (b) an annual increase in the number of shares reserved for issuance on January 1 of each year from 2022 through 2031 equal to the lesser of (i) 5% of the number of shares of common stock outstanding on the immediately preceding December 31 and (ii) such smaller number of shares of common stock as may be determine by the board of directors (the provision providing for the increase described in clause (b) is referred to as the “evergreen provision”). Pursuant to the evergreen provision, shares issuable under the Restated 2020 Plan was increased by approximately 35,000 in the aggregate.

Awards under the Restated 2020 Plan may be granted to officers, directors, employees and consultants of the Company. Stock options granted under the Restated 2020 Plan may either be incentive stock options or nonqualified stock options, may have a term of up to ten years, and are exercisable at a price per share not less than the fair market value, as defined in the Restated 2020 Plan, on the date of grant.

As of December 31, 2024, there were approximately 57,000 stock options outstanding and no RSUs outstanding under the Restated 2020 Plan. As of December 31, 2024, there were approximately 25,000 shares of common stock remaining to be issued under the Restated 2020 Plan.

The 2021 Inducement Plan provides for the grant of up to 5,000 share-based awards as material inducement awards to new employees in accordance with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide (the Company’s common stock was listed on the NYSE American at the time the 2021 Inducement Plan was adopted). The 2021 Inducement Plan expires in May 2031. As of December 31, 2024, there were approximately 5,000 shares of common stock remaining to be issued under the 2021 Inducement Plan. As of December 31, 2023, there were no stock options outstanding and 30 RSUs outstanding under the 2021 Inducement Plan.

Equity Awards

Stock Options

The following weighted-average assumptions were used for stock options granted during the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
Weighted average risk-free rate	4.44%	3.82%
Weighted average volatility	98.09%	95.15%
Dividend yield	0%	0%
Expected term	6.04 years	5.44 years

The risk-free rate is based on the observed interest rates appropriate for the expected life. The expected life (estimated period of time outstanding) of the stock options granted is estimated using the “simplified” method as permitted by the SEC’s Staff Accounting Bulletin No. 110, Share-Based Payment. Expected volatility is based on the volatility of the Company’s peer group over the expected life of the stock option granted, and the Company assumes no dividends. Forfeitures are recognized as incurred.

F-29

The following table summarizes stock option activity for the years ended December 31, 2024 and 2023 (in thousands except for per-share and remaining contractual life data):

	Outstanding Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding January 1, 2023	24	$858	7.57	$-
Granted	16	61
Cancelled	(14)	288
Outstanding December 31, 2023	26	675	7.04	-
Granted	166	26
Cancelled	(17)	120
Outstanding December 31, 2024	175	$113	8.77	$-

Options vested and exercisable at December 31, 2024	17	$911	5.58	$-

The per-share weighted average grant-date fair value of stock options granted during the year ended December 31, 2024 and 2023 was $44.81 and $20.77, respectively.

As of December 31, 2024, the unamortized stock-based compensation expense related to outstanding unvested options was approximately $2.3 million with a weighted average remaining requisite service period of 1.91 years. The Company expects to amortize this expense over the remaining requisite service period of these stock options.

Vesting of all stock options is subject to continuous service with the Company through their applicable vesting dates.

On January 1, 2024, Sanjeev Luther was appointed as President, Chief Executive Officer and a director of the Company. Upon his appointment, he was granted a non-qualified stock option to purchase approximately 112,000 shares of the Company’s common stock. The stock option has an exercise price of $27.00 per share, which was equal to the fair market value (as defined in the 2020 Restated Equity Incentive Plan) of the Company’s common stock on the date of grant, will vest over four years, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% of the shares vesting in equal monthly installments over the three years thereafter, in each case, subject to continued service. The stock option was granted pursuant to the terms of Mr. Luther’s employment agreement and as a material inducement to his joining the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

On April 26, 2024, the vesting terms of Mr. Luther’s stock option award were amended so that the option vests over three years, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% of the shares will vest in equal monthly installments over the remaining two years, in each case, subject to continued service.

Since the only modification to Mr. Luther’s stock option award was to the vesting terms, there was no change to the fair value of the stock option and the total compensation cost was unchanged. However, the total compensation cost will be recognized over three years rather than four years, and as a result, the Company recognized approximately $0.1 million in additional stock-based compensation expense during the year ended December 31, 2024 as a result of the modification.

F-30

Restricted Stock Units

The following table summarizes RSU activity for the years ended December 31, 2024 and 2023 (in thousands except for per-share data):

	Outstanding Restricted Stock Units	Weighted Average Fair Value per Share
January 1, 2023	4	$3,540
Cancelled	(3)	2,985
December 31, 2023	1	4,830
December 31, 2024	1	$4,830

Balance expected to vest at December 31, 2024	1	$4,830

The Company recognizes the fair value of RSUs granted as expense on a straight-line basis over the requisite service period. For performance based RSUs, the Company begins recognizing the expense once the achievement of the related performance goal is determined to be probable.

Outstanding RSUs are settled in an equal number of shares of common stock on the vesting date of the award. An RSU award is settled only to the extent vested. Vesting generally requires the continued employment or service by the award recipient through the respective vesting date. Because RSUs are settled in an equal number of shares of common stock without any offsetting payment by the recipient, the measurement of cost is based on the quoted market price of the stock at the measurement date, which is the grant date.

In lieu of paying cash to satisfy withholding taxes due upon the settlement of vested RSUs, at the Company’s discretion, an employee may elect to have shares of common stock withheld that would otherwise be issued at settlement, the value of which is equal to the amount of withholding taxes payable. During the years ended December 31, 2024 and 2023, approximately 30 RSUs vested in each year.

Stock-Based Compensation Expense

For the years ended December 31, 2024 and 2023, the Company recognized stock-based compensation expense as follows (in thousands):

	Years ended December 31,
	2024	2023
Research and development	$89	$234
General and administrative	1,431	1,008
Total	$1,520	$1,242

16)	Stockholders’ Equity and Warrants

Warrants

During the year ended December 31, 2024, the Company had the following warrant activity (in thousands):

	Outstanding January 1, 2024	Granted	Exchanged Warrants	Outstanding December 31, 2024
Q1-22 Warrants	23	-	-	23
December 2022 Warrants	291	-	(282)	9
July 2023 Warrants	406	-	(406)	-
December 2023 Warrants	541	98	(639)	-
Prefunded Warrants	-	125	-	125
Total	1,261	223	(1,327)	157

As discussed in Note 6 and further below, as a result of stockholder approval of the September 2024 Transactions at the Annual Meeting on October 29, 2024, the Exchanged Warrants were exchanged for approximately 663,000 shares of common stock, and 125,000 prefunded warrants were issued in connection with the conversion of the Bridge Notes and the closing of the Common Stock Private Placement. The prefunded warrants have an exercise price of $0.075 per share, are exercisable at any time and will not expire until exercised in full.

F-31

The Q1-22 Warrants are classified as a liability, have an exercise price of $573 per share and expire on September 9, 2027. The remaining December 2022 Warrants qualify for equity classification, have an exercise price of $21.45 per warrant share and expire on June 2, 2028.

As of December 31, 2024, the weighted average remaining contractual life of the warrants outstanding was 2.90 years and the weighted average exercise price was $411.76, which does not include the prefunded warrants.

Cumulative Convertible Preferred Stock

The Company has authorized 156,000 shares of preferred stock, all of which is designated as Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), and all of which were issued and outstanding as of December 31, 2024 and 2023.

The Series A Preferred Stock provides for a cumulative annual dividend of $0.10 per share, payable in semi-annual installments in June and December. Dividends may be paid in cash or with shares of common stock. The Company paid approximately $8,000 in cash and issued approximately 700 shares of common stock for payment of dividends during the year ended December 31, 2024. The Company paid approximately $16,000 in cash for payment of dividends during the year ended December 31, 2023.

The Series A Preferred Stock has no voting rights and has a $1.00 per share liquidation preference over the Company’s common stock. The holder of shares of Series A Preferred Stock has the right at any time to convert such shares into that number of shares of common stock that equals the number of shares of Series A Preferred Stock divided by the conversion rate. At December 31, 2024, the conversion rate was 76.005 and, based on that conversion rate, one share of Series A Preferred Stock would have converted into approximately 0.01 shares of common stock, and all the outstanding shares of the Series A Preferred Stock would have converted into approximately 2,000 shares of common stock in the aggregate. There were no conversions during the years ended December 31, 2024 and 2023. There is no mandatory conversion term, date or any redemption features associated with the Series A Preferred Stock. The conversion rate will adjust under the following circumstances:

1. If the Company (a) pays a dividend or makes a distribution in shares of its common stock, (b) subdivides its outstanding shares of common stock into a greater number of shares, (c) combines its outstanding shares of common stock into a smaller number of shares, or (d) issues by reclassification of its shares of common stock any shares of its common stock (other than a change in par value, or from par value to no par value, or from no par value to par value), then the conversion rate in effect immediately prior to the applicable event will be adjusted so that the holders of the Series A Preferred Stock will be entitled to receive the number of shares of common stock which they would have owned or have been entitled to receive immediately following the happening of the event, had the Series A Preferred Stock been converted immediately prior to the record or effective date of the applicable event.

2. If the outstanding shares of the Company’s common stock are reclassified (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or if the Company consolidates with or merge into another corporation and the Company is not the surviving entity, or if the Company sells all or substantially all of its property, assets, business and goodwill, then the holders of the Series A Preferred Stock will thereafter be entitled upon conversion to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such holders upon such reclassification, consolidation, merger or sale, if the Series A Preferred Stock had been converted immediately prior thereto.

3. If the Company issues common stock without consideration or for a consideration per share less than the then applicable Equivalent Preference Amount (as defined below), then the Equivalent Preference Amount will immediately be reduced to the amount determined by dividing (A) an amount equal to the sum of (1) the number of shares of common stock outstanding immediately prior to such issuance multiplied by the Equivalent Preference Amount in effect immediately prior to such issuance and (2) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of common stock outstanding immediately after such issuance. The “Equivalent Preference Amount” is the value that results when the liquidation preference of one share of Series A Preferred Stock (which is $1.00) is multiplied by the conversion rate in effect at that time; thus the conversion rate applicable after the adjustment in the Equivalent Preference Amount as described herein will be the figure that results when the adjusted Equivalent Preference Amount is divided by the liquidation preference of one share of Series A Preferred Stock.

F-32

SEPA

On April 5, 2023, the Company entered into the SEPA with Lincoln Park, pursuant to which Lincoln Park committed to purchase up to $10.0 million of the Company’s common stock. Such sales of common stock by the Company, if any, are subject to certain conditions and limitations set forth in the SEPA, including a condition that the Company may not direct Lincoln Park to purchase any shares of common stock under the SEPA if such purchase would result in Lincoln Park beneficially owning more than 4.99% of the Company’s issued and outstanding shares of common stock. Sales under the SEPA may occur from time to time, at the Company’s sole discretion, through April 2025.

In consideration of Lincoln Park’s entry into the SEPA, the Company issued to Lincoln Park approximately 5,000 shares of common stock (the “Commitment Shares”). The value of the Commitment Shares was recorded as a period expense and included in other expense, net, in the accompanying consolidated statements of operations for year ended December 31, 2023.

The Company evaluated the contract that includes the right to require Lincoln Park to purchase shares of common stock in the future (“put right”) considering the guidance in ASC 815-40, Derivatives and Hedging - Contracts on an Entity’s Own Equity and concluded that it is an equity-linked contract that does not qualify for equity classification, and therefore requires fair value accounting. The Company analyzed the terms of the freestanding put right and concluded that it has an immaterial value as of December 31, 2024 and 2023.

During the year ended December 31, 2023, the Company issued and sold approximately 14,000 shares of common stock under the SEPA, including the 5,000 Commitment Shares, for gross proceeds of approximately $0.3 million. The Company did not sell any shares of common stock under the SEPA during the year ended December 31, 2024. As of December 31, 2024, there were approximately 176,000 shares remaining to be sold under the SEPA.

September 2024 Transactions

As discussed in Note 6, on September 24, 2024, the Company entered into the September 2024 Transactions. On October 29, 2024, the Company held its Annual Meeting, whereby the Company’s stockholders approved the September 2024 Transactions, and as a result, the Company issued approximately 3,063,000 shares of common stock and 125,000 prefunded warrants and had approximately 3,425,000 shares of common stock issued and outstanding following such transactions. See Note 6 for details on the September 2024 Transactions.

Stock Repurchase Program

In November 2024, the Company’s Board authorized a stock repurchase program (the “Repurchase Program”) of up to $1.0 million of the Company’s outstanding common stock. Under the Repurchase Program, the repurchases may be made by the Company from time to time through open market purchases, privately negotiated transactions or other means in accordance with applicable securities laws. The timing and amount of repurchases will be determined by the Company, taking into consideration market conditions, stock price, and other factors. The Repurchase Program does not have a set expiration date and may be suspended, modified or discontinued at any time without prior notice. The Company did not repurchase any of its shares under the Repurchase Program during the year ended December 31, 2024. There was no such repurchase program during the year ended December 31, 2023.

F-33

17)	Income Taxes

Loss before income taxes consist of the following (in thousands):

	Years ended December 31,
	2024	2023
(in thousands)
Domestic	$(44,529)	$(21,654)
Foreign	20	(17)
Total loss before income taxes	$(44,509)	$(21,671)

For each of the years ended December 31, 2024 and 2023, current tax provisions and current deferred tax provisions were recorded as follows (in thousands):

	Years ended December 31,
	2024	2023
Current Tax Provision
Federal	$-	$-
State	3	1
Foreign	-	-
	3	1
Deferred Tax Provision
Federal	-	-
State	27	(4)
Foreign	-	-
	27	(4)
Total tax provision (benefit) for income taxes	$30	$(3)

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The table below consists of the Company’s net deferred tax assets and liabilities as of December 31, 2024 and December 31, 2023 (in thousands). Deferred tax assets have been substantially reserved for by a valuation allowance since it is more likely than not that such tax benefits will not be realized.

	As of December 31,
	2024	2023
Deferred Tax Assets:
Net operating losses	$16,496	$12,740
Foreign net operating losses	782	784
Stock compensation	2,646	2,141
In-process research and development	1,030	1,009
Capitalized research and development expenses	4,548	3,105
Accrued expenses	192	-
R&D credit carryforwards	437	437
ROU Liabilities	187	8,932
Other	29	135
Total gross deferred tax assets	26,347	29,283
Valuation allowance	(26,023)	(18,302)
Net deferred tax assets	324	10,981

Deferred Tax Liabilities:
Fixed assets	-	(6)
ROU Assets	(183)	(8,349)
Convertible debt	-	(2,507)
Intangibles - goodwill	(229)	(179)
Total deferred tax liabilities	(412)	(11,041)
Net deferred taxes	$(88)	$(60)

F-34

The reconciliation between the Company’s effective tax rate on income from continuing operations and the federal statutory tax rate of 21% for the years ended December 31, 2024 and 2023 is as follows:

	As of December 31,
	2024	2023
Tax at federal income tax rate	21.00%	21.00%
State income tax, net of federal tax	2.95%	4.92%
Foreign tax differential	0.00%	(0.01%)
Non-deductible expenses/excludable items	(0.05%)	(0.74%)
Convertible debt	(9.16%)	(11.92%)
Credits	(0.18%)	0.00%
Other	2.72%	(3.34%)
Change in valuation allowance	(17.35%)	(9.90%)
(Provision) benefit for income taxes	(0.07%)	0.01%

The net increase in the total valuation allowance for the year ended December 31, 2024 was an increase of approximately $7.7 million. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income and planning strategies in making this assessment. Based on the level of historical operating results and projections for the taxable income for the future, management has determined that it is more likely than not that the deferred taxes assets will not be utilized. Accordingly, the Company has recorded a full valuation allowance. The net deferred tax liability represents an indefinite life intangible liability related to tax deductible goodwill, partially offset by an indefinite life deferred tax asset.

At December 31, 2024 and 2023, the Company has available net operating loss (“NOL”) carryforwards of approximately $62.1 million and $48.4 million for federal income tax purposes, respectively, of which approximately $61.4 million can be carried forward indefinitely. The Company has available $52.6 million and $39.6 million state NOLs for the years ended December 31, 2024 and 2023, respectively, which begin to expire in 2041. The Company also has foreign NOL carryforwards of approximately $6.3 million for each of the years ended December 31, 2024 and 2023, which carry forward indefinitely. Section 382 of the Internal Revenue Code (“IRC”) imposes limits on the ability to use NOL carryforwards that existed prior to a change in control to offset future taxable income. Such limitations would reduce, potentially significantly, the gross deferred tax assets disclosed in the table above related to the NOL carryforwards. The Company continues to disclose the NOL carryforwards at their original amount in the table above as no potential limitation has been quantified. The Company has also established a full valuation allowance for all deferred tax assets, including the NOL carryforwards, since the Company could not conclude that it was more likely than not able to generate future taxable income to realize these assets.

The Company has federal and state income tax credit carryforwards of approximately $0.4 million at both December 31, 2024 and 2023.. The credits begin to expire in 2041.

In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The following table summarizes amounts the Company recorded for uncertain tax positions as of December 31, 2024 and 2023 (in thousands):

	As of December 31,
	2024	2023
Beginning balance of uncertain tax positions	$393	$121
Additions based on current year’s tax positions	-	-
Net changes based on prior year’s tax positions	-	272
Ending balance of uncertain tax positions	$393	$393

It is reasonably possible that unrecognized tax benefits may increase or decrease within the next twelve months due to tax examination changes, expiration of statute of limitations, or changes in tax law. The Company does not anticipate any significant changes to unrecognized tax benefits over the next 12 months.

The Company recognizes interest and penalties related to unrecognized tax positions within the income tax expense line in the accompanying consolidated statements of operations. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2024 or December 31, 2023.

The Company is subject to U.S. federal, state, and foreign income tax. The Company’s income tax returns are subject to examination by the relevant taxing authorities. As of December 31, 2024, the 2021 - 2024 tax years remain subject to examination in the U.S. federal tax, various state, and foreign tax jurisdictions. The Company is not currently under examination by federal state, or foreign jurisdictions.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was enacted into law. Among other changes to the tax code, the IRA imposes a 1% excise tax on certain repurchases of corporate stock by certain publicly traded corporations. The 1% stock buyback tax applies to redemptions by domestic corporations occurring in taxable years beginning after December 31, 2022. A number of exceptions to the stock buyback tax are available including exceptions to certain reorganizations. However, while these exceptions may be helpful in limiting the application of the stock buyback tax in situations in which it was not intended to apply, more guidance will be necessary for taxpayers to analyze the potential application of these exceptions and whether they will be able to rely upon them.

F-35

18)	Segment Reporting

The CODM uses consolidated net loss as a measure of profit and loss and assesses Company performance through the achievement of its business strategy goals. The CODM is regularly provided with forecasted expense information that is used to determine the Company’s liquidity needs and cash allocation to execute its business strategy, and he uses cash as a measure of segment assets in managing the Company. The Company operates in the United States, and all of its assets are located in the United States.

The table below provides a breakdown of the Company’s significant operating expenses for the years ended December 31, 2024 and 2023 with a reconciliation to net loss for each of those years.

The Company’s revenue and its cost of revenues for the years ended Decembe4 2024 and 2023 relate to the Lineage Agreement. Depreciation and amortization expense was $0.1 million for each of the years ended December 31, 2024 and 2023. During the year ended December 31, 2024, the Company recognized $22.6 million in other expense, net, related to the September Transactions. There were no such transactions for the year ended December 31, 2023. The Company recognized $6.5 million in interest expense, net, during the year ended December 31, 2024 compared to $0.5 million during the year ended December 31, 2023.

	Year ended December 31,
	2024	2023
Revenue	$582	$68
Cost of revenues	96	236
Gross profit (loss)	486	(168)
Operating expenses:
Research and development by significant expense:
MSA/license fees	3,017	3,250
Professional fees	759	1,181
Payroll and related	502	701
Other[1]	326	788
Research and development	4,604	5,920
General and administrative by significant expense:
Occupancy expense	5,074	3,306
Professional fees	4,168	6,464
Payroll and related	1,607	2,045
Stock-based compensation	1,431	1,008
Other[2]	852	1,764
General and administrative	13,132	14,587
Gain on lease termination	(1,576)	-
Acquisition of Exacis in-process research and development	-	460
Total operating expenses	16,160	20,967
Loss from operations	(15,674)	(21,135)
Other expense, net	(28,835)	(536)
Loss before income taxes	(44,509)	(21,671)
(Provision) benefit for income taxes	(30)	3
Net loss	$(44,539)	$(21,668)
Cash	$1,729	$7,575

[1]	Other includes certain lab supply expenses, amounts related to the close out of a former clinical trial, allocated occupancy costs, stock-based compensation, and depreciation.

[2]	Other includes expenses related to insurance, information technology, travel, banking, depreciation and other miscellaneous expenses.

19)	Subsequent Event

On March 11, 2025, the Company received $1.5 million in exchange for the issuance of a promissory note with an aggregate principal amount of $1.5 million to an investor. The promissory note matures on the earlier of (i) June 15, 2025 or (ii) upon the Company receiving $5 million in gross proceeds from a subsequent capital raise. Interest accrues at a rate of 5.0% per annum, payable at maturity.

20)	Subsequent Events in Connection with Reissuance (“unaudited”)

As described in Note 3B, the Company is reissuing its 2024 financial statements in order to apply the effects of a reverse stock split that occurred subsequent to the issuance of the 2024 financial statements. In connection with the reissuance of these financial statements, the Company has considered whether there are other subsequent events that have occurred since March 12, 2025 and through February 2, 2026 that require recognition or disclosure in the 2024 financial statements and believes that there are no such events.

F-36

ERNEXA THERAPEUTICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$3,047	$1,729
Other receivables	153	437
Prepaid expenses and other current assets	179	186
Total current assets	3,379	2,352
Property and equipment, net	92	85
Right-of-use assets - operating leases	541	670
Goodwill	2,044	2,044
Other assets	116	118
Total assets	$6,172	$5,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$958	$1,721
Accrued expenses	859	1,007
Income taxes payable	17	3
Operating lease liabilities, current	206	207
Contingent consideration liability, current	41	-
Other current liabilities	63	-
Total current liabilities	2,144	2,938
Warrant liabilities	-	1
Operating lease liabilities, non-current	346	477
Contingent consideration liability, non-current	-	41
Other liabilities	112	111
Total liabilities	2,602	3,568

Stockholders’ equity:
Preferred stock, $0.005 par value, 1,000 shares authorized, 156 designated and outstanding of Series A convertible preferred stock at September 30, 2025 and December 31, 2024, $156 liquidation preference	1	1
Common stock, $0.005 par value, 150,000 and 100,000 shares authorized at September 30, 2025 and December 31, 2024, respectively, 7,849 and 3,426 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	39	17
Additional paid-in capital	247,656	233,219
Accumulated deficit	(244,126)	(231,536)
Total stockholders’ equity	3,570	1,701
Total liabilities and stockholders’ equity	$6,172	$5,269

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-37

ERNEXA THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$-	$487	$-	$581
Cost of revenues	-	(60)	-	96
Gross profit	-	547	-	485

Operating expenses:
Research and development	1,035	1,001	3,480	3,446
General and administrative	958	3,381	3,745	11,592
Gain on lease termination	-	(1,576)	-	(1,576)
Total operating expenses	1,993	2,806	7,225	13,462

Loss from operations	(1,993)	(2,259)	(7,225)	(12,977)

Other income (expense), net:
Forward sales contract expense	-	-	(5,847)	-
Gain (loss) on extinguishment of debt	734	(22,440)	734	(22,440)
Fair value adjustments to bridge notes derivative liability	-	(1,038)	-	(1,038)
Change in fair value of warrant liabilities	-	831	1	897
Change in fair value of contingent consideration	-	-	-	66
Interest income (expense), net	31	(1,686)	36	(3,269)
Other expense, net	(6)	-	(264)	-
Total other income (expense), net	759	(24,333)	(5,340)	(25,784)

Loss before income taxes	(1,234)	(26,592)	(12,565)	(38,761)
Provision for income taxes	(6)	(12)	(17)	(19)

Net loss	(1,240)	(26,604)	(12,582)	(38,780)

Series A preferred stock dividend	-	-	(8)	(8)

Net loss attributable to common stockholders	$(1,240)	$(26,604)	$(12,590)	$(38,788)

Net loss per common share - basic and diluted	$(0.15)	$(73.70)	$(2.23)	$(107.45)

Weighted average shares outstanding - basic and diluted	8,226	361	5,657	361

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

ERNEXA THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the three and nine months ended September 30, 2025 and 2024 (unaudited)

(in thousands)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at July 1, 2025	156	$1	7,483	$37	$247,291	$(242,886)	$4,443
Issuance of common stock in connection with exercise of prefunded warrants	-	-	348	2	24	-	26
Issuance of common stock to consultant for services	-	-	18	-	48	-	48
Stock-based compensation	-	-	-	-	293	-	293
Net loss	-	-	-	-	-	(1,240)	(1,240)
Balances at September 30, 2025	156	$1	7,849	$39	$247,656	$(244,126)	$3,570

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2025	156	$1	3,426	$17	$233,219	$(231,536)	$1,701
Issuance of common stock to Series A preferred stockholders in lieu of cash dividends	-	-	2	-	8	(8)	-
Issuance of common stock in connection with exercise of prefunded warrants	-	-	398	2	28	-	30
Issuance of common stock to consultant for services	-	-	38	-	141	-	141
Issuance of common stock in connection with settlement	-	-	20	-	69	-	69
Issuance of common stock and prefunded warrants in connection with private placement	-	-	3,965	20	13,028	-	13,048
Stock-based compensation	-	-	-	-	1,163	-	1,163
Net loss	-	-	-	-	-	(12,582)	(12,582)
Balances at September 30, 2025	156	$1	7,849	$39	$247,656	$(244,126)	$3,570

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at July 1, 2024	156	$1	361	$2	$190,636	$(199,165)	$(8,526)
Fair value of forward sales contract	-	-	-	-	576	-	576
Reclassification of warrants to liability	-	-	-	-	(11,244)	-	(11,244)
Stock based compensation	-	-	-	-	405	-	405
Net loss	-	-	-	-	-	(26,604)	(26,604)
Balances at September 30, 2024	156	$1	361	$2	$180,373	$(225,769)	$(45,393)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2024	156	$1	361	$2	$189,211	$(186,981)	$2,233
Issuance of note warrants	-	-	-	-	720	-	720
Issuance of common stock from vested restricted stock units	-	-	-	-	-	-	-
Fair value of forward sales contract	-	-	-	-	576	-	576
Reclassification of warrants to liability	-	-	-	-	(11,244)	-	(11,244)
Stock-based compensation	-	-	-	-	1,110	-	1,110
Cash dividends to Series A preferred stockholders	-	-	-	-	-	(8)	(8)
Net loss	-	-	-	-	-	(38,780)	(38,780)
Balances at September 30, 2024	156	$1	361	$2	$180,373	$(225,769)	$(45,393)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-39

ERNEXA THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	For the nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,582)	$(38,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52	120
Stock-based compensation	1,163	1,110
Amortization of right-of-use asset	142	1,450
Gain on lease termination	-	(1,576)
Loss on disposal of fixed assets	13	-
Accrued interest expense	22	441
Paid-in-kind interest expense	-	829
Amortization of debt discount and debt issuance costs	-	2,148
Forward sales contract expense	5,847	-
(Gain) loss on extinguishment of debt	(734)	22,440
Fair value adjustments to bridge notes derivative liability	-	1,038
Issuance of common stock in connection with settlement	69	-
Issuance of common stock to consultant for services	141	-
Change in fair value of warrant liabilities	(1)	(897)
Change in fair value of contingent consideration liability	-	(66)
Changes in operating assets and liabilities:
Other receivables	284	238
Prepaid expenses and other current assets	(43)	1,226
Other non-current assets	2	1
Accounts payable and accrued expenses	(163)	758
Operating lease liability	(145)	(1,656)
Due to related party	-	(646)
Deferred revenue	-	(582)
Other liabilities	64	113
Net cash used in operating activities	(5,869)	(12,291)
Cash flows from investing activities:
Purchase of property and equipment	(22)	(369)
Proceeds received from the sale of fixed assets	-	4
Net cash used in investing activities	(22)	(365)
Cash flows from financing activities:
Proceeds received from notes payable	2,250	-
Proceeds received from issuance of common stock and prefunded warrants	4,929	-
Proceeds received from exercise of prefunded warrants	30	-
Proceeds received from the convertible notes financing	-	1,405
Fees paid related to the convertible notes financing	-	(34)
Proceeds received from bridge notes financing	-	3,887
Dividends paid to Series A preferred stockholders	-	(8)
Net cash provided by financing activities	7,209	5,250
Net increase (decrease) in cash and cash equivalents	1,318	(7,406)
Cash at beginning of period	1,729	11,670
Cash at end of period	$3,047	$4,264

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$5	$46

Income taxes	$3	$2

Supplemental disclosure of non-cash investing and financing activities:

Offset of related party notes payable principal with related party receivable related to issuance of common stock and prefunded warrants	$2,250	$-

Reclassification of forward sales contract to equity upon issuance of common stock	$5,847	$-

Issuance of common stock to Series A preferred stockholders in lieu of cash dividends	$8	$-

Adjustment to lease liability and ROU asset due to remeasurement	$-13	$4,245

Leasehold improvements funded by tenant improvement allowance	$50	$-

Note warrants issued	$-	$755

Unpaid fees incurred in connection with the convertible note financing	$-	$32

Paid in-kind interest added to convertible notes principal	$-	$1,006

Reclassification of warrants to liability	$-	$11,244

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-40

ERNEXA THERAPEUTICS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Ernexa Therapeutics Inc. (the “Company”) is a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells. The Company envisions a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and its mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

As used herein, the “Company” or “Ernexa” refers collectively to Ernexa and its consolidated subsidiaries (Ernexa TX2, Inc., Novellus, Inc. and Novellus Therapeutics Limited) unless otherwise stated or the context otherwise requires. In April 2025, the Company formed Ernexa TX2 Inc., a wholly owned Texas subsidiary, and the Company dissolved Eterna Therapeutics LLC, which was a single member limited liability company and had no operations.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited financial statements include all the normal recurring adjustments that are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

These condensed consolidated financial statements should be read together with the audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2025. The accompanying condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited financial statements contained in the 2024 10-K but does not include all of the information and footnotes required by GAAP for complete financial statements. The results of operations for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2025, or any other period.

Reverse Stock Split

As approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on June 2, 2025 (the “2025 Annual Meeting”), the Company effected a reverse stock split of its common stock at a ratio of 1-for-15, as determined by the Company’s Board of Directors within the parameters approved by the Company’s stockholders (the “Reverse Stock Split”). The Reverse Stock Split became effective under Delaware law at 12:01 a.m. Eastern time on June 12, 2025.

Upon the effectiveness of the Reverse Stock Split, every fifteen shares of the issued and outstanding common stock were automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split did not alter the par value of the common stock, and the number of authorized shares of common stock remains unchanged, after giving effect to the increase in the authorized shares of the Company’s common stock from 100,000,000 to 150,000,000 shares, which occurred on June 2, 2025 following stockholder approval at the 2025 Annual Meeting. No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in connection with any fractional shares. Stockholders who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead owned one whole share of the post-reverse stock split common stock. The Company issued an aggregate of 153 shares for rounding up fractional shares to whole shares.

All share and per share data in this Quarterly Report on Form 10-Q have been adjusted for all periods presented to reflect the Reverse Stock Split.

F-41

2) LIQUIDITY AND CAPITAL RESOURCES

The Company has incurred significant operating losses and has an accumulated deficit as a result of its efforts to develop product candidates and provide general and administrative support for operations. As of September 30, 2025, the Company had a cash balance of approximately $3.0 million and an accumulated deficit of approximately $244.1 million. For the three and nine months ended September 30, 2025, the Company incurred a net loss of $1.2 million and $12.6 million, respectively. The nine months ended September 30, 2025 includes a non-cash charge of $5.8 million related to a forward sales contract the Company entered into on March 31, 2025. During the nine months ended September 30, 2025, the Company used cash of $5.9 million in operating activities.

In September 2024, the Company entered into certain financing agreements for the September 2024 Transactions (as defined and discussed more fully in Note 12), which included (in) the private placement of $3.9 million of convertible Bridge Notes (as defined in Note 8), (ii) the Common Stock Private Placement of $1.1 million in shares of the Company’s common stock or pre-funded warrants, as well as (iii) the Exchange Transaction, which provided for the exchange of convertible notes and warrants into shares of the Company’s common stock. The September 2024 Transactions were subject to shareholder approval, and on October 29, 2024, the shareholders approved the issuance of common stock under the September 2024 Transactions. Following the conversions of the convertible notes, the Company had no convertible notes outstanding.

On March 11, 2025 and March 20, 2025, the Company received $1.5 million and $0.8 million, respectively, in exchange for the issuance of two promissory notes with aggregate principal amounts of $2.3 million to an investor. During the nine months ended September 30, 2025, the Company repaid the notes in full for $2.3 million, including accrued interest. See Note 8 for more information on the promissory notes.

During the nine months ended September 30, 2025, the Company raised $7.2 million in gross proceeds from the sale of shares of the Company’s common stock and prefunded warrants. See Note 12, Equity Transaction - 2025 Private Placement, for additional information regarding this financing.

In connection with preparing the accompanying condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025, the Company’s management concluded that there is substantial doubt regarding the Company’s ability to continue as a going concern because it does not expect to have sufficient cash or working capital resources to fund operations for the twelve-month period subsequent to the issuance date of these condensed consolidated financial statements. The Company will need to raise additional capital, which could be through public or private equity offerings, grants, debt financings, out-licensing the Company’s intellectual property, strategic partnerships or other means. The Company currently has no arrangements for capital, and no assurances can be given that it will be able to raise capital when needed, on acceptable terms, or at all. The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

3) CONTRACT WITH CUSTOMER

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”) when a customer obtains control of promised services or goods in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services.

The Company had one contract with a customer that was accounted for under ASC 606 related to an exclusive option and license agreement it entered into in February 2023, and amended in August 2023, with a customer, which provided the customer with the option (the “Option Right”) to obtain an exclusive sublicense of intellectual property from the Company and to request to have the Company develop a customized cell line. The customer paid the Company a $0.3 million non-refundable up-front payment (the “Option Fee”) for the Option Right and paid an initial payment of $0.4 million to commence the cell line customization activities.

On September 24, 2024, the Company assigned this customer contract to Factor Bioscience (as defined in Note 11) whereby all the Company’s rights and obligations under the customer contract are now Factor Bioscience’s. Factor Bioscience will pay the Company thirty percent (30%) of all amounts it receives from the customer under the contract in the event that the customer exercises its Option Right, and Factor Bioscience will pay the Company twenty percent (20%) of all amounts it receives from the customer for the customization activities set forth in the contract.

F-42

Prior to assigning the contract to Factor Bioscience, the Company was recognizing the $0.4 million received from the customer equally over the development period. However, as a result of assigning the customer contract to Factor Bioscience, and there being no further obligations the Company needed to fulfill for the customization activities, the Company accelerated the recognition of the remaining $0.2 million in deferred revenue during the three months ended September 30, 2024. Likewise, there being no further obligations regarding the non-refundable payment related to the Option Right, the Company also recognized the $0.3 million Option Right payment in full as revenue during the three ended September 30, 2024. During the nine months ended September 30, 2024, the Company recognized approximately $0.6 million in revenue related to this customer contract for the customization activities and Option Right, including the accelerations of revenue recognition discussed above. There was no such revenue recognized for the three and nine months ended September 30, 2025.

The Company recognized direct labor and supplies used in the customization activities as incurred, which were recorded as a cost of revenue. The Company was also obligated to pay Factor Bioscience 20% of any amounts the Company received from a customer that was related to the licensed technology under a previous license agreement the Company had with Factor Bioscience, which has since been terminated. During the nine months ended September 30, 2024, the Company recognized approximately $0.1 million in fees to Factor Bioscience, which was recorded as a cost of revenue. There was no such license fee recognized during the three months ended September 30, 2024. There were no direct labor, supplies or license fee recognized during the three and nine months ended September 30, 2025.

4) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between willing market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

● Level 1 Inputs – Valued based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

● Level 2 Inputs – Valued based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

● Level 3 Inputs – Valued based on inputs for which there is little or no market value, which require the reporting entity to develop its own assumptions.

The carrying amounts reported on the balance sheet for cash, other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, other current liabilities and other liabilities approximate fair value based due to their short maturities.

The Company issued approximately 23,000 warrants in connection with a private placement during the first quarter of 2022 (the “Q1-22 warrants”), which were determined to be classified as a liability. The Company has also recorded a three-year contingent consideration liability related to an asset acquisition in April 2023, which is now recorded in current liabilities due to the Company’s obligation for this liability terminating in April 2026.

The Company uses a Black-Scholes option pricing model to estimate the fair value of the Q1-22 warrant liabilities and a Monte Carlo simulation model to estimate the fair value of the contingent consideration liability, both of which are considered a Level 3 fair value measurement. The Company remeasures these liabilities at each reporting period and recognizes changes in their respective fair value in the accompanying condensed consolidated statement of operations.

In connection with the 2025 SPA (as defined in Note 12) that the Company entered into on March 31, 2025, the Company recorded a forward sales contract liability at fair value and recognized $5.3 million of expense because the fair value of the expected shares to be purchased by the investors exceeds the proceeds under the 2025 SPA.

F-43

The Company determined the expense related to the forward sales contract as of March 31, 2025 by taking the difference between (I) the fair value of the expected shares to be purchased by the investors as of the March 31, 2025 date the Company entered into the 2025 SPA and (ii) the discounted purchase price of the shares. The Company remeasured the fair value of the forward sales contract liability at each reporting period or immediately prior to the settlement of the shares purchased under the 2025 SPA and recognized changes in the fair value in the accompanying condensed consolidated statement of operations. Upon settlement of the shares, the corresponding forward sales contract liability was then reclassified to additional paid-in capital.

During the nine months ended September 30, 2025, the Company completed the sale of the shares under the 2025 SPA, and as a result, the forward sales contract liability was reclassified to additional paid-in capital. There was no remaining forward sales contract liability balance as of September 30, 2025.

The following table summarizes the liabilities that are measured at fair value as of September 30, 2025 and December 31, 2024 (in thousands):

Description	Level	September 30, 2025	December 31, 2024
Liabilities:
Warrant liabilities - Q1-22 warrants	3	$-	$1
Contingent consideration	3	$41	$41

Certain inputs used in Black-Scholes and Monte Carlo models may fluctuate in future periods based upon factors that are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of the Company’s warrant liabilities or contingent consideration liabilities, which could also result in material non-cash gains or losses being reported in the Company’s condensed consolidated statement of operations.

The following table presents the changes in the liabilities measured at fair value from January 1, 2025 through September 30, 2025 (in thousands):

	Warrant Liabilities	Contingent Consideration	Forward Sales Contract

Fair value at January 1, 2025	$1	$41	$-
Initial measurement	-	-	5,335
Change in fair value	(1)	-	512
Reclassification of forward sales contract
liability to equity	-	-	(5,847)
Fair value at September 30, 2025	$-	$41	$-

The Company remeasured the fair value of the Q1-22 warrants at September 30, 2025, and the result of the remeasurement was de minimis. The Company assessed the fair value of the contingent consideration liability at each reporting period through September 30, 2025 and determined that there were no material changes to the inputs used in the December 31, 2024 remeasurement that would have resulted in a material change to the liability at September 30, 2025. Therefore, the Company did not recognize a change in fair value of the contingent consideration liability for the three and nine months ended September 30, 2025.

5) GOODWILL

The Company recorded goodwill in the amount of $2.0 million related to a 2018 acquisition that was accounted for as a business combination. Goodwill is not amortized but is tested for impairment annually, or more frequently if the Company becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the entity is less than its carrying value. As of September 30, 2025, the Company did not identify potential triggering events that could indicate that the fair value of the entity is less than its carrying value and determined there were no such events that occurred.

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6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

During the three months ended September 30, 2025, the Company requested its legal counsel to provide guidance with respect to vendor collectability of various accounts payable and accrued expenses carried on its balance sheet from 2020 and prior. Based on the review of the statute of limitations for the various jurisdictions by which the liabilities were governed, legal counsel provided a conclusion as to whether such statute of limitation had expired in the respective jurisdiction. The statute of limitations is an affirmative defense in which the defendant introduces evidence, which, if found to be credible, will negate criminal or civil liability, even if it is proven the defendant committed the alleged acts. The party raising the affirmative defense has the burden of proof on establishing that it applies. In a civil action in which a creditor demands payment on a written instrument evidencing a debt, the successful assertion of the statute of limitations defense will bar collection of the debt. In order to assert the statute of limitations as a defense, a defendant must specifically assert the defense is the answer. If a defendant fails to specifically plead the defense, it will be deemed to be waived. Since no action to enforce such liabilities was brought before September 30, 2025, it is our legal counsel’s opinion that the liabilities are time-barred from collection under the respective state laws and should be removed from the Company’s balance sheet. Therefore, the Company wrote off approximately $0.5 million of accounts payable and approximately $0.2 million of accrued expenses, which resulted in a gain on extinguishment of debt of $0.7 million report in the accompanying condensed consolidated statement of operations for the three and nine months ended September 30, 2025. The Company did not write off any time-barred liabilities for the three and nine months ended September 30, 2024.

Accrued expenses at September 30, 2025 and December 21, 2024 consisted of the following (in thousands):

	September 30, 2025	December 31, 2024
Professional fees	$678	$446
Legal matters	30	323
Accrued compensation	12	12
Other	139	226
Total accrued expenses	$859	$1,007

7) LEASES

The Company currently has operating leases for offices in the Borough of Manhattan in New York, New York, and Cambridge, Massachusetts, which expire in 2027 and 2028, respectively.

For the three and nine months ended September 30, 2025 and 2024, the net operating lease expenses were as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating lease expense	$67	$1,110	$202	$4,380
Sublease income	(21)	(21)	(63)	(63)
Variable lease expense	7	225	21	887
Total lease expense	$53	$1,314	$160	$5,204

Amounts for the three and nine months ended September 30, 2024 in the table above include expense related to a sublease that was terminated effective August 31, 2024.

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The tables below show the beginning balances of the operating ROU assets and lease liabilities as of January 1, 2025 and the ending balances as of September 30, 2025, including the changes during the period (in thousands).

Operating Lease ROU Assets

Operating lease ROU assets at January 1, 2025	$670
Amortization of operating lease ROU assets	(142)
Remeasurment of ROU asset	13
Operating lease ROU assets at September 30, 2025	$541

Operating Lease Liabilities
Operating lease liabilities at January 1, 2025	$684
Principal payments on operating lease liabilities	(145)
Remeasurment of lease liability	13
Operating lease liabilities at September 30, 2025	552
Less non-current portion	(346)
Current portion at September 30, 2025	$206

The lease in Cambridge, Massachusetts, which commenced in June 2021, included a tenant improvement allowance of up to $50,000 (the “TI Allowance”), which was not paid or payable at lease commencement, and the amount of payment from the lessor was contingent on future events (e.g., the timing and the amount of qualified costs the Company incurs to construct leasehold improvements). Therefore, the TI Allowance was not previously included in the consideration of the contract when the Company measured the lease liability and ROU asset.

During the three months ended September 30, 2025, the Company made some leasehold improvements to the Cambridge office space of approximately $66,000, of which $50,000 qualified to be reimbursed under the TI Allowance. As a result, the contingent aspects of the TI Allowance were resolved and became fixed, which resulted in the Company remeasuring the lease liability. The TI Allowance of $50,000 was deducted from the ROU asset balance immediately prior to the re-measurement. The remaining unpaid lease payments, including the reimbursement of the TI Allowance, which is considered a reduction in the consideration of the contract, were then remeasured using the current index and interest rate and resulted in an approximately $13,000 increase to the lease liability, with a corresponding adjustment to the ROU asset. The $66,000 of leasehold improvements was recorded as a fixed asset and is being depreciated over the remaining lease term.

As of September 30, 2025, the Company’s operating leases had a weighted-average remaining life of 2.4 years with a weighted-average discount rate of 11.93%. The maturities of the operating lease liabilities are as follows (in thousands):

As of September 30, 2025
2025	$26
2026	304
2027	200
2028	95
Total payments	625
Less imputed interest	(73)
Total operating lease liabilities	$552

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8) BRIDGE NOTES AND PROMISSORY NOTES

Bridge Notes Financing

On September 24, 2024, the Company entered into a purchase agreement with certain purchasers for the private placement of $3.9 million of convertible notes (the “Bridge Notes”). The interest rate on the Bridge Notes was 12% per year, payable quarterly in arrears. At the Company’s election, it may pay interest either in cash or in-kind by increasing the outstanding principal amount of the Bridge Notes. The Bridge Notes were to mature on the one-year anniversary of the date of their issuance, unless earlier converted or repurchased. The Company did not have the option to redeem any of the Bridge Notes prior to maturity. The Bridge Notes financing closed on September 24, 2024.

The only conversion event for the Bridge Notes was upon stockholder approval at the Company’s annual meeting of stockholders on October 29, 2024 (the “2024 Annual Meeting”), in which case, 100% of the principal amount of the Bridge Notes plus all accrued and unpaid interest thereon, and interest that would have accrued on the principal amount through December 24, 2024, would automatically convert into shares of the Company’s common stock at a conversion price of $7.50. Otherwise, the Bridge Notes could only be paid in cash upon maturity.

The Company was required to bifurcate the conversion feature from the Bridge Notes and record it as a derivative liability at its fair value. The Company determined the fair value of the derivative liability by taking the difference between the fair value of the Bridge Notes with the conversion feature and without the conversion feature, which resulted in the Company recording a $5.5 million derivative liability, with a corresponding $3.9 million reduction in the carrying value of the Bridge Notes recorded as a debt discount and a $1.6 million charge to expense for the incremental fair value of the derivative liability as of September 24, 2024. The debt discount was amortized as a component of interest expense.

At September 30, 2024, the Company remeasured the fair value of the Bridge Notes derivative liability and recorded a reduction in the liability of $0.6 million. The corresponding credit of $0.6 million is recorded as a component of the fair value adjustments to Bridge Notes derivative liability on the accompanying condensed consolidated statement of operations for the three and nine months ended September 30, 2024, which also includes the $1.6 million incremental expense noted above.

On October 29, 2024, all of the Bridge Notes were converted to common stock as part of the September 2024 Transactions (as defined in Note 12) that the Company’s stockholders approved at the 2024 Annual Meeting, and as of September 30, 2025, there is no liability remaining on the Bridge Notes.

Promissory Notes

On March 11, 2025, the Company received $1.5 million for the issuance of a promissory note in the principal amount of $1.5 million to Charles Cherington, and on March 21, 2025 the Company received $0.8 million for the issuance of a second promissory note in the principal amount of $0.8 million to Mr. Cherington. The promissory notes had a maturity date of the earlier of (I) June 15, 2025 or (ii) upon the Company receiving $5.0 million in gross proceeds from a subsequent capital raise. Each of the promissory notes accrued interest at a rate of 5.0% per annum, payable at maturity.

As a result of completing the private placement during the second quarter of 2025 discussed in Note 12, the Company offset the outstanding principal plus accrued interest on the notes in full in the aggregate amount of $2.3 million with the receivable due to the Company from Mr. Cherington for his purchase of shares in the private placement, and as of September 30, 2025, there were no outstanding balances on the notes.

9) STOCK-BASED COMPENSATION

Stock Options

During the three and nine months ended September 30, 2025 and 2024, the Company granted options to purchase the number of shares of the Company’s common stock set forth in the table below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Stock options granted	12	-	137	158

The Company recognizes stock-based compensation expense for stock options granted to employees, directors and certain consultants. The Company estimates the fair value of stock options using the Black-Scholes option pricing model. The fair value of stock options granted is recognized as expense over the requisite service period on a straight-lined basis.

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The following weighted-average assumptions were used for stock options granted during the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Weighted average risk-free rate	4.23%	-	4.38%	4.45%
Weighted average volatility	130.22%	-	117.25%	97.91%
Dividend yield	0.00%	-	0%	0.00%
Expected term	10.0 years	-	6.66 years	5.85 years

The per-share weighted average grant-date fair value of stock options granted during the three and nine months ended September 30, 2025 and 2024 were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Weighted average grant date fair value	$1.29	$-	$4.02	$21.55

Vesting of all stock options is subject to continuous service with the Company through the applicable vesting date. As of September 30, 2025, there were approximately 305,000 shares of the Company’s common stock subject to outstanding stock options.

Restricted Stock Units

The Company recognizes the fair value of RSUs as expense on a straight-line basis over the requisite service period. For performance-based RSUs, the Company begins recognizing the expense once the achievement of the related performance goal is determined to be probable.

Outstanding RSUs are settled in an equal number of shares of common stock on the vesting date of the award. An RSU award is settled only to the extent vested. Vesting generally requires continued employment or service by the award recipient through the applicable vesting date. Because RSUs are settled in an equal number of shares of common stock without any offsetting payment by the recipient, the measurement of cost is based on the quoted market price of the stock at the measurement date, which is the grant date.

In lieu of paying cash to satisfy withholding taxes due upon the settlement of vested RSUs, at the Company’s discretion, an employee may elect to have shares of common stock withheld that would otherwise be issued at settlement, the value of which is equal to the amount of withholding taxes payable. Approximately 30 RSUs vested during the nine months ended September 30, 2025, and approximately 29 RSUs vested during the nine months ended September 30, 2024. No RSUs vested during the three months ended September 30, 2025 or 2024. The Company did not grant RSUs during the three and nine months ended September 30, 2025 or 2024, and as of September 30, 2025, there were no RSUs outstanding.

Stock-Based Compensation Expense

For the three and nine months ended September 30, 2025 and 2024, the Company recognized stock-based compensation expense as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Research and development	$9	$13	$40	$74
General and administrative	284	$392	1,123	1,036
Total	$293	$405	$1,163	$1,110

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10) NET LOSS PER SHARE

The Company calculates basic and diluted net loss per share attributable to common stockholders in conformity with the two-class method required for participating securities. The Company’s previously issued convertible notes contractually entitled the holders of such notes to participate in dividends but did not contractually require the holders to participate in the Company’s losses. As such, the two-class method is not applicable during periods with a net loss.

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, including the weighted average effect of prefunded warrants, and without consideration for potentially dilutive securities.

Diluted net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding, including the weighted average effect of the prefunded warrants, plus dilutive securities. Shares of common stock issuable upon exercise, conversion or vesting of stock options, restricted stock units, warrants and the outstanding Series A convertible preferred stock are considered potential shares of common stock and are included in the calculation of diluted net loss per share using the treasury method when their effect is dilutive. The Company’s convertible notes that were outstanding as of September 30, 2024 were also considered potential shares of common stock for the three and nine months ended September 30, 2024 and were included in the calculation of diluted net loss per share using the “if-converted” method as of such period, and the more dilutive of either the two-class method or the if-converted method was reported. There were no convertible notes outstanding as of September 30, 2025. Diluted net loss per share is the same as basic net loss per share for periods in which the effect of potentially dilutive shares of common stock is antidilutive.

The following table presents the number of shares subject to outstanding stock options, warrants, convertible notes and Series A convertible preferred stock that were excluded from the computation of diluted net loss per share of common stock for the three and nine months ended September 30, 2025 and 2024, as their effect was anti-dilutive (in thousands):

	Three and nine months ended September 30,
	2025	2024
Stock options	305	168
Warrants	32	1,359
Preferred stock converted into common stock	5	2
Convertible Notes converted into common stock	-	555
Total potential common shares excluded from computation	342	2,084

11) COMMITMENTS AND CONTINGENCIES

Litigation Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses the need to record a liability for litigation and contingencies. The Company reserves for costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

Donoghue v. Cherington and Ernexa

Dennis J. Donoghue, a security owner of the Company, initiated a lawsuit against the Company as a nominal defendant, and Charles Cherington (“Cherington”) as defendant, on October 20, 2025 in the Southern District of New York (Case No. 25-cv-8653) alleging a violation of Section 16(b) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78p(b) and seeking recovery of alleged short swing profits by Cherington.

Licensing Agreements

On September 24, 2024, the Company entered into the Exclusive License and Collaboration Agreement (“the Factor L&C Agreement”) with Factor Bioscience Limited (“Factor Limited”). The Factor L&C Agreement terminated a previous license agreement, as well as a license that the Company acquired from a third party pursuant to an asset purchase agreement in April 2023.

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Under the Factor L&C Agreement, the Company has obtained exclusive licenses in the fields of cancer, autoimmune disorders, and rare diseases with respect to certain licensed technology and has the right to develop the licensed technology directly or enter into co-development agreements with partners who can help bring such technology to market. The Factor L&C Agreement also provides for certain services and materials to be provided by Factor Bioscience to facilitate the development of the licensed technology and to enable the Company to scale up production at third party facilities.

The initial term of the Factor L&C Agreement is one year after the effective date, and it automatically renews yearly thereafter. The Company may terminate the Factor L&C Agreement for any reason upon 90 days’ written notice to Factor Bioscience, and the parties otherwise have customary termination rights, including in connection with certain uncured material breaches and specified bankruptcy events.

Pursuant to the Factor L&C Agreement, the Company will pay Factor Bioscience approximately $0.2 million per month for the first twelve months, approximately $0.1 million per month for the first nine months toward patent costs, certain milestone payments, royalty payments on net sales of commercialized products and sublicensing fee payments.

Contingent Consideration

The Company has recorded a three-year contingent consideration liability related to an asset acquisition in April 2023. If during the three-year period since April 26, 2023, the Company’s market cap equals or exceeds $100 million for at least ten consecutive trading days, then the Company will issue to the seller shares of the Company’s common stock equal to (a) $2.0 million divided by (b) the quotient of $100 million divided by the number of the Company’s then issued and outstanding shares of common stock. If during that three-year period, the Company’s market cap equals or exceeds $200 million for at least ten consecutive trading days, then the Company will issue to the seller additional shares of the Company’s common stock equal to (a) $2.0 million divided by (b) the quotient of $200 million dividend by the number of the Company’s then issued and outstanding shares of common stock. As discussed in Note 4, the Company records the contingent consideration liability at its fair value, and as of September 30, 2024 the fair value of the liability was approximately $41,000. The contingent consideration obligation will expire on April 26,2026.

Retirement Savings Plan

The Company offers to its eligible employees a defined contribution plan, organized under Section 401(k) of the Internal Revenue Code, through its co-employment arrangement with its professional employer organization (“PEO”). Under this arrangement, the PEO serves as the plan sponsor and administrator. Eligible employees may defer up to 100% of their annual compensation or a specific amount imposed by the Internal Revenue Service, whichever is less. The Company matches employees’ contributions at a rate of 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, for a maximum Company match of 4%.

12) EQUITY TRANSACTIONS

2024 Exchange Transaction

On September 24, 2024, the Company entered into exchange agreements (the “Exchange Agreements”) with (I) the holders of all convertible notes issued in the 2023 convertible note financings (the “2023 Convertible Notes), (ii) all holders of warrants issued in connection with the 2023 Convertible Notes and (iii) substantially all of the holders of warrants issued in December 2022. One holder for a December 2022 warrant to purchase approximately 9,000 shares of our common stock did not enter into the Exchange Agreement.

Subject to approval by the Company’s stockholders at the 2024 Annual Meeting, under the Exchange Agreements (i) the holders of the warrants agreed to exchange all their warrants for shares of the Company’s common stock at an exchange ratio of 0.50 shares of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and (ii) the holders of the convertible notes agreed to exchange all their convertible notes for shares of the Company’s common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable convertible note, plus (2) all accrued and unpaid interest thereon through the date the applicable convertible note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable convertible note if it was outstanding from the date such convertible note is exchanged through its maturity date (the sum of (A) totaling approximately $28.4 million), divided by (B) $15.00 (rounded up to the nearest whole number) (the “Exchange Transactions”).

F-50

The Company determined that the modifications to the convertible notes should be accounted for as an extinguishment of debt because there was at least a 10% change in the cash flows of the modified debt instrument compared to the carrying amount of the original debt instrument, and as such, the difference between the reacquisition price (which includes any premium) and the net carrying amount of the debt being extinguished (which includes any deferred debt issuance costs) should be recognized as a gain or loss when the debt is extinguished.

As of September 24, 2024, prior to entering into the Exchange Agreements, there was approximately $10.1 million of net carrying amount of the convertible notes, which was comprised of $19.4 million of principal and accrued interest through such date, offset by approximately $9.3 million of unamortized debt issuance costs. The fair value of the reacquired convertible notes was $32.0 million and was determined by multiplying approximately 1,890,000 shares the Company would be issuing on October 29, 2024 by the closing stock price of $16.95 per share on September 24, 2024. The difference between the reacquisition price and the net carrying amount of the convertible notes being extinguished was approximately $21.9 million. Accordingly, the Company increased the carrying value of the reacquired convertible notes to $32.0 million and recognized a loss on extinguishment of debt of approximately $21.9 million during the three and nine months ended September 30, 2024.

Because shareholder approval was required for the Exchange Transactions to occur, the Company determined that the modifications to the warrants resulted in a change in classification of such warrants from equity to liability. A provision that requires shareholder approval precludes equity classification because such approval is not an input into a fixed-for-fixed valuation model. As a result, the Company recorded the warrants at fair value as of September 24, 2024 by taking the number of shares of common stock issuable from the exchanged warrants multiplied by the closing stock price of $16.95 and reclassified approximately $11.2 million from equity to warrant liabilities. The Company then marked-to-market the warrants as of September 30, 2024 by taking the same quantity of shares multiplied by the closing stock price on such date and recognized a reduction to the warrant liabilities of $0.8 million. A corresponding credit of $0.8 million was recognized as a change in fair value of warrant liabilities for the three and nine months ended September 30, 2024 on the accompanying condensed consolidated statement of operations.

Common Stock Private Placement

On September 24, 2024, the Company entered into a securities purchase agreement (the “2024 SPA”) with certain accredited investors to sell in a private placement an aggregate of approximately 101,000 shares of the Company’s common stock (or, in lieu thereof, pre-funded warrants to purchase one share of our common stock) for a purchase price of $11.25 per share of common stock and $11.175 per pre-funded warrant (the “Common Stock Private Placement” and together with the Bridge Notes and the Exchange Transactions, the “September 2024 Transactions”). The closing of the Common Stock Private Placement was conditioned upon receiving stockholder approval at the 2024 Annual Meeting.

The 2024 SPA represented a forward sale contract obligating the Company to sell a fixed number of shares of its common stock at a fixed price per share upon obtaining shareholder approval at the 2024 Annual Meeting. The Company measured the fair value of the forward sale contract as the difference between (A) the fair value of the expected shares to be purchased by the investors as of the date the Company entered into the 2024 SPA and (B) the purchase price of the shares and recorded approximately $0.6 million to additional paid-in capital as of September 24, 2024. Because of the concurrent execution of the 2024 SPA and the Exchange Agreements, and because the investors in the 2024 SPA were also parties to the Exchange Transactions, the $0.6 million was added to the $21.9 million loss on extinguishment of debt discussed above for a total loss of $22.4 million during the three and nine months ended September 30, 2024 in the accompanying condensed consolidated statement of operations.

2025 Private Placement

On March 31, 2025, the Company entered into a securities purchase agreement (the “2025 SPA”) with certain accredited investors to sell in a private placement an aggregate of approximately 4,621,000 shares of common stock at a purchase price of $1.569 per share (or pre-funded warrants in lieu of common stock at a purchase price of $1.494 per pre-funded warrant). The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.075 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s outstanding common stock.

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The 2025 SPA represented a forward sale contract obligating the Company to sell a fixed number of shares of its common stock at a fixed price per share and contained an adjustment to the settlement amount based on shareholder approval, which is not an input into the pricing of a fixed-for-fixed forward on equity shares. The Company measured the fair value of the forward sale contract as the difference between (i) the fair value of the expected shares to be purchased by the investors as of the date the Company entered into the 2025 SPA and (ii) the discounted purchase price of the shares, and recorded a liability of approximately $5.3 million at the contract inception date. The Company also recognized a corresponding $5.3 million charge to expense on the contract inception date because the fair value of the expected shares to be purchased by the investors exceeded the expected proceeds under the 2025 SPA.

During the nine months ended September 30, 2025, the Company sold the following shares of common stock and pre-funded warrants under the 2025 SPA (in thousands):

Date	Common Stock	Pre-funded Warrants	Gross Proceeds
April 2, 2025	662	34	$1,090
June 9, 2025	3,182	622	5,921
June 27, 2025	121	-	190
	3,965	656	$7,201

The shares sold on April 2, 2025 (the “First Closing”) represented 19.99% of the Company’s outstanding shares of common stock as of March 31, 2025. The shares sold in June 2025 (the “Second Closing”) were subject to satisfaction or waiver of certain conditions, including without limitation, receipt of stockholder approval for such issuance as required under applicable Nasdaq listing rules, which the Company received at the 2025 Annual Meeting.

Immediately before each settlement date, the Company remeasured the fair value of the respective forward sales contract liability and recognized the change in fair value in the accompanying condensed consolidated statement of operations. Upon settlement, the Company then reclassified the respective forward sales contract liability to additional paid-in capital. For the nine months ended September 30, 2025, the Company recognized $5.8 million, respectively, of forward sales contract expense. There was no forward sales contract expense during the three months ended September 30, 2025 or during the three and nine months ended September 30, 2024. During the nine months ended September 30, 2025, the Company reclassified the $5.8 million forward sales contract liability to additional paid-in capital, and at September 30, 2025, there was no forward sales contract liability balance.

Warrants

As of September 30, 2025, the Company had the following warrants outstanding:

	Warrants Outstanding (in thousands)	Exercise Price	Issuance Date	Expiration Date	Classification
Q1-22 Warrants	23	$572.98	03/09/22	09/09/27	Liability
December 2022 Warrants	9	$21.45	12/02/22	06/02/28	Equity
Prefunded warrants	75	$0.075	10/29/24	None	Equity
Prefunded warrants	34	$0.075	04/02/25	None	Equity
Prefunded warrants	274	$0.075	06/09/25	None	Equity
	415

As of September 30, 2025, the weighted average remaining contractual life of expiring warrants outstanding was 2.16 years and the weighted average exercise price for the expiring warrants was $411.74.

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The following table shows the warrant activity from January 1, 2025 through September 30, 2025 (in thousands):

	Outstanding January 1, 2025	Granted	Exercised	Outstanding September 30, 2025
Q1-22 Warrants	23	-	-	23
December 2022 Warrants	9	-	-	9
Prefunded warrants	125	656	398	383
Total	157	656	398	415

Stock Repurchase Program

In November 2024, the Company’s Board of Directors authorized a stock repurchase program (the “Repurchase Program”) of up to $1.0 million of the Company’s outstanding common stock. Under the Repurchase Program, the repurchases may be made by the Company from time to time through open-market purchases, privately negotiated transactions or other means in accordance with applicable securities laws. The timing and amount of repurchases will be determined by the Company, taking into consideration market conditions, stock price, and other factors. The Repurchase Program does not have a set expiration date and may be suspended, modified or discontinued at any time without prior notice. The Company did not repurchase any of its shares under the Repurchase Program during the three and nine months ended September 30, 2025.

13) RELATED PARTY TRANSACTIONS

September 2024 and March 2025 Financings

Investors who participated in the September 2024 Transactions and in the 2025 SPA in March 2025 that are discussed in Note 12 included Charles Cherington. Mr. Cherington participated in the applicable financing under the same terms and subject to the same conditions as all the other investors. Mr. Cherington served on the Company’s board of directors from March 2021 to July 6, 2023 and currently owns approximately 37% of the Company’s outstanding common stock.

March 2025 Promissory Notes

On March 11, 2025, the Company received $1.5 million for the issuance of a promissory note in the principal amount of $1.5 million to Mr. Cherington, and on March 21, 2025 the Company received $0.8 million for the issuance of a second promissory note in the principal amount of $0.8 million to Mr. Cherington. The promissory notes had a maturity date of the earlier of (i) June 15, 2025 or (ii) upon us receiving $5 million in gross proceeds from a subsequent capital raise. Each of the promissory notes accrued interest at a rate of 5.0% per annum, payable at maturity. Upon issuance of the notes, Mr. Cherington owned approximately 32% of our outstanding common stock and currently owns approximately 37% of our outstanding common stock.

As a result of completing the private placement discussed in Note 12, the Company repaid the outstanding principal plus accrued interest on the notes in full in the aggregate amount of $2.3 million, and as of September 30, 2025, there were no outstanding balances on the notes.

14) SEGMENT REPORTING

The Company operates within a single reportable operating segment, the research and development of cellular therapies. The Company has identified its president and chief executive officer as its chief operating decision maker (“CODM”), who regularly reviews the Company’s performance and allocates resources based on information reported at the consolidated entity level.

The CODM uses consolidated net loss as a measure of profit and loss and assesses Company performance through the achievement of its business strategy goals. The CODM is regularly provided with forecasted expense information that is used to determine the Company’s liquidity needs and cash allocation to execute its business strategy, and he uses cash as a measure of segment assets in managing the Company. The Company operates in the United States, and all of its assets are located in the United States.

The table below provides a breakdown of the Company’s significant operating expenses for the three and nine months ended September 30, 2025 and 2024 with a reconciliation to net loss for each of those periods.

The Company’s revenue and its cost of revenues for the three and nine months ended September 30, 2024 relate to a contract with a customer, as discussed in Note 3. There was no revenue or cost of revenue for the three and nine months ended September 30, 2025.

Depreciation and amortization expense less than $0.1 million for each of the three months ended September 30, 2025 and 2024. For each of the nine months ended September 30, 2025 and 2024, depreciation and amortization expense was approximately $0.1 million.

During the three months ended September 30, 2025, the Company recognized $0.7 million of other income, net, primarily related to $0.7 million of a gain on extinguishment of debt from time-barred liabilities, as discussed more fully in Note 6. During the nine months ended September 30, 2025, the Company recognized $5.3 million of other expense, net, primarily related to the forward sales contract expense of $5.8 million discussed in Note 12, offset by the $0.7 million gain on extinguishment of debt for the time-barred liabilities.

During the three and nine months ended September 30, 2024, the Company recognized $24.3 million and $25.8 million in other expense, net, respectively, primarily related to the $22.4 million loss on extinguishment of debt and $1 million expense for the fair value adjustments to the Bridge Notes derivable liability discussed in Note 12 in each of the three and nine months ended September 30, 2024, as well as interest expense of $1.7 million and $3.3 million, respectively, offset by income related to a change in fair value of warrant liabilities of approximately $0.1 million for each of the three and nine months ended September 30, 2024.

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	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$-	$487	$-	$581
Cost of revenues	-	(60)	-	96
Gross profit	-	547	-	485
Operating expenses:
Research and development by significant expense:
MSA/license fees	510	767	1,810	2,392
Study fees	60	48	472	200
Professional fees	233	64	591	152
Payroll and related	123	71	365	518
Other[1]	109	51	242	184
Research and development	1,035	1,001	3,480	3,446
General and administrative by significant expense:
Stock-based compensation	284	392	1,123	1,036
Payroll and related	313	367	1,134	1,234
Professional fees	215	1,125	1,041	3,409
Occupancy expense	6	1,267	21	5,068
Other[2]	140	230	426	845
General and administrative	958	3,381	3,745	11,592
Gain on lease termination	-	(1,576)	-	(1,576)
Total operating expenses	1,993	2,806	7,225	13,462
Loss from operations	(1,993)	(2,259)	(7,225)	(12,977)
Other income (expense), net
Forward sales contract expense	-	-	(5,847)	-
Gain (loss) on extinguishment of debt	734	(22,440)	734	(22,440)
Fair value adjustments to bridge notes derivative liability	-	(1,038)	-	(1,038)
Change in fair value of warrant liabilities	-	831	1	897
Change in fair value of contingent consideration	-	-	-	66
Interest income (expense), net	31	(1,686)	36	(3,269)
Other expense, net	(6)	-	(264)	-
Total other income (expense), net	759	(24,333)	(5,340)	(25,784)
Loss before income taxes	(1,234)	(26,592)	(12,565)	(38,761)
Provision for income taxes	(6)	(12)	(17)	(19)
Net loss	$(1,240)	$(26,604)	$(12,582)	$(38,780)

	September 30, 2025	December 31, 2024
Cash	$3,047	$1,729

[1]	Other includes certain lab supply expenses, amounts related to the close out of a former clinical trial, allocated occupancy costs, stock-based compensation, and depreciation.

[2]	Other includes expenses related to insurance, information technology, travel, banking, depreciation and other miscellaneous expenses.

15) RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. Early adoption is permitted. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU is intended to improve disclosures about a public business entity’s expenses by requiring disaggregated disclosure, in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027 (as clarified in ASU No. 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date). Early adoption is permitted. The new standard may be applied either on a prospective or retrospective basis. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2025, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2025-06, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This ASU modernizes the accounting for internal-use software costs by removing all references to prescriptive and sequential software development stages and instead requires capitalization when (i) management has authorized and committed to funding the software project and (ii) it is probable that the project will be completed and the software will be used to perform the function intended have both occurred. The amendments in ASU No. 2025-06 are effective for fiscal years beginning after December 15, 2027, and interim reporting periods, with early adoption permitted. The Company does not expect the amendments in this ASU to have a material impact on its consolidated financial statements.

F-54

Ernexa Therapeutics Inc.

Up to 13,586,956 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 13,586,956 Shares of Common Stock

Up to 13,586,956 Shares of Common Stock Underlying the Pre-Funded Warrants

Common Warrants to Purchase Up to 13,586,956 Shares of Common Stock

Up to 13,586,956 Shares of Common Stock Underlying the Common Warrants

Up to 203,804 Shares of Common Stock Issuable to the Placement Agent

PROSPECTUS

Exclusive Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated placement agent fees, in connection with the offering and sale of the shares of Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$6,000.00
Accounting fees and expenses	167,000.00
Legal fees and expenses	250,000.00
Other miscellaneous expenses	10,000.00
Total expenses	$433,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as our officer, director, employee or agent or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the DGCL;

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●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

●	indemnification for settlements the director or officer enters into without our consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder as a transaction not involving a public offering other than exchanges of securities that were exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9). The recipients both had access, through their relationship with us, to information about us.

December 2022 Private Placement of Shares of Common Stock and Warrants

On December 2, 2022, in a private placement with certain accredited investors (the “December 2022 private placement”) we sold an aggregate of 145,663 units, each unit consisting of (i) one share of our common stock and (ii) two warrants, each exercisable to purchase one share of our common stock (the “December 2022 warrants”), for an aggregate purchase price of approximately $7.7 million, consisting of $52.95 per unit (inclusive of $1.88 per December 2022 warrant).

When issued, the December 2022 warrants had an exercise price of $49.20 per share of common stock, subject to customary adjustments, and expired five-and-one-half years from the date of issuance. In connection with the issuance of the December 2023 convertible notes (as defined below), the exercise prices of the December 2022 warrants was reduced from $49.20 to $21.45 per share. The December 2022 warrants became exercisable six months following the closing of the December 2022 private placement. The December 2022 warrants purchased by certain of the selling stockholders had a provision pursuant to which such warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 4.99% or 9.99% of our common stock immediately after exercise thereof.

As described below under “—October 2024 Exchange Transactions,” other than one December 2022 warrant to purchase approximately 0.1 million shares of our common stock, all the December 2022 warrants were exchanged for shares of our common stock.

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July 2023 Private Placement of Notes and Warrants

On July 14, 2023, in a private placement with certain accredited investors (the “July 2023 private placement”) we sold in the aggregate (i) approximately $8.7 million in principal amount of 6.0% senior convertible promissory notes due July 2028 (the “July 2023 convertible notes”) and (ii) warrants to purchase 406,293 shares of our common stock (the “July 2023 warrants”), for an aggregate purchase price of approximately $8.7 million.

When issued, the July 2023 convertible notes were convertible into shares of our common stock at an initial conversion price of $42.90, subject to customary adjustments. The July 2023 convertible notes were our general senior unsecured obligations and ranked equal in right of payment with all of our existing and future unsubordinated indebtedness. The July 2023 convertible notes bore interest at 6.0% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2023. At our election, we could pay interest either in cash or in-kind by increasing the outstanding principal amount of the July 2023 convertible notes. The July 2023 convertible notes were to mature on July 14, 2028, unless earlier converted or repurchased. The July 2023 convertible notes purchased by certain of the selling stockholders had a provision pursuant to which such convertible notes could not be converted if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 4.99%, 9.99% or 19.99% immediately after conversion thereof, subject to certain increases not in excess of either 9.99% or 19.99% at the option of such holder.

When issued, the July 2023 warrants had an exercise price of $39.51 per share of common stock, subject to customary adjustments, were immediately exercisable, and expired five years from the date of issuance.

As described below under “—October 2024 Exchange Transactions,” all the July 2023 warrants and July 2023 convertible notes were exchanged for shares of our common stock.

December 2023 Private Placement of Notes and Warrants

On December 14, 2023 and January 11, 2024, in a private placement with certain accredited investors (the “December 2023 private placement”) we sold in the aggregate (i) approximately $9.2 million in principal amount of 12.0% senior convertible promissory notes due five years from issuance (the “December 2023 convertible notes” and together with the July 2023 convertible notes, the “convertible notes”) and (ii) warrants to purchase 638,601 shares of common stock (the “December 2023 warrants”), for an aggregate purchase price of approximately $9.2 million.

When issued, the December 2023 convertible notes were convertible into shares of our common stock at an initial conversion price of $28.79, subject to customary adjustments. The terms of the December 2023 convertible notes were substantially similar to the terms of the July 2023 convertible notes except that interest on the December 2023 convertible notes was 12.0% per annum payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2024, and the December 2023 convertible notes matured five years from the date of issuance.

When issued, the December 2023 warrants had an exercise price of $21.45 per share of common stock, subject to customary adjustments, were immediately exercisable, and expired five years from the date of issuance. The December 2023 warrants purchased by certain of the selling stockholders had a provision pursuant to which such warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 4.99%, 9.99% or 19.99% immediately after exercise thereof, subject to certain increases not in excess of either 9.99% or 19.99% at the option of such holder.

As described below under “—October 2024 Exchange Transactions,” all the December 2023 warrants and December 2023 convertible notes were exchanged for shares of our common stock.

October 2024 Private Placement of Shares of Common Stock

On October 29, 2024, in a private placement with certain accredited investors (the “October 2024 private placement”) we sold an aggregate of 493,466 shares of our common stock and a pre-funded warrant to purchase 7,667 shares of our common stock for approximately $1.1 million (or a purchase price of $11.25 per share of common stock and $11.25 less $0.075 per share of common stock subject to pre-funded warrants).

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Each pre-funded warrant issued in the October 2024 private placement has an exercise price of $0.075 per share of common stock, subject to customary adjustments, is exercisable at any time, and will not expire until exercised in full. A holder may not exercise their pre-funded warrant to the extent that the aggregate number of shares of our common stock beneficially owned by such holder, together with any other person whose beneficial ownership of our common stock would or could be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act, immediately after such exercise would exceed 9.99% of the number of shares of our common stock then outstanding.

October 2024 Exchange Transactions

On September 24, 2024, we entered into exchange agreements with the holders of the convertible notes, the December 2022 warrants, the July 2023 warrants, and the December 2023 warrants. The parties to the exchange agreements represented the holders of all the outstanding convertible notes and all the outstanding December 2022 warrants, the July 2023 warrants, the December 2023 warrants except for the holder of a December 2022 warrant to purchase 9,443 shares of our common stock.

The closing of the transactions contemplated by the exchange agreements occurred on October 29. 2024. At such closing: (i) the holders of the December 2022 warrants, the July 2023 warrants, the December 2023 warrants that were parties to the exchange agreements exchanged all their warrants for shares of our common stock at an exchange ratio of 0.5 of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and (ii) the holders of the convertible notes agreed exchanged all their convertible notes for shares of our common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable convertible note, plus (2) all accrued and unpaid interest thereon through the date the applicable convertible note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable convertible note if it was outstanding from the date such convertible note is exchanged through its maturity date, divided by (B) $1.00 (rounded up to the nearest whole number). We issued an aggregate of 2,553,468 shares of our common stock in exchange for such warrants and convertible notes.

The shares issued in exchange transactions described above were also exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act. Each party to an exchange agreement represented to us that it has not paid or given, and will not pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the exchange of securities thereunder.

September 2024 Private Placement of Bridge Notes and Conversion

On September 24, 2024, in a private placement with certain accredited investors we sold an aggregate principal amount of approximately $3.9 million of 12.0% senior convertible notes (the “bridge notes”) for approximately $3.9 million. The terms of the bridge notes were substantially similar to the terms of the December 2023 convertible notes except that the bridge notes were not convertible except as described below, payments commenced on October 15, 2024, and the bridge notes matured one year from the date of issuance.

On October 29, 2024, in accordance with the terms of the bridge notes, approximately $3.0 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $7.50 into 416,282 shares of our common stock, and approximately $0.9 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $0.50 into pre-funded warrants to purchase 117,600 shares of our common stock. The terms of the pre-funded warrants issued upon conversion of the bridge notes are substantially the same as the terms of the pre-funded warrants issued in the October 2024 private placement described above.

March 2025 Private Placement of Shares of Common Stock

On March 31, 2025, we entered into a securities purchase agreement (the “2025 SPA”) with certain accredited investors and a related registration rights agreement. Pursuant to the 2025 SPA, we agreed to issue and sell to the investors, and the investors agreed to purchase, in a private placement, an aggregate of approximately 4,621,000 shares of common stock at a purchase price of $1.569 per share (or pre-funded warrants in lieu of common stock at a purchase price of $1.494 per pre-funded warrant). The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.075 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of our outstanding common stock.

II-4

Upon the initial closing of the 2025 SPA on April 2, 2025, we sold to the investors an aggregate of approximately 662,000 shares of common stock and 34,000 pre-funded warrants (such shares, including the shares underlying the pre-funded warrants equal to 19.99% of our outstanding shares as of March 31, 2025). Following stockholder approval at the 2025 Annual Meeting, on June 9, 2025, we sold to the investors an aggregate of approximately 3,182,000 shares of common stock and 622,000 pre-funded warrants, and on June 27, 2025, we sold the remaining approximately 121,000 shares of common stock. The Company raised approximately $7.2 million in gross proceeds under the 2025 SPA.

May 2025 Issuance of Common Stock in Connection with Settlement Agreement

On May 19, 2025, we issued 20,000 shares of our Common Stock to John Westman in connection with settlement of certain litigation. See “Note 11—Commitments and Contingencies—Litigation Matters” to the condensed consolidated financial statements included in the Quarterly Report for the period ended June 30, 2025 filed on August 13,2025 for more information on this matter.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement:

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Exhibit	Description	Incorporated By Reference
1.1+	Placement Agency Agreement

3.1	Composite Restated Certificate of Incorporation of the Company	Exhibit 3.1 to Form 10-K filed on March 14, 2024

3.2	Second Amended and Restated Bylaws of the Company	Exhibit 3.2 to Form 8-K filed on October 11, 2022

3.3	Certificate of Validation of Eterna Therapeutics Inc., as filed with the Secretary of State of the State of Delaware on September 3, 2021	Exhibit 3.1 to Form 8-K filed on September 13, 2021

3.4	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, effective March 26, 2025 (Name Change).	Exhibit 3.1 to Form 8-K filed on March 26, 2025

3.5	Third Amended and Restated Bylaws of the Company	Exhibit 3.2 to Form 8-K filed on March 26, 2025

3.6	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Authorized Shares).	Exhibit 3.1 to Form 8-K filed on June 2, 2025

3.7	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Written Consent).	Exhibit 3.2 to Form 8-K filed on June 2, 2025

3.8	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 10, 2025 (Reverse Stock Split).	Exhibit 3.1 to Form 8-K filed on June 12, 2025

4.1	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	Exhibit 4.1 to Form 10-K filed on April 15, 2022

4.2+	Form of Warrant

4.3+	Form of Pre-Funded Warrant

5.1+	Opinion of Lucosky Brookman LLP

10.1	Form of Common Stock Warrant (March 2022)	Exhibit 10.3 to Form 8-K filed on March 9, 2022

10.2	Form of Warrant (December 2022)	Exhibit 10.1 to Form 8-K filed on December 5, 2022

10.3(a)	Registration Rights Agreement, dated as of April 5, 2023, by and between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC	Exhibit 10.2 to Form 8-K filed on April 11, 2023

10.3(b)	Purchase Agreement, dated as of April 5, 2023, by and between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC	Exhibit 10.1 to Form 8-K filed on April 11, 2023

10.4(a)#	Securities Purchase Agreement, dated as of December 14, 2023, by and among Eterna Therapeutics Inc. and the purchasers party thereto.	Exhibit 10.1 to Form 8-K filed on December 20, 2023

10.4(b)	Registration Rights Agreement, dated as of December 14, 2023, by and among Eterna Therapeutics Inc. and the parties thereto.	Exhibit 10.2 to Form 8-K filed on December 20, 2023

10.4(c)	Form of 12.0% Senior Convertible Note (December 2023 and January 2024)	Exhibit 4.1 to Form 8-K filed on December 20, 2023

10.4(d)	Form of Warrant (December 2023 and January 2024)	Exhibit 4.2 to Form 8-K filed on December 20, 2023

10.5(a)	Securities purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.1 to Form 8-K filed on September 25, 2024

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10.5(b)	Form of pre-funded warrant issuable under the securities purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.2 to Form 8-K filed on October 29, 2024

10.5(c)	Form of exchange agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the parties thereto	Exhibit 10.3 to Form 8-K filed on September 25, 2024

10.5(d)	Note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.4 to Form 8-K filed on September 25, 2024

10.5(e)	Form of 12.0% senior convertible note issued under the note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.5 to Form 8-K filed on September 24, 2024

10.5(f)	Form of pre-funded warrant issuable upon conversion of 12.0% senior convertible notes issued under the note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.3 to Form 8-K filed on October 29, 2024

10.5(g)	Form of support agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the stockholder parties thereto	Exhibit 10.7 to Form 8-K filed on September 24, 2024

10.5(h)	Form of lock-up agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the stockholder parties thereto	Exhibit 10.8 to Form 8-K filed on September 24, 2024

10.5(i)	Registration Rights Agreement, dated October 29, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto	Exhibit 10.1 to Form 8-K filed on November 25, 2022

10.6	Exclusive License and Collaboration Agreement, effective as of September 9, 2024, with Factor Bioscience Limited	Exhibit 10.10 to Form 10-Q filed on November 12, 2024

10.7(a)	Sublease Agreement, dated October 18, 2022, by and between E.R. Squibb & Sons, LLC and Eterna Therapeutics Inc.	Exhibit 10.16 to Form 10-K filed on March 20, 2023

10.7(b)	Sublease Termination Agreement, dated August 9, 2024, between Eterna Therapeutics Inc. and E.R. Squibb & Sons, L.L.C.	Exhibit 10.11 to Form 10-Q filed on November 12, 2024

10.8*	Employment Agreement, dated as of December 19, 2023, by and among Eterna Therapeutics Inc. and Sanjeev Luther.	Exhibit 10.3 to Form 8-K filed on December 20, 2023

10.9(a)*	Eterna Therapeutics Inc. 2021 Inducement Stock Incentive Plan (the “2021 Inducement Plan”)	Exhibit 10.3 to Form 8-K filed on May 26, 2021

10.9(b)*	Form of Stock Option Inducement Award for issuances under the 2021 Inducement Plan	Exhibit 10.13(b) to Form 10-K filed on March 14, 2024

10.9(c)*	Form of Restricted Stock Unit Inducement Award for issuances under the 2021 Inducement Plan	Exhibit 10.13(c) to Form 10-K filed on March 14, 2024

10.10(a)*	Eterna Therapeutics Inc. Restated 2020 Stock Incentive Plan (the “Restated 2020 Plan”)	Exhibit 99.1 to Form 8-K filed on September 13, 2021

10.10(b)*	Form of Stock Option Inducement Award for issuances under the Restated 2020 Plan	Exhibit 10.14(b) to Form 10-K filed on March 14, 2024

10.10(c)*	Form of Restricted Stock Unit Inducement Award for issuances under the Restated 2020 Plan	Exhibit 10.14(c) to Form 10-K filed on March 14, 2024

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10.10(d)*	Form of Restricted Award Agreement for issuances under the Restated 2020 Plan	Exhibit 10.1 to Form 10-Q filed on August 13, 2024

10.11*	Inducement Stock Option Award Agreement entered into with Sanjeev Luther	Exhibit 99.1 to Form S-8 filed on January 16, 2024

10.12*	Employment Agreement, effective January 1, 2023, by and among Eterna Therapeutics Inc. and Dorothy Clarke.	Exhibit 10.16 to Form 10-K filed on March 14, 2024

10.13*	Employment Agreement, dated June 16, 2021, by and among Eterna Therapeutics Inc. and Sandra Gurrola.	Exhibit 10.1 to Form 8-K filed on June 21, 2021

10.14	Form of indemnification agreement for directors and officers	Exhibit 10.1 to Form 8-K filed on April 16, 2021

10.15	Promissory Note dated March 20, 2025	Exhibit 10.1 to Form 8-K filed on March 24, 2025

10.16	Securities Purchase Agreement	Exhibit 10.1 to Form 8-K filed on April 3, 2025

10.17	Registration Rights Agreement	Exhibit 10.2 to Form 8-K filed on April 3, 2025

10.18	Form of Pre-Funded Warrant	Exhibit 10.3 to Form 8-K filed on April 3, 2025

10.19+	Form of Securities Purchase Agreement

10.20+	Form of Warrant Agent Agreement

16.1	Grant Thornton LLP letter.	Exhibit 16.1 to Form 8-K filed on June 7, 2025

23.1+	Consent of the Independent Registered Public Accounting Firm, Grant Thornton LLP

23.2+	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1)

24.1++	Power of Attorney (reference is made to the signature page)

107+	Filing Fee Table

+	Filed herewith.

++	Previously filed.

*	Indicates management contract or compensatory plan.

#	Pursuant to Regulation S-K Item 601(b)(2), certain exhibits and schedules to this exhibit have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

^	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 5th day of February, 2026.

Ernexa Therapeutics Inc.

By:	/s/ Sanjeev Luther
Name:	Sanjeev Luther
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sanjeev Luther	President, Chief Executive Officer and Director	February 5, 2026
Sanjeev Luther	(Principal Executive Officer)

/s/ Sandra Gurrola	Senior Vice President of Finance	February 5, 2026
Sandra Gurrola	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 5, 2026
James Bristol

*	Director	February 5, 2026
Peter Cicala

*	Director	February 5, 2026
Dr. Elena Ratner

*	Director	February 5, 2026
William Wexler

*By:	/s/ Sanjeev Luther
Sanjeev Luther
Attorney-in-Fact

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